PROSPECTUS SUPPLEMENT
---------------------
(TO PROSPECTUS DATED JUNE 18, 2004)

                           $874,308,000 (APPROXIMATE)

                    [FIELDSTONE INVESTMENT CORPORATION LOGO]

              FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2004-4
                             MORTGAGE BACKED NOTES

                       FIELDSTONE INVESTMENT CORPORATION
                                    SELLER

                             WELLS FARGO BANK, N.A.
                                MASTER SERVICER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR

-------------------------------------------------------------------------------
  INVESTING IN THESE NOTES INVOLVES RISKS. YOU SHOULD NOT PURCHASE THESE
  NOTES UNLESS YOU FULLY UNDERSTAND THEIR RISKS AND STRUCTURE. SEE 'RISK FACTORS' BEGINNING ON PAGE S-15 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 1 OF THE ATTACHED PROSPECTUS.

  These notes will be issued by a Trust, and will be backed only by the assets of the trust. Neither these notes nor the assets of the Trust will be obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston LLC, Lehman Brothers Inc., Friedman, Billings, Ramsey & Co., Inc., Fieldstone Investment Corporation, Wells Fargo Bank, N.A. or
  Chase Manhattan Mortgage Corporation or any of their affiliates. These notes will not be insured or guaranteed by any governmental agency or any other entity.
-------------------------------------------------------------------------------

      Fieldstone Mortgage Investment Trust, Series 2004-4 will issue ten classes of mortgage-backed notes under this prospectus supplement and the attached prospectus. The table on page S-3 identifies the various classes of offered notes and specifies certain characteristics of each such class, including the class's initial security principal balance, interest rate and rating.

      The trust will consist primarily of two groups of adjustable rate, conventional mortgage loans secured by first liens on real properties which were funded by Fieldstone Investment Corporation.

                  UNDERWRITING      PROCEEDS TO
PRICE TO PUBLIC     DISCOUNT         DEPOSITOR
---------------   -------------   ---------------
$870,880,300.10   $2,113,207.50   $868,767,092.60
       100.000%          0.242%           99.758%

      The price to public and underwriting discount shown are for all classes of notes in the aggregate. This information is shown for each individual class on page S-98. See 'Method of Distribution.'

      The proceeds to depositor will be $868,767,092.60 before deducting expenses, which are estimated at $850,000. See 'Method of Distribution.'

           NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------
MERRILL LYNCH & CO.
                 CREDIT SUISSE FIRST BOSTON
                                    LEHMAN BROTHERS
                                                       FRIEDMAN BILLINGS RAMSEY
                              -------------------

         The date of this prospectus supplement is September 27, 2004.

                             The Series 2004-4 Notes

                                           Class 1-A1    Class 1-A2     Class 2-A     Class M1      Class M2
                                          ------------  ------------  ------------  ------------  ------------
Initial Note Principal Amount(1):         $352,327,000  $88,082,000   $278,656,000  $50,576,000   $42,660,000
                                           LIBOR plus    LIBOR plus    LIBOR plus   LIBOR plus    LIBOR plus
Interest Rate:                            0.33% (2)(3)  0.39% (2)(3)  0.32% (3)(4)  0.62% (5)(6)  1.05% (5)(6)
ERISA Eligible:                                Yes           Yes           Yes           Yes           Yes
First Principal Payment Date(7):             10/2004       10/2004       10/2004       5/2008        1/2008
Weighted Avg. Life At Issuance:
   to 20% call (yrs.)(7)(8):                  1.85          1.85          1.85          3.89          3.68
   to 10% call (yrs.)(7)(9):                  2.02          2.02          2.02          4.33          4.11
   to maturity (yrs.)(7):                     2.18          2.18          2.18          4.71          4.45
Principal Window:
   to 20% call (months)(7)(8):               1 - 48        1 - 48        1 - 48       44 - 48       40 - 48
   to 10% call (months)(7)(9):               1 - 66        1 - 66        1 - 66       44 - 66       40 - 66
   to maturity (months)(7):                  1 - 146       1 - 146       1 - 146      44 - 120      40 - 110
Expected Maturity:
   to 20% call(7)(8):                        9/2008        9/2008        9/2008        9/2008        9/2008
   to 10% call(7)(9):                        3/2010        3/2010        3/2010        3/2010        3/2010
   to maturity(7):                           11/2016       11/2016       11/2016       9/2014        11/2013
Maturity Date(10):                           10/2035       10/2035       10/2035       10/2035       10/2035
Interest Accrual Method(11):               actual/360    actual/360    actual/360    actual/360    actual/360
Payment Delay:                               0 days        0 days        0 days        0 days        0 days
Anticipated Ratings (Fitch/Moody's/S&P):   AAA/Aaa/AAA   AAA/Aaa/AAA   AAA/Aaa/AAA    AA/Aa2/AA+     A/A2/AA
CUSIP Number:                              31659T BY 0   31659T BZ 7   31659T CA 1   31659T CB 9   31659T CC 7

                                             Class M3       Class M4      Class M5      Class M6      Class M7
                                          -------------  -------------  ------------  ------------  ------------
Initial Note Principal Amount(1):          $13,193,000    $10,994,000    $8,795,000    $7,036,000   $21,989,000
                                            LIBOR plus     LIBOR plus   LIBOR plus     LIBOR plus    LIBOR plus
Interest Rate:                             1.30% (5)(6)   1.70% (5)(6)  1.80% (5)(6)  3.50% (5)(6)  3.50% (5)(6)
ERISA Eligible:                                Yes             Yes           Yes           Yes           Yes
First Principal Payment Date(7):             12/2007        12/2007        11/2007       11/2007       10/2007
Weighted Avg. Life At Issuance:
   to 20% call (yrs.)(7)(8):                   3.60           3.57          3.54          3.53          3.43
   to 10% call (yrs.)(7)(9):                   4.03           4.00          3.97          3.97          3.67
   to maturity (yrs.)(7):                      4.32           4.26          4.18          4.10          3.68
Principal Window:
   to 20% call (months)(7)(8):               39 - 48        39 - 48        38 - 48       38 - 48       37 - 48
   to 10% call (months)(7)(9):               39 - 66        39 - 66        38 - 66       38 - 66       37 - 66
   to maturity (months)(7):                  39 - 97        39 - 91        38 - 85       38 - 78       37 - 72
Expected Maturity:
   to 20% call(7)(8):                        9/2008         9/2008         9/2008        9/2008        9/2008
   to 10% call(7)(9):                        3/2010         3/2010         3/2010        3/2010        3/2010
   to maturity(7):                           10/2012        4/2012         10/2011       3/2011        9/2010
Maturity Date(10):                           10/2035        10/2035        10/2035       10/2035       10/2035
Interest Accrual Method(11):                actual/360     actual/360    actual/360    actual/360    actual/360
Payment Delay:                                0 days         0 days        0 days        0 days        0 days
Anticipated Ratings (Fitch/Moody's/S&P):     A-/A3/AA    BBB+/Baa1/AA-   BBB/Baa2/A+   BBB/Baa3/A    NR/NR/BBB-
CUSIP Number:                              31659T CD 5    31659T CE 3    31659T CF 0   31659T CG 8   31659T CH 6



----------
Other information:

(1) The initial note principal amounts shown above are subject to a permitted variance of plus or minus 5%, and are approximate amounts.

(2) The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the group 1 available funds rate and (iii) the group 1 fixed rate cap of 11.75%. This interest rate is subject to adjustment and your interest rate may be lower. See "Description of the Notes--Payments--Payments of Interest."

(3) If the aggregate unpaid principal of the mortgage loans at the beginning of the due period related to any payment date is less than or equal to 10% of the of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date, the margin on each of the class 1-A1, class 1-A2 and class 2-A notes will increase to 2 times its respective margin shown above.

(4) The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the group 2 available funds rate and (iii) the group 2 fixed rate cap of 11.75%. This interest rate is subject to adjustment and your interest rate may be lower. See "Description of the Notes--Payments--Payments of Interest."

(5) The interest rates for these notes are the least of (i) one-month LIBOR plus the applicable margin, (ii) the subordinate available funds rate and
     (iii) the subordinate fixed rate cap of 11.75%. These interest rates are subject to adjustment and your interest rate may be lower. See "Description of the Notes--Payments--Payments of Interest."

(6) If the aggregate unpaid principal of the mortgage loans at the beginning of the due period related to any payment date is less than or equal to 10% of the of the aggregate unpaid principal balance of the mortgage loans as of the cut-off date, the margin on each of the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes will increase to 1.5 times its respective margin shown above.

(7) The information set forth above regarding first principal payment date, weighted average life at issuance, principal payment window and expected maturity is based on the modeling assumptions defined beginning on page S-109 and 100% of the prepayment assumption (a constant prepayment rate of 8% per annum for month 1 and an additional constant prepayment rate of 2% per annum after month 1, building linearly (rounded to the nearest hundredth) to a constant prepayment rate of 30% per annum in month 12 and remaining constant at a constant prepayment rate of 30% per annum from month 12 up to and including month 22, then remaining constant at a constant prepayment rate of 55% per annum from month 23 up to and including month 27 and then remaining constant at a constant prepayment rate of 35% per annum in month 28 and thereafter).

(8) Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 20% of the sum of the aggregate loan balance of the mortgage loans as of the cut-off date. See "The Trust Agreement and the Indenture--Certain Matters Under the Agreements--Redemption."

(9) Assumes the servicer exercises its cleanup call on the first payment date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the sum of the aggregate loan balance of the mortgage loans as of the cut-off date. See "The Trust Agreement and the Indenture--Certain Matters Under the Agreements--Redemption."

(10) Latest maturity date for any mortgage loan plus one year.

(11) The interest rate index reset date for the notes is two business days prior to the start of each interest accrual period.

Credit Enhancement:                   Excess Interest
                                      Overcollateralization
                                      Subordination

Overcollateralization Requirements:   Initial Overcollateralization Amount:
                                      approximately 0.60% of original principal
                                      balance of the mortgage loans
                                      Targeted Overcollateralization Amount:
                                      0.60% of original principal balance of the
                                      mortgage loans
                                      Stepdown Overcollateralization Amount:
                                      1.20% of current principal balance of the
                                      mortgage loans
                                      Minimum Required Overcollateralization
                                      Amount: 0.50% of original principal
                                      balance of the mortgage loans
                                      Earliest Possible Stepdown Date: the
                                      payment date in October 2007

                                Table of Contents

Summary Information..........................................................S-5
   Principal Parties.........................................................S-5
   Cut-off Date..............................................................S-5
   Closing Date..............................................................S-5
   Payment Date..............................................................S-5
   The Trust.................................................................S-5
   The Series 2004-4 Notes...................................................S-5
   Relationship Between Loan Groups and the Notes............................S-6
   Interest Payments.........................................................S-6
   Principal Payments........................................................S-6
   Denominations.............................................................S-6
   Book-Entry Registration...................................................S-6
   Credit Enhancement........................................................S-6
   Interest Rate Cap Agreements..............................................S-7
   Optional Termination......................................................S-8
   Legal Investment..........................................................S-8
   Federal Income Tax Consequences...........................................S-8
   ERISA Considerations......................................................S-8
   Ratings...................................................................S-8
   The Mortgage Loans........................................................S-8
Risk Factors................................................................S-15
Forward-Looking Statements..................................................S-22
Glossary....................................................................S-22
The Mortgage Pool...........................................................S-23
   General..................................................................S-23
   The Indices..............................................................S-25
   The Mortgage Loans.......................................................S-26
Underwriting Guidelines.....................................................S-45
   General..................................................................S-45
   The Fieldstone Underwriting Guidelines...................................S-46
The Master Servicer.........................................................S-53
The Servicer................................................................S-53
The Sub-Servicer............................................................S-53
   Chase Manhattan Mortgage Corporation.....................................S-53
Servicing of the Mortgage Loans.............................................S-55
   General..................................................................S-55
   Servicing Compensation and Payment of Expenses...........................S-55
   Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage
      Loans.................................................................S-56
   Advances.................................................................S-56
   Collection of Taxes, Assessments and Similar Items.......................S-56
   Insurance Coverage.......................................................S-57
   Evidence as to Compliance................................................S-57
   Master Servicer Default; Servicer Default; Sub-Servicer Default..........S-57
   Pledge of Servicing Rights...............................................S-57
Description of the Notes....................................................S-57
   General..................................................................S-57
   Book-Entry Notes.........................................................S-58
   Payments on Mortgage Loans; Custodial Accounts; Collection Account.......S-61
   Payments.................................................................S-61
   Credit Enhancement.......................................................S-65
   Calculation of One-Month LIBOR...........................................S-68
   Interest Rate Cap Agreements.............................................S-68
   Reports to Noteholders...................................................S-73
   The Ownership Certificate................................................S-74
The Mortgage Loan Purchase Agreement and the Transfer and Servicing
   Agreement................................................................S-75
   General..................................................................S-75
   Assignment of Mortgage Loans.............................................S-75
   Administration...........................................................S-76
   Amendment................................................................S-76
   Voting Rights............................................................S-76
The Trust Agreement and the Indenture.......................................S-77
   General..................................................................S-77
   The Trust................................................................S-77
   The Owner Trustee........................................................S-77
   The Indenture Trustee....................................................S-77
   Certain Matters under the Agreements.....................................S-77
   Amendment................................................................S-79
Yield, Prepayment and Maturity Considerations...............................S-80
   General..................................................................S-80
   Prepayments and Yields for Notes.........................................S-80
   Additional Information...................................................S-91
Federal Income Tax Consequences.............................................S-92
   Tax Classification of the Trust and of the Notes.........................S-92
   Tax Consequences to Holders of the Notes.................................S-92
State and Local Income Tax Considerations...................................S-95
ERISA Considerations........................................................S-96
   General..................................................................S-96
   Purchases of the Notes...................................................S-96
Legal Investment............................................................S-97
Use of Proceeds.............................................................S-97
Method of Distribution......................................................S-97
Legal Matters...............................................................S-98
Ratings.....................................................................S-99
Glossary of Defined Terms..................................................S-100
Global Clearance, Settlement and Tax Documentation Procedures................I-1

                               Summary Information

          This section briefly summarizes major characteristics of the notes and the mortgage loans. It does not contain all of the information that you need to consider in making your investment decision. To understand fully the terms of the notes, you should read both this prospectus supplement and the attached prospectus in their entirety.

                                Principal Parties

Issuer: Fieldstone Mortgage Investment Trust, Series 2004-4, a Delaware statutory trust.

Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357. See "The Depositor" in the prospectus.

Seller: Fieldstone Investment Corporation, a Maryland corporation that has elected to be treated as a real estate investment trust, whose address is 11000 Broken Land Parkway, Columbia, Maryland 21044 and whose telephone number is
(410) 772-7200.

Master Servicer: Wells Fargo Bank, N.A., a national banking association, whose address is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is (410) 884-2000. See "The Master Servicer."

Servicer: Fieldstone Servicing Corp., a Maryland corporation, whose address is 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and whose telephone number is (410) 772-7200. See "The Servicer."

Sub-Servicer: Chase Manhattan Mortgage Corporation, a New Jersey corporation, whose address is 343 Thornall Street, Edison, New Jersey 08837 and whose telephone number is (732) 205-0600. See "The Sub-Servicer."

Indenture Trustee: HSBC Bank USA, National Association, whose address is 452 Fifth Avenue, New York, New York 10018, Attention: Corporate Trust, and whose telephone number is (212) 525-1501. See "The Trust Agreement and the Indenture--The Indenture Trustee."

Owner Trustee: U.S. Bank Trust National Association, whose address is 300 Delaware Avenue, Suite 813, Wilmington, Delaware, 19801, Attention: Corporate Trust. See "The Trust Agreement and the Indenture--The Owner Trustee."

Trust Administrator: Wells Fargo Bank, N.A., whose "corporate trust office" for purposes of transfers and exchanges and for presentment and surrender of the notes for final payment is 6th Street and Marquette Avenue, Minneapolis, Minnesota 55479, and whose address for all other purposes is 9062 Old Annapolis Road, Columbia, Maryland 21045 and whose telephone number is (410) 884-2000. See "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement."

Cap Counterparty: Bank of America, N.A., a national banking association whose address is Bank of America Plaza, 233 South Wacker Drive, Suite 2800, Chicago, Illinois 60606 and whose telephone number is (312) 234-2732. See "Description of the Notes--The Interest Rate Cap Agreements--The Cap Counterparty."

                                  Cut-off Date

The cut-off date will be September 1, 2004.

                                  Closing Date

The closing date will be on or about October 5, 2004.

                                  Payment Date

The 25th day of each month, beginning in October 2004. If the 25th day is not a business day, then the payment date will be the next business day.

                                    The Trust

The name of the trust is Fieldstone Mortgage Investment Trust, Series 2004-4. The notes represent obligations of the trust and will be secured by collateral consisting on the closing date of a mortgage pool consisting of two groups of conventional, first lien, adjustable rate, fully amortizing residential mortgage loans having a total principal balance as of September 1, 2004 of approximately $879,591,204.

                             The Series 2004-4 Notes

The notes will have the original note principal amount, interest rate and other features set forth in the table on page S-3. The trust will issue the notes under an indenture dated as of September 1, 2004, between the issuer, trust administrator and the indenture trustee. Any collections on the mortgage loans will be used to pay applicable fees and expenses to the master servicer, the servicer, the sub-servicer, the trust administrator, the indenture trustee and the owner trustee and to make interest or principal payments on the notes. All principal collections will be paid to one or more classes of the notes, in each case in the manner and to the extent described under "Description of the Notes--Payments." Any interest collections in excess of the amount paid to holders of the notes (either as interest or principal), the master servicer, the servicer, the sub-servicer, the trust administrator, the owner trustee and the indenture trustee will be paid to the holder of the ownership certificate, which we are not offering by this prospectus supplement. See "Description of the Notes--Payments."

Relationship Between Loan Groups and the Notes

The class 1-A1 and class 1-A2 notes generally relate to the mortgage loans in group 1 and the class 2-A notes generally relate to the mortgage loans in group
2. The class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes generally relate to the mortgage loans in group 1 and group 2. The notes generally receive payments based on interest, principal and other amounts collected from the mortgage loans in the related group or groups.

                                Interest Payments

Interest will accrue on each class of notes at the interest rate for that class. Interest will accrue on each class of notes from the prior payment date (or the closing date, in the case of the first payment date) to the day prior to the current payment date.

The interest rate on the class 1-A1 and class 1-A2 notes will be the least of
(i) one-month LIBOR plus the applicable margin, (ii) the group 1 available funds rate and (iii) the group 1 fixed rate cap of 11.75%.

The interest rate on the class 2-A notes will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the group 2 available funds rate and
(iii) the group 2 fixed rate cap of 11.75%.

The interest rates on the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes will be the least of (i) one-month LIBOR plus the applicable margin, (ii) the subordinate available funds rate and (iii) the subordinate fixed rate cap of 11.75%.

To the extent that interest payable on a note is limited on any payment date by application of the applicable available funds rate, the amount of interest that would have been payable in absence of such limitation will be payable, to the extent of funds available, on future payment dates as described in this prospectus supplement.

Any interest shortfall due to the group 1 fixed rate cap, group 2 fixed rate cap or subordinate fixed rate cap will not be reimbursed.

See "Risk Factors--The interest rate on the notes may be capped depending on fluctuations in one-month LIBOR, six-month LIBOR and the treasury mortgage index" and "Description of the Notes--Payments--Payments of Interest."

                               Principal Payments

Principal payments on the notes will generally reflect principal collections on the mortgage loans in the trust. Principal payments on the notes will also include a portion of interest collections on the mortgage loans to the extent necessary to restore overcollateralization to the required level, as described below.

See "Description of the Notes--Payments--Payments of Principal."

                                  Denominations

The trust will issue the class 1-A1, class 1-A2 and class 2-A notes in minimum denominations of $25,000 in original principal amount and integral multiples of $1 in excess of $25,000. The trust will issue the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes in minimum denominations of $100,000 in original principal amount and integral multiples of $1,000 in excess of $100,000.

                             Book-Entry Registration

The trust will initially issue the notes in book-entry form. You may elect to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or the Euroclear Bank, S.A./N.V. in Europe, or indirectly through participants in these systems. You will not be entitled to receive a definitive note representing your interest except under limited circumstances.

See "Description of the Notes--Book-Entry Notes" in this prospectus supplement and "Description of the Securities--Book-Entry Registration and Definitive Securities" in the prospectus.

                               Credit Enhancement

Credit enhancement is intended to reduce the harm caused to holders of the notes as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for the notes will consist of excess interest, overcollateralization, subordination and limited cross-collateralization features described in this prospectus supplement.

Excess Interest and Overcollateralization. The overcollateralization amount is the excess of the aggregate outstanding principal balance of the mortgage loans over the aggregate principal amount of the notes. On the closing date, the overcollateralization amount will equal approximately $5,283,204, or approximately 0.60% of the sum of the aggregate balance of the mortgage loans as of the cut-off date. Generally, because more interest is required to be paid by the mortgagors than is necessary to pay the interest accrued on the notes and the expenses of the trust, there is expected to be excess interest. If the overcollateralization amount is reduced below the overcollateralization target amount as a result of losses on the mortgage loans, the trust will apply some or all of this excess interest as principal payments on the most senior classes of notes then outstanding until the overcollateralization target is restored, again resulting in an acceleration of amortization of the notes relative to the mortgage loans. This acceleration feature is intended to restore overcollateralization. Once the required level of overcollateralization is restored, the acceleration feature will cease, unless it becomes necessary again to restore the required level of overcollateralization. The actual level of overcollateralization may increase or decrease over time. This could result in a temporarily faster or slower amortization of the notes. See "Description of the Notes--Credit Enhancement--Overcollateralization."

Subordination. The rights of the holders of the more junior classes of notes to receive payments will be subordinated to the rights of the holders of the more senior classes of notes to receive payments. See "Description of the Notes--Payments."

In general, the protection afforded the holders of more senior classes of notes by means of this subordination will be effected by the preferential right of the holders of the more senior classes to receive, prior to any payment being made on any payment date to the holders of the more junior classes of notes, the amount of interest and principal due on the more senior classes of notes and, if necessary, by the right of the more senior holders to receive future payments on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of notes.

The chart below summarizes the relative seniority of the various classes of notes and indicates the initial level of credit support provided to the various classes of notes.

                     Initial Credit
Class(es)                Support
------------------   --------------
1-A1, 1-A2 and 2-A       18.25%
M1                       12.50%
M2                        7.65%
M3                        6.15%
M4                        4.90%
M5                        3.90%
M6                        3.10%
M7                        0.60%

Limited Cross-Collateralization. Under certain limited circumstances, principal payments on the mortgage loans in one group may be paid as principal to holders of the class A notes corresponding to the other group. If the class A notes relating to one group have been retired, then principal payments on the mortgage loans relating to the retired class A notes will be paid to the remaining class A notes of the other group, if any, before being paid to the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes. See "Description of the Notes--Payments."

                          Interest Rate Cap Agreements

The trust will enter into three interest rate cap agreements with the cap counterparty. Under the group 1 senior interest rate cap agreement, the cap counterparty may be required to make payments to the trust, in respect of the class 1-A1 and class 1-A2 notes only, commencing in October 2004 and ending in August 2007. Any amounts received under the group 1 senior interest rate cap agreement will be deposited into the interest rate cap account and will be available to pay available funds shortfalls with respect to the class 1-A1 and class 1-A2 notes. Under the group 2 senior interest rate cap agreement, the cap counterparty may be required to make payments to the trust, in respect of the class 2-A notes only, commencing in October 2004 and ending in August 2007. Any amounts received under the group 2 senior interest rate cap agreement will be deposited into the interest rate cap account and will be available to pay available funds shortfalls with respect to the class 2-A notes. Under the subordinate interest rate cap agreement, the cap counterparty may be required to make payments to the trust, in respect of the subordinate notes only, commencing in October 2004 and ending in August 2007. Any amounts received under the subordinate interest rate cap agreement will be deposited into the interest rate cap account and will be available to pay available funds shortfalls with respect to the subordinate notes. See "Description of the Notes--Interest Rate Cap Agreements."

                              Optional Termination

Subject to restrictions described in this prospectus supplement, on any payment date after the payment date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 20% of the sum of the aggregate loan balance of the mortgage loans as of the cut-off date, the servicer will have the option, pursuant to the indenture, to purchase the mortgage loans and the other assets of the trust. If the servicer has not purchased the mortgage loans on the first payment date on which the aggregate unpaid principal balance of the mortgage loans is reduced to less than or equal to 10% of the sum of the aggregate loan balance of the mortgage loans as of the cut-off date, the margins on the notes will be increased as set forth on page S-3 beginning on the next payment date. See "The Trust Agreement and the Indenture --Certain Matters Under the Agreements--Redemption."

                                Legal Investment

As of the closing date, the class 1-A1, class 1-A2, class 2-A and class M1 notes will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. The class M2, class M3, class M4, class M5, class M6 and class M7 notes will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended. We make no other representation as to the appropriate characterization of the notes under any laws relating to investment restrictions. You should consult your own counsel as to whether you have the legal authority to invest in these notes. See "Risk Factors--Some notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell" and "Legal Investment" in this prospectus supplement and the prospectus.

                         Federal Income Tax Consequences

For federal income tax purposes the notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

The trust will be classified as a taxable mortgage pool. The trust will not, however, be subject to federal income tax as a corporation as long as the ownership certificate is owned exclusively by a "real estate investment trust" or by a "qualified REIT subsidiary." The seller represents that it qualifies as a "real estate investment trust" and that it will own the ownership certificate directly or indirectly through a "qualified REIT subsidiary." Moreover, the trust agreement sets forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a "real estate investment trust" or a "qualified REIT subsidiary." See "Risk Factors--Trust Could Become a Taxable Entity" and "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the accompanying prospectus for additional information concerning the application of federal income tax laws to the note.

                              ERISA Considerations

Under current law, in general, the notes will be eligible for purchase by an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended and/or the Internal Revenue Code of 1986, as amended. You should consult with your counsel with respect to the legal consequences of such plan's or arrangement's acquisition and ownership of the notes. See "ERISA Considerations" in this prospectus supplement and in the prospectus.

                                     Ratings

The notes are required to receive the ratings indicated under the heading "Ratings" in the chart shown on page S-99 of this prospectus supplement.

A note rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by any rating agency. The ratings on the notes address the likelihood of the receipt by holders of the notes of all payments on the underlying mortgage loans to which they are entitled. They do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any available funds shortfall (as described in this prospectus supplement) will be paid. See "Ratings."

                               The Mortgage Loans

We will divide the mortgage loans into two separate groups referred to as group 1 and group 2. Group 1 will consist of first lien adjustable rate mortgage loans that had a principal balance at origination of no more than $333,700 if a single-unit property (or $500,550 if the property is located in Hawaii or Alaska), $427,150 if a two-unit property (or $640,725 if the property is located in Hawaii or Alaska), $516,300 if a three-unit property (or $774,450 if the property is located in Hawaii or Alaska), or $641,650 if a four-unit property (or $962,475 if the property is located in Hawaii or Alaska). Group 2 will consist of first lien adjustable rate mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in group 1.

The following tables summarize approximate characteristics of the pool of mortgage loans as of September 1, 2004. When we refer to percentages of mortgage loans in the following tables, we are describing the percentage of the aggregate principal balance of the mortgage loans in the trust as of September 1, 2004, which we refer to as the cut-off date. The sum of the percentages may not equal 100.00% due to rounding. For additional information on the mortgage loans, see "The Mortgage Pool."

                                The Mortgage Pool
                    Approximate Mortgage Loan Characteristics

Number of loans..................................................          4,624
Aggregate outstanding principal balance..........................   $879,591,204

                                                               Average or
                                                                Weighted
                                                                 Average           Range
                                                               ----------   -------------------
Outstanding principal balance(1) ...........................    $190,223    $29,966 to $700,000
Original principal balance(1) ..............................    $190,278    $30,000 to $700,000
Current mortgage rates(2) ..................................       7.047%       4.990% to 9.950%
Gross Margin(2) ............................................       5.794%       2.000% to 7.050%
Maximum mortgage rates(2) ..................................      13.047%     10.990% to 15.950%
Minimum mortgage rates(2) ..................................       7.047%       4.990% to 9.950%
Initial Rate Cap(2) ........................................       3.000%       2.000% to 3.000%
Periodic Rate Cap(2) .......................................       1.000%       1.000% to 2.000%
Original loan-to-value ratio(2) ............................       82.08%       19.48% to 95.00%
Credit Score(2) ............................................         652             500 to 817
Original term to maturity (in months)(2) ...................         360             360 to 360
Stated remaining term to maturity (in months)(2) ...........         359             353 to 360
Seasoning (in months)(2) ...................................           1                 0 to 7
Months to Roll(2) ..........................................          24               18 to 58
Number of loans with prepayment penalties at origination ...                              3,704
Aggregate outstanding principal balance of mortgage loans
   with prepayment penalties at origination ................                       $724,566,383
Percentage of mortgage loans with prepayment penalties at
   origination .............................................                              82.38%
Weighted average prepayment term at origination for loans
   with prepayment penalties (in months) ...................                                 25

----------
(1) Indicates average.

(2) Indicates weighted average.

                      Product Types for the Mortgage Loans

 [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

-------------------------------
Product Types              %
-------------------------------
2/28 LIBOR ARM           40.71%
-------------------------------
2/28 LIBOR IO ARM        54.78%
-------------------------------
3/27 LIBOR ARM            2.43%
-------------------------------
3/27 LIBOR IO ARM         2.05%
-------------------------------
5/25 Treasury IO ARM      0.03%
-------------------------------
Total:                  100.00%
-------------------------------

                      Mortgage Rates for the Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

---------------------------
Mortgage Rates         %
---------------------------
6.000% or less        9.88%
---------------------------
6.001% to 6.500%     19.25%
---------------------------
6.501% to 7.000%     29.38%
---------------------------
7.001% to 7.500%     16.23%
---------------------------
7.501% to 8.000%     14.39%
---------------------------
8.001% to 8.500%      6.13%
---------------------------
8.501% to 9.000%      3.43%
---------------------------
9.001% to 9.500%      0.89%
---------------------------
9.501% to 10.000%     0.42%
---------------------------
Total:              100.00%
---------------------------

               Original Principal Balances for the Mortgage Loans

 [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

--------------------------------------
Original Principal Balances       %
--------------------------------------
$50,000 or less                  0.66%
--------------------------------------
$50,001 to $100,000              7.53%
--------------------------------------
$100,001 to $150,000            14.33%
--------------------------------------
$150,001 to $200,000            16.11%
--------------------------------------
$200,001 to $250,000            15.99%
--------------------------------------
$250,001 to $300,000            14.90%
--------------------------------------
$300,001 to $350,000            10.53%
--------------------------------------
$350,001 to $400,000             9.35%
--------------------------------------
$400,001 to $450,000             3.06%
--------------------------------------
$450,001 to $500,000             4.86%
--------------------------------------
$500,001 or more                 2.67%
--------------------------------------
Total:                         100.00%
--------------------------------------

                   Credit Grade Summary for the Mortgage Loans

 [THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL.]

---------------------------------------------
Credit Grades for the Mortgage Pool      %
---------------------------------------------
A+                                      4.14%
---------------------------------------------
A                                      85.04%
---------------------------------------------
A-                                      4.20%
---------------------------------------------
B+                                      2.05%
---------------------------------------------
B                                       2.76%
---------------------------------------------
C+                                      0.04%
---------------------------------------------
C                                       1.31%
---------------------------------------------
D                                       0.46%
---------------------------------------------
Total:                                100.00%
---------------------------------------------

              Original Loan-to-Value Ratios for the Mortgage Loans

  [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

-------------------------------
Loan-to-Value Ratios       %
-------------------------------
50.00% or less            0.52%
-------------------------------
50.01% to 55.00%          0.44%
-------------------------------
55.01% to 60.00%          0.49%
-------------------------------
60.01% to 65.00%          1.01%
-------------------------------
65.01% to 70.00%          3.15%
-------------------------------
70.01% to 75.00%          3.29%
-------------------------------
75.01% to 80.00%         49.25%
-------------------------------
80.01% to 85.00%         18.21%
-------------------------------
85.01% to 90.00%         20.99%
-------------------------------
90.01% to 95.00%          2.64%
-------------------------------
Total:                  100.00%
-------------------------------

                   Credit Score Summary for the Mortgage Loans

 [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

------------------------------
Credit Score Summary      %
------------------------------
Not Available            0.02%
------------------------------
500 to 500               0.07%
------------------------------
501 to 550               7.02%
------------------------------
551 to 600              13.93%
------------------------------
601 to 650              24.41%
------------------------------
651 to 700              33.84%
------------------------------
701 to 750              15.46%
------------------------------
751 to 800               4.84%
------------------------------
801 to 817               0.41%
------------------------------
Total:                 100.00%
------------------------------

             Original Prepayment Penalty Term for the Mortgage Loans

 [THE FOLLOWING TABLE WAS REPRESENTED BY A BAR CHART IN THE PRINTED MATERIAL.]

------------------------------------
Prepayment Penalty Summary      %
------------------------------------
None                          17.62%
------------------------------------
6 Months                       0.90%
------------------------------------
12 Months                      1.57%
------------------------------------
18 Months                      0.01%
------------------------------------
24 Months                     70.42%
------------------------------------
30 Months                      5.61%
------------------------------------
36 Months                      3.88%
------------------------------------
Total:                       100.00%
------------------------------------

                                  Risk Factors

          References herein to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of all of the mortgage loans in the mortgage pool (or in a particular group) as of the cut-off date, based on the stated principal balances of such mortgage loans as of the cut-off date, after giving effect to scheduled payments due on or prior to the cut-off date, whether or not received.

Prepayments of the mortgage loans will affect the yield to maturity of the notes

          The yield to maturity and weighted average life of the notes will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicer or sub-servicer intends to enforce these provisions unless enforcement is not permitted by applicable law or the servicer or sub-servicer, as applicable, in a manner consistent with accepted servicing practices, permits the purchaser of the related mortgaged property to assume the mortgage loan. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

          The yield on the notes will also be sensitive to the level of one-month LIBOR and the level of the related mortgage index. In addition, the yield to maturity of any notes that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any notes that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any notes that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. Because approximately 82.38% of the mortgage loans contain prepayment penalties, the rate of principal prepayments during the term of such prepayment penalties may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment penalties; however, principal prepayments of the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment penalties. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the related mortgage index or the resulting yield to maturity of any notes. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the noteholders as described in this prospectus supplement. See "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and "Yield Considerations--Prepayments--Maturity and Weighted Average Life" in the prospectus.

The overcollateralization provisions of your notes will affect the yield to maturity of the notes

          The overcollateralization provisions of the trust will affect the weighted average life of the notes and consequently the yield to maturity of these notes. In order to maintain the required level of overcollateralization, monthly excess cashflow may be applied as payments of principal to the most senior class of notes then outstanding. This application of monthly excess cashflow will occur if the overcollateralization level is reduced below the required level due to losses on the mortgage loans, and it would have the effect of reducing the weighted average lives of the notes. The actual required amount of overcollateralization may change from payment date to payment date, producing uneven levels of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cashflow as payments of principal in order to maintain the required amount of overcollateralization.

          Monthly excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the notes and the trust expenses. Mortgage loans with higher interest rates will contribute more interest to the monthly excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of monthly excess cashflow.

          As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the notes may vary significantly over time. See "Yield, Prepayment and Maturity
Considerations" in this prospectus supplement and "Yield
Considerations--Prepayments--Maturity and Weighted Average Life" in the prospectus.

Mortgage loans originated under the underwriting guidelines described in this prospectus supplement carry a risk of higher delinquencies

          The underwriting guidelines used in connection with the origination of the mortgage loans in the trust consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

          As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the trust, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the Trust. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

Mortgage loans originated pursuant to stated income documentation programs may have a greater risk of default

          Approximately 47.61% of the mortgage loans in the mortgage pool, and approximately 44.81% and 52.04% of the group 1 and group 2 mortgage loans, respectively (in each case, based on the aggregate scheduled principal balance of the related loan group as of the cut-off date), were originated pursuant to stated income documentation programs. Unlike full documentation programs, borrowers' income is not subject to verification under stated income programs. Therefore, stated income documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Hybrid adjustable-rate mortgage loans may experience faster prepayments than fixed rate mortgage loans

          All of the mortgage loans are adjustable rate mortgage loans, each of which has a fixed interest rate for the first two, three or five years after origination, which then converts to an adjustable interest rate. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

The interest rate on the notes may be capped depending on fluctuations in one-month LIBOR, six-month LIBOR and the treasury mortgage index

          The interest rates on the notes are calculated based upon the value of an index (one-month LIBOR) which is different from the value of the index applicable to substantially all of the mortgage loans (six-month LIBOR) in the mortgage pool as described under "The Mortgage Pool--General." As a result, the interest rates on the notes are subject to an available funds rate and a fixed rate cap.

          The applicable available funds rate limits the interest rate on the related notes. Any shortfalls arising from the application of the applicable available funds rate will be carried over as described herein with accrued interest at the then-applicable interest rate (computed without regard to the applicable available funds rate) and, if available, paid from excess cash flow in a later distribution, and, for certain payment dates described herein, from payments made under the applicable interest rate cap agreement. Various factors may cause the applicable available funds rate described above to limit the interest rate on the related notes. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR or the treasury mortgage index, as applicable. In addition, the interest rates on the notes adjust monthly, while the interest rates on the mortgage loans adjust less frequently, with the result that the operation of the applicable available funds rate described above may cause the interest rates on these notes to be reduced for extended periods in a rising interest rate environment. The mortgage loans are also subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the applicable available funds rate described above limiting increases in the interest rates for these notes. Consequently, the interest paid on the mortgage loans (net of the sum of the servicing fee, the master servicing fee, the owner trustee fee and certain other expenses) with respect to any payment date may not equal the amount of interest that would accrue at one-month LIBOR plus the applicable margin on those notes during the related period. Furthermore, if the applicable available funds rate described above determines the interest rate for a class of notes for a payment date, the market value of those notes may be temporarily or permanently reduced.

          The interest rates on the class 1-A1, class 1-A2, class 2-A, class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes are also subject to a fixed rate cap. Fixed rate caps limit the interest rate on those notes to a maximum interest rate. The class 1-A1 and class 1-A2 notes are subject to the group 1 fixed rate cap, which limits the interest rate on the class 1-A notes to a per annum rate of 11.75%. The class 2-A notes are subject to the group 2 fixed rate cap, which limits the interest rate on such notes to a per annum rate of 11.75%. The class M notes are subject to the subordinate fixed rate cap, which limits the interest rate on the class M notes to a per annum rate of 11.75%. If the interest rate for a class of notes for a payment date is limited to the applicable maximum fixed rate, the market value of those notes may be temporarily or permanently reduced.

The protection afforded to your notes by subordination is limited

          The rights of the class M1 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A notes to receive those payments; the rights of the class M2 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A and the class M1 notes to receive those payments; the rights of the class M3 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1 and class M2 notes to receive those payments; the rights of the class M4 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2 and class M3 notes to receive those payments; the rights of the class M5 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3 and class M4 notes to receive those payments; the rights of the class M6 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4 and class M5 notes to receive those payments; and the rights of the class M7 notes to receive payments with respect to the mortgage loans will be subordinate to the rights of the class A, class M1, class M2, class M3, class M4, class M5 and class M6 notes to receive those payments. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of notes of the full amount of the monthly payments allocable to them, and to afford protection against losses.

          If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal amount of the notes exceeds the stated principal balances of the mortgage loans, the class M notes, in reverse order of seniority (first to the class M7 notes, second to the class M6 notes, third to the class M5 notes, fourth to the class M4 notes, fifth to the class M3 notes, sixth to the class M2 notes and seventh to the class M1 notes) may never receive that principal and interest. If realized losses on the mortgage loans exceed certain levels, a portion of the interest due on each class of class M notes will be deferred and paid after certain other payments are made to restore overcollateralization and to pay available funds shortfalls to the notes. Investors should fully consider the risks associated with an investment in the class M notes, including the possibility that investors may not fully recover their initial investment as a result of realized losses.

Potential inadequacy of credit enhancement

          The notes are not insured by any financial guaranty insurance policy. The excess interest, overcollateralization, subordination and limited cross-collateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all shortfalls and losses on the mortgage loans.

Mortgage loans with interest-only payments

          Approximately 56.86% of all of the mortgage loans and approximately 57.00% and 56.65% of the mortgage loans to be included in group 1 and group 2, respectively, provide for payment of interest at the related mortgage interest rate, but no payment of principal for approximately the first five years following the origination of the mortgage loan. Following such interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. The presence of these mortgage loans in group 1 and group 2 will, absent other considerations, result in longer weighted average lives of the related notes than would have been the case had these loans not been included in the mortgage pool. If you purchase such notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

          Approximately 39.20% of the mortgage loans in the mortgage pool had original loan-to-value ratios of greater than 80% but less than or equal to 90%, and approximately 2.64% of the mortgage loans had original loan-to-value ratios of greater than 90%, but less than or equal to 95%. Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, neither the servicer, the sub-servicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to noteholders. In such event, holders of subordinate classes of notes may suffer losses.

Mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

          At the time of origination of certain of the mortgage loans, the related borrowers also obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers' mortgage loans included in the trust. Approximately 53.90% of the mortgage loans in the mortgage pool, and approximately 53.81% and 54.04% of the group 1 and group 2 mortgage loans, respectively (in each case, based on the aggregate scheduled principal balance of the related loan group as of the cut-off date), have combined loan-to-value ratios that exceed 95%. Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers' in the related mortgaged properties. Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the trust.

Delays and expenses connected with the liquidation of mortgaged properties may result in losses to you

          Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in payments to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

Ratings on the notes do not address all of the factors you should consider when purchasing notes

          The rating of each class of notes will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of notes is not a recommendation to purchase, hold or sell any rated notes, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate note carryover amounts will be paid. See "Ratings" in this prospectus supplement.

Collections on the mortgage loans may be delayed or reduced if the seller or the servicer becomes insolvent

          The transfer of the mortgage loans from Fieldstone Investment Corporation to Merrill Lynch Mortgage Investors, Inc. will be treated as a sale of the mortgage loans. However, in the event of an insolvency of Fieldstone Investment Corporation, the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage

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loan sales as a borrowing, secured by a pledge of the applicable mortgage loans.
If these transfers were to be challenged, delays in payments of the notes and reductions in the amounts of these payments could occur.

          In the event of a bankruptcy or insolvency of Fieldstone Servicing Corp., as servicer, the bankruptcy trustee or receiver may have the power to prevent Wells Fargo Bank, N.A., as master servicer, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Fieldstone Servicing Corp., as servicer (whether due to bankruptcy or insolvency or otherwise), could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

The notes may be inappropriate for individual investors

          The notes may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of notes. This may be the case because, among other things:

          o The yield to maturity of notes purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

          o The rate of principal payments on, and the weighted average life of, the notes will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal payments among the classes of notes, and for that reason, the notes may be inappropriate investments for you if you require a payment of a particular amount of principal on a specific date or an otherwise predictable stream of payments;

          o You may not be able to reinvest amounts paid in respect of principal on a note (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the interest rate on your notes; or

          o It is possible that a secondary market for the notes will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your notes.

          You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Maturity Considerations" in this prospectus supplement, and in the prospectus under the heading "Risk Factors."

The geographic concentration of mortgage loans means your investment may be especially sensitive to economic conditions in particular states

          As of the cut-off date, approximately 42.72% of all the mortgage loans, and approximately 36.06% and 53.23% of the mortgage loans to be included in group 1 and group 2, respectively, of the mortgaged properties were located in California. An overall decline in the California residential real estate market could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the California residential real estate market will not weaken. If the California residential real estate market should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as wildfires, as well as floods, earthquakes, mudslides and other natural disasters.

          Recently, certain areas in the Eastern United States, particularly certain parts of Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, Ohio, Pennsylvania, South Carolina and Virginia, were affected by hurricanes and tropical storms, including Hurricanes Charley, Frances, Ivan and Jeanne, each of which caused extensive damage in affected areas. We do not know how many mortgaged properties have been affected by these storms, and no assurance can be given as to the effect of these storms on the rate of delinquencies and losses on any mortgage loans secured by mortgaged properties which were damaged by these storms. The seller will be obligated to repurchase any mortgage loan if the related property incurred material damage prior to the closing date and this damage had a material adverse affect on the interest of noteholders in the mortgage loan.


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Some notes lack SMMEA eligibility and may lack liquidity, which may limit your ability to sell

          The underwriters intend to make a secondary market in the notes, but will have no obligation to do so. We cannot assure you that a secondary market for any class of notes will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of notes. The class M2, class M3, class M4, class M5, class M6 and class M7 notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in these notes, thereby limiting the market for those notes. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA notes such as those classes. See "Legal Investment" in this prospectus supplement and in the prospectus.

Violations of federal, state and local laws

          Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of the servicers and the originators. Actual or alleged violations of these federal, state and local laws may, among other things:

          o limit the ability of the servicers to collect principal or interest on the mortgage loans,

          o    provide the borrowers with a right to rescind the mortgage loans,

          o entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

          o result in a litigation proceeding (including class action litigation) being brought against the trust, and

          o subject the trust to liability for expenses, penalties and damages resulting from the violations.

          As a result, these violations or alleged violations could result in shortfalls in the payments due on your notes. See "Certain Legal Aspects of the Mortgage Loans" in the prospectus.

Prepayment interest shortfalls may reduce your yield

          When a mortgage loan is prepaid, the borrower is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next payment date. The servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments on the mortgage loans, but only up to the amount of the servicer's servicing fee for the related calendar month.

          On any payment date, any prepayment interest shortfalls to the extent not covered by compensating interest paid by the servicer will result in lower available funds rates, which could adversely affect the yield on the related notes.

Recent developments may increase risk of loss on the mortgage loans

          The Servicemembers Civil Relief Act was signed into law in December 2003, revising the Soldiers' and Sailors' Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forego certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The master servicer, the servicer and the sub-


                                      S-20





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servicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the notes. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the notes.

          The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of notes with the lowest payment priority.

          We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation. See "Certain Legal Aspects of the Mortgage Loans-- Servicemembers Civil Relief Act" in the prospectus.

High cost loans

          None of the mortgage loans are "High Cost Loans" within the meaning of the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. The seller has represented to the trust that the mortgage loans will not violate the Home Ownership and Equity Protection Act of 1994 or any similar federal, state or local laws.

Trust could become a taxable entity

          For U.S. federal income tax purposes, the trust will be a taxable mortgage pool. As long as the sole class of equity interest in a taxable mortgage pool is held, directly or indirectly, through one or more wholly owned "qualified REIT subsidiaries" or by an entity that qualifies as a "real estate investment trust" under the rules set out in the Internal Revenue Code of 1986, as amended, the taxable mortgage pool will not be subject to federal income tax. The seller will hold through Fieldstone Mortgage Ownership Corp., its direct, wholly-owned qualified REIT subsidiary, a 100% ownership interest in the Ownership Certificate. The seller represents that it qualifies as a real estate investment trust and that it will not undertake any action that would cause the trust to be subject to federal income tax. Under the terms of the trust agreement, the Ownership Certificate may be transferred only to an entity that qualifies as either a "real estate investment trust" or a "qualified REIT subsidiary." The provisions of the Internal Revenue Code of 1986, as amended, pertaining to real estate investment trusts are, however, highly technical and complex. If the seller were to fail to qualify as a real estate investment trust, or if the seller were to transfer the Ownership Certificate to an entity that did not qualify as a real estate investment trust or a qualified REIT subsidiary, the trust could become subject to federal income tax as though it were a corporation. Any tax imposed on the trust would reduce cash flow that would otherwise be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes. The failure of the holder of the Ownership Certificate to qualify as a real estate investment trust or a qualified REIT subsidiary would constitute an event of default under the indenture. See "Federal Income Tax Considerations" and "The Trust Agreement and the Indenture--Certain Matters under the Agreements--Redemption" in this prospectus supplement.

The lack of physical notes may cause delays in payments and cause difficulty in pledging or selling the notes

          The notes will not be issued in physical form. Noteholders will be able to transfer notes only through The Depository Trust Company, participating organizations, indirect participants and certain banks. The ability to pledge a note to a person that does not participate in The Depository Trust Company may be limited because of the lack of a physical note. In addition, noteholders may experience some delay in receiving payments on these notes because the trust administrator will not send payments directly to them. Instead, the trust administrator will send all payments to The Depository Trust Company, which will then credit those payments to the participating organizations. Those organizations will in turn credit accounts noteholders have either directly or indirectly through indirect participants.


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The seller may not be able to repurchase defective mortgage loans

          The seller has made various representations and warranties related to the mortgage loans sold by it to the trust. Those representations are summarized in "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement--Assignment of Mortgage Loans" in this prospectus supplement.

          If the seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then the seller would be required to repurchase or substitute for the defective mortgage loan. It is possible that the seller may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of the seller to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the payments due on the notes could occur.

                           Forward-Looking Statements

          In this prospectus supplement and the attached prospectus, we use forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under "Risk Factors" and "Yield, Prepayment and Maturity Considerations." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are inherently subject to a variety of risks and uncertainties. Actual results may differ materially from those we anticipate due to changes in, among other things:

          o    economic conditions and industry competition;

          o    political, social and economic conditions;

          o    the law and government regulatory initiatives; and

          o    interest rate fluctuations.

          We will not update or revise any forward-looking statements to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                                    Glossary

          A glossary of defined terms used in this prospectus supplement begins on page S-100.


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                                The Mortgage Pool

General

          The mortgage pool with respect to the notes consisted as of the Cut-off Date of approximately 4,624 conventional mortgage loans evidenced by promissory notes having an aggregate principal balance of approximately $879,591,204. The mortgage pool consists of first lien, conventional, adjustable rate mortgage loans. The mortgage pool will be divided into two groups, referred to as Group 1 and Group 2. Group 1, representing approximately 61.25% of the mortgage pool as of the Cut-off Date, will consist of mortgage loans that had a principal balance at origination of no more than $333,700 if a single-unit property (or $500,550 if the property is located in Hawaii or Alaska), $427,150 if a two-unit property (or $640,725 if the property is located in Hawaii or Alaska), $516,300 if a three-unit property (or $774,450 if the property is located in Hawaii or Alaska), or $641,650 if a four-unit property (or $962,475 if the property is located in Hawaii or Alaska). Group 2, representing approximately 38.75% of the mortgage pool as of the Cut-off Date, will consist of mortgage loans that had a principal balance at origination that may or may not conform to the criteria specified above for mortgage loans included in Group 1.

          The Class 1-A1 and Class 1-A2 Notes will generally be payable out of cash flows attributable to the Group 1 Mortgage Loans. The Class 2-A Notes will generally be payable out of cash flows attributable to Group 2 Mortgage Loans. The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes will generally be payable out of cash flows attributable to the Group 1 and Group 2 Mortgage Loans.

          References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of all of the Mortgage Loans in the mortgage pool (or in a particular group) as of the Cut-off Date, based on the Stated Principal Balances of such Mortgage Loans as of the Cut-off Date, after giving effect to Scheduled Payments due on or prior to the Cut-off Date, whether or not received. References to percentages of mortgaged properties refer, in each case, to the percentages of aggregate Stated Principal Balances of the related Mortgage Loans (determined as described in the preceding sentence). The information with respect to the Mortgage Loans set forth in this prospectus supplement is approximate statistical information as of the Cut-off Date. Prior to or on the Closing Date, additional Mortgage Loans may be delivered to the Trust. In addition, prior to the Closing Date, Mortgage Loans may be removed and other Mortgage Loans may be substituted for the removed loans. The Depositor believes that the information set forth in this prospectus supplement with respect to the Mortgage Loans is representative of the characteristics of the Mortgage Loans at the Closing Date, although some characteristics of the Mortgage Loans on the Closing Date may vary from those represented herein. The sum of certain percentages in this prospectus supplement may not equal 100% due to rounding.

          The mortgage notes are secured by mortgages or deeds of trust or other similar security instruments creating first liens on real properties including single-family residences, two- to four-family dwelling units, condominiums, planned unit developments, townhouses and rowhouses. The Trust includes, in addition to the mortgage pool, the following:

          o certain amounts held from time to time in Accounts maintained in the name of the Trust Administrator under the Transfer and Servicing Agreement;

          o any property that initially secured a Mortgage Loan and is acquired by foreclosure or deed-in-lieu of foreclosure;

          o all insurance policies described below, along with the proceeds of those policies;

          o rights to require repurchase of the Mortgage Loans by the Depositor or the Seller, as applicable, for breach of representation or warranty; and

          o    the rights of the Trust under the Interest Rate Cap Agreements.

          All of the Mortgage Loans were originated by FIC in accordance with underwriting guidelines established and maintained by FMC, a subsidiary of FIC. The underwriting guidelines generally applied by FMC in originating the Mortgage Loans are described under "Underwriting Guidelines." Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the Mortgage Loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

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          All of the Mortgage Loans were originated in 2004. Scheduled Payments made either earlier or later than the scheduled due dates on the Mortgage Loans will not affect the amortization schedule or the relative application of these payments to principal and interest.

          Approximately 82.38% of the Mortgage Loans provide for payment by the borrower of a Prepayment Penalty. Generally, each such Mortgage Loan provides for payment of a Prepayment Penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related Mortgage Note, ranging from six months to three years from the date of origination of such Mortgage Loan (with a weighted average at origination of 25 months for the Mortgage Loans in the mortgage pool), as described herein. The amount of the applicable Prepayment Penalty, to the extent permitted under applicable state law, is as provided in the related Mortgage Note; generally, this amount is equal to six month's interest on any amounts prepaid in excess of 20% of the original principal balance or, in some cases, 80% of the current principal balance of the related Mortgage Loan during any 12-month period during the applicable penalty period. Prepayment Penalties will not be available to make payments to holders of the Notes. The Servicer or the Sub-Servicer may waive a Prepayment Penalty (without reimbursing the Trust from its own funds for any foregone Prepayment Penalty) only if (i) the prepayment is not the result of a refinancing by the Servicer or Sub-Servicer or their respective affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the Servicer or Sub-Servicer, such waiver would maximize recovery of total proceeds from the Mortgage Loan, taking into account the value of the Prepayment Penalty and the related Mortgage Loan or (ii) relates to a Prepayment Penalty the collection of which would, in the reasonable judgment of the Servicer or Sub-Servicer, be in violation of law. The Servicer or Sub-Servicer will be obligated to deposit with the Master Servicer from its own funds the amount of any Prepayment Penalty to the extent not collected from a borrower (except with respect to a waiver of any such Prepayment Penalty as described above).

          Approximately 41.84% of the Mortgage Loans in the mortgage pool, and approximately 40.35% and 44.18% of the Mortgage Loans in Group 1 and Group 2, respectively, have Original Loan-to-Value Ratios between 80.01% and 95.00%. As of the Cut-off Date, none of the Mortgage Loans in the mortgage pool have Original Loan-to-Value Ratios in excess of 95.00%. Approximately 86.57% of the Mortgage Loans in the mortgage pool, and approximately 85.85% and 87.72% of the Mortgage Loans in Group 1 and Group 2, respectively, have Combined Loan-to-Value Ratios between 80.01% and 100.00%. As of the Cut-off Date, none of the Mortgage Loans in the mortgage pool have Combined Loan-to-Value Ratios in excess of 100.00%.

          As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 353 months to 360 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 359 months.

          Substantially all of the Mortgage Loans in the mortgage pool provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index, as described at "--The Indices" below. There will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment (i) in the case of approximately 95.49% of the Mortgage Loans, approximately two years following origination, (ii) in the case of approximately 4.48% of the Mortgage Loans, approximately three years following origination, and (iii) in the case of approximately 0.03% of the Mortgage Loans, approximately five years following origination. On each Adjustment Date, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8%, of the related index and the applicable gross margin, provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than the Periodic Rate Cap on any related Adjustment Date and will not exceed a specified Maximum Mortgage Rate over the life of such Mortgage Loan or be less than a specified Minimum Mortgage Rate over the life of such Mortgage Loan. The Mortgage Rate generally will not increase or decrease on the first Adjustment Date by more than the Initial Rate Cap; the Initial Rate Caps for the 2/28 LIBOR ARM Loans, the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR ARM Loans and the 3/27 LIBOR IO ARM Loans (representing in the aggregate approximately 99.97% of the Mortgage Loans) are 3.000%, and the Initial Rate Caps for the 5/25 Treasury IO ARM Loans (representing in the aggregate approximately 0.03% of the Mortgage Loans) are 2.000%. The Minimum Mortgage Rate for each Mortgage Loan is equal to such Mortgage Loan's initial Mortgage Rate.

          Effective with the first monthly payment due on each Mortgage Loan (other than the IO ARM Loans) after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term (other than with respect to the IO ARM Loans, where the first scheduled principal payment will not be due until five years after the origination of the IO ARM Loans), and pay interest at the Mortgage Rate as so adjusted. The 2/28 LIBOR ARM Loans, the 2/28 LIBOR IO ARM Loans, the 3/27 LIBOR ARM Loans and the 3/27 LIBOR IO ARM Loans (representing in the aggregate

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approximately 99.97% of the Mortgage Loans) are subject to a Periodic Rate Cap of approximately 1.000% with respect to each Adjustment Date after the first Adjustment Date. The 5/25 Treasury IO ARM Loans (representing in the aggregate approximately 0.03% of the Mortgage Loans) are subject to a Periodic Rate Cap of approximately 2.000% with respect to each Adjustment Date after the first Adjustment Date.

          Due to the application of the Initial Rate Caps, Periodic Rate Caps and Maximum Mortgage Rates, the Mortgage Rate on each Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related index and the applicable gross margin, rounded as described herein. See "-- The Indices" below.

          The Mortgage Loans generally do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.

          As of the Cut-off Date, no more than 0.47% of the Mortgage Loans were between 30 and 59 days delinquent.

          As of the Cut-off Date, the aggregate original principal balance of the Mortgage Loans was approximately $879,846,125. As of the Cut-off Date, the aggregate Stated Principal Balance of the Mortgage Loans was approximately $879,591,204, the minimum Stated Principal Balance was approximately $29,966, the maximum Stated Principal Balance was approximately $700,000, the lowest current Mortgage Rate and the highest current Mortgage Rate were approximately 4.990% and approximately 9.950% per annum, respectively, and the weighted average Mortgage Rate was approximately 7.047% per annum. The weighted average Original Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date was approximately 82.08%, and the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans as of the Cut-off Date was approximately 92.89%.

          The weighted average Credit Score of the Mortgage Loans as of the date of origination of the respective Mortgage Loan was approximately 652. The Credit Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores generally range from approximately 350 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of prepayment by the borrower. None of the Depositor, the Seller or the Servicer makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms.

          As used herein, the Credit Score of a mortgage loan is generally equal to the lower of two credit scores or the middle of three credit scores for two-file and three-file credit reports, respectively. For all Mortgage Loans purchased by the Seller, the credit report and the related Credit Score are generated during the underwriting of the mortgage loan by the originator and generally within 45 days of the origination date.

The Indices

          As indicated above, the Mortgage Index applicable to the determination of the Mortgage Rates for approximately 99.97% and 0.03% of the Mortgage Loans will be the Six-Month LIBOR Index and the Treasury Mortgage Index, respectively, and as most recently available as of the first Business Day of the month prior to the related Adjustment Date. In the event that either the Six-Month LIBOR Index or the Treasury Mortgage Index becomes unavailable or otherwise unpublished, the Trust Administrator will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Mortgage Loans

          The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on the Cut-off Date. The sum of the columns below may not equal the total indicated due to rounding.

                                 Mortgage Rates

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Range of Mortgage Rates           Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-----------------------         ---------  ------------  ----------  --------  --------  -----------  --------  -------------
6.000% or less ...............      335    $ 86,879,034      9.88%    5.820%      684      $259,340    80.44%       57.21%
6.001% to 6.500% .............      707     169,303,643     19.25     6.343       678       239,468    81.48        43.53
6.501% to 7.000% .............    1,211     258,461,823     29.38     6.830       662       213,428    82.29        37.08
7.001% to 7.500% .............      793     142,792,035     16.23     7.318       646       180,066    82.83        40.05
7.501% to 8.000% .............      799     126,587,828     14.39     7.807       625       158,433    82.94        42.35
8.001% to 8.500% .............      398      53,940,009      6.13     8.309       604       135,528    83.27        48.22
8.501% to 9.000% .............      257      30,163,936      3.43     8.777       579       117,369    80.91        56.77
9.001% to 9.500% .............       82       7,791,992      0.89     9.240       571        95,024    78.62        54.00
9.501% to 10.000% ............       42       3,670,903      0.42     9.800       556        87,402    73.85        56.68
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total: ....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%       43.14%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans ranged from 4.990% per annum to 9.950% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.047% per annum.

                  Outstanding Mortgage Loan Principal Balances

                                             Aggregate                         Weighted    Average    Weighted
Range of Outstanding            Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
Mortgage Loan                    Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Principal Balances                Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
--------------------            ---------  ------------  ----------  --------  --------  -----------  --------  -------------
$50,000 or less...............      137    $  5,842,261      0.66%    8.253%      599      $ 42,644    75.85%       77.60%
$50,001 to $100,000...........      852      66,218,007      7.53     7.703       625        77,721    80.51        65.40
$100,001 to $150,000..........    1,017     126,077,036     14.33     7.453       638       123,970    81.48        53.78
$150,001 to $200,000..........      813     141,730,998     16.11     7.135       639       174,331    82.37        52.54
$200,001 to $250,000..........      627     140,640,911     15.99     6.980       648       224,308    82.26        45.56
$250,001 to $300,000..........      481     131,075,409     14.90     6.826       656       272,506    82.18        35.89
$300,001 to $350,000..........      285      92,599,703     10.53     6.738       672       324,911    82.27        30.85
$350,001 to $400,000..........      219      82,259,768      9.35     6.721       672       375,615    83.39        31.85
$400,001 to $450,000..........       63      26,915,018      3.06     6.946       667       427,223    83.55        28.54
$450,001 to $500,000..........       89      42,768,021      4.86     6.767       674       480,540    81.82        29.06
$500,001 to $550,000..........       16       8,445,458      0.96     7.039       685       527,841    82.65        12.36
$550,001 to $600,000..........       15       8,646,715      0.98     6.717       660       576,448    81.53        27.12
$600,001 to $650,000..........        8       5,015,901      0.57     6.795       692       626,988    78.97         0.00
$650,001 to $700,000..........        2       1,356,000      0.15     6.274       663       678,000    80.00         0.00
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%       43.14%
                                  =====    ============    ======     =====       ===      ========    =====        =====

            As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $29,966 to approximately $700,000 and the average outstanding principal balance of the Mortgage Loans was approximately $190,223.

                                  Loan Program

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Loan Program                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                    ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Bay Street....................    1,835    $383,529,588     43.60%    6.842%      672      $209,008    83.52%        34.99%
Wall Street...................    1,105     228,797,961     26.01     6.875       693       207,057    80.28         18.23
Main Street...................      981     149,388,704     16.98     7.744       570       152,282    82.51         76.85
High Street...................      496      81,571,915      9.27     7.377       595       164,460    85.67         81.97
South Street..................      140      26,172,170      2.98     6.724       630        186944    62.65         44.94
42nd Street...................       67      10,130,866      1.15     6.633       658       151,207    83.02        100.00
                                  -----    ------------    ------     -----       ---      --------    -----        ------
   Total:....................     4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%        43.14%
                                  =====    ============    ======     =====       ===      ========    =====        ======

                                  Product Types

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Product type                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                    ---------  ------------  ----------  --------  --------  -----------  --------  -------------
2/28 LIBOR ARM................    2,369    $358,055,356     40.71%    7.330%      631      $151,142    81.91%       51.45%
2/28 LIBOR IO ARM.............    2,025     481,848,683     54.78     6.850       668       237,950    82.20        35.16
3/27 LIBOR ARM................      144      21,357,144      2.43     7.183       630       148,313    82.79        66.63
3/27 LIBOR IO ARM.............       84      18,059,504      2.05     6.572       659       214,994    81.21        64.26
5/25 Treasury IO ARM..........        2         270,517      0.03     6.583       718       135,259    87.77         0.00
                                  -----    ------------    ------     -----       ---      --------    -----        ------
   Total:.....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%       43.14%
                                  =====    ============    ======     =====       ===      ========    =====        ======

                   State Distributions of Mortgaged Properties

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
State                             Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-----                           ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Arizona.......................      275    $ 40,516,805     4.61%     7.042%      648      $147,334    82.62%       58.68%
Arkansas......................       40       3,675,717     0.42      7.618       616        91,893    84.68        55.00
California....................    1,350     375,718,009    42.72      6.690       668       278,310    81.28        32.27
Colorado......................      315      56,444,869     6.42      6.940       638       179,190    83.96        55.26
Connecticut...................       10       1,817,503     0.21      7.512       609       181,750    84.32        80.88
Delaware......................        1         113,507     0.01      6.990       643       113,507    80.00       100.00
District of Columbia..........       12       2,818,089     0.32      7.571       688       234,841    81.77        26.66
Florida.......................      222      33,768,628     3.84      7.267       644       152,111    81.06        37.73
Georgia.......................       64       8,954,055     1.02      7.397       654       139,907    83.81        55.01
Idaho.........................       27       2,965,572     0.34      7.182       622       109,836    80.16        76.45
Illinois......................      493      83,739,035     9.52      7.554       641       169,856    83.15        48.76
Indiana.......................       27       2,741,180     0.31      7.954       607       101,525    85.53        69.37
Iowa..........................      101       8,865,089     1.01      8.234       603        87,773    84.60        81.73
Kansas........................       91       8,149,443     0.93      7.594       620        89,554    82.33        66.89
Kentucky......................       16       1,451,610     0.17      8.181       558        90,726    84.50        82.23
Louisiana.....................       24       2,498,095     0.28      7.449       623       104,087    83.48        75.47
Maine.........................        2         258,785     0.03      7.859       718       129,393    79.37         0.00
Maryland......................       98      21,076,052     2.40      7.531       655       215,062    80.67        38.44
Massachusetts.................      151      36,440,841     4.14      7.121       654       241,330    81.32        39.12
Michigan......................       82      12,629,975     1.44      7.331       621       154,024    83.99        58.44
Minnesota.....................       68      11,704,427     1.33      6.980       655       172,124    83.44        43.23
Mississippi...................        9       1,090,412     0.12      7.530       622       121,157    78.83        54.23
Missouri......................      135      12,702,483     1.44      7.748       603        94,092    82.71        71.21
Nebraska......................       32       4,109,371     0.47      7.682       628       128,418    80.62        42.87
Nevada........................       59      13,144,898     1.49      7.292       640       222,795    82.59        51.98
New Hampshire.................       26       5,327,750     0.61      7.274       647       204,913    84.02        39.08
New Jersey....................       23       5,209,921     0.59      7.542       618       226,518    80.13        55.34
New Mexico....................       16       1,652,142     0.19      7.254       652       103,259    78.91        51.29
North Carolina................       19       2,321,155     0.26      7.848       609       122,166    84.66        75.89
North Dakota..................        1          73,800     0.01      7.500       568        73,800    90.00       100.00
Ohio..........................        3         405,002     0.05      7.637       614       135,001    87.71        77.10
Oklahoma......................       28       2,377,570     0.27      7.777       618        84,913    85.45        60.96
Oregon........................       14       2,065,151     0.23      7.515       613       147,511    83.97        56.03
Pennsylvania..................       18       1,817,028     0.21      7.923       600       100,946    82.86        74.27
Rhode Island..................       11       2,035,613     0.23      6.931       659       185,056    80.67        45.31
South Carolina................       39       4,003,685     0.46      7.568       627       102,659    83.35        59.02
Tennessee.....................       83       8,986,516     1.02      7.424       639       108,271    82.10        54.12
Texas.........................      257      30,251,976     3.44      7.483       639       117,712    81.66        47.40
Utah..........................       91      11,777,239     1.34      6.926       640       129,420    81.52        59.31
Virginia......................       82      17,253,486     1.96      7.349       657       210,408    84.33        35.38
Washington....................      178      32,724,270     3.72      6.901       634       183,844    83.01        55.45
West Virginia.................        4         336,555     0.04      8.737       580        84,139    73.83        71.51
Wisconsin.....................       25       3,429,394     0.39      7.943       624       137,176    82.61        41.31
Wyoming.......................        2         148,500     0.02      7.185       631        74,250    71.23       100.00
                                  -----    ------------    ------     -----       ---      --------    -----       ------
   Total:.....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%       43.14%
                                  =====    ============    ======     =====       ===      ========    =====       ======

          No more than approximately 0.54% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

                          Original Loan-to-Value Ratios

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
Range of Original                Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Loan-to-Value Ratios              Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
--------------------            ---------  ------------  ----------  --------  --------  -----------  --------  -------------
50.00% or less................       38    $  4,595,361      0.52%    7.051%      608      $120,931    42.34%       68.08%
50.01% to 55.00%..............       27       3,859,985      0.44     7.404       603       142,962    51.97        64.90
55.01% to 60.00%..............       36       4,341,132      0.49     7.422       591       120,587    58.27        51.62
60.01% to 65.00%..............       56       8,926,959      1.01     7.211       614       159,410    63.17        48.01
65.01% to 70.00%..............      175      27,731,817      3.15     7.370       612       158,468    68.88        48.28
70.01% to 75.00%..............      219      28,919,800      3.29     7.570       611       132,054    73.82        47.10
75.01% to 80.00%..............    2,189     433,210,884     49.25     6.856       672       197,904    79.83        29.47
80.01% to 85.00%..............      772     160,165,826     18.21     7.156       648       207,469    84.77        38.94
85.01% to 90.00%..............      983     184,637,021     20.99     7.192       624       187,830    89.78        70.78
90.01% to 95.00%..............      129      23,202,420      2.64     7.483       649       179,864    94.79        84.34
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%       43.14%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 19.48% to 95.00% and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans was approximately 82.08%.

                                  Loan Purpose

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Loan Purpose                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                    ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Purchase......................    2,892    $578,148,148     65.73%    6.928%      671      $199,913    82.39%       34.25%
Refinance - Cashout...........    1,086     188,390,844     21.42     7.313       613       173,472    81.20        59.72
Refinance - Rate Term.........      646     113,052,212     12.85     7.216       619       175,003    81.97        60.99
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%       43.14%
                                  =====    ============    ======     =====       ===      ========    =====        =====

                          Types of Mortgaged Properties

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Property Type                     Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-------------                   ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Single Family Detached........    3,355    $629,343,503     71.55%    7.054%      649      $187,584    82.04%       43.38%
Planned Unit Development......      677     134,643,609     15.31     7.024       649       198,883    82.62        45.93
Condominium...................      445      86,347,773      9.82     6.988       663       194,040    81.95        39.75
Two-to-Four Family............      108      24,115,071      2.74     7.153       688       223,288    80.57        34.18
Single Family Attached........       18       2,367,178      0.27     7.567       658       131,510    82.37        43.83
Townhouse.....................       15       1,862,254      0.21     7.229       672       124,150    81.86        37.72
Rowhouse......................        6         911,816      0.10     7.381       673       151,969    80.68        35.89
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%       43.14%
                                  =====    ============    ======     =====       ===      ========    =====        =====

                              Documentation Summary

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Documentation                     Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-------------                   ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Full Documentation............    2,316    $379,480,029     43.14%    7.042%      618      $163,851    83.40%      100.00%
24 Month Bank Statements......      151      33,881,814      3.85     6.900       635       224,383    83.29         0.00
12 Month Bank Statements......      217      41,549,291      4.72     7.103       638       191,471    83.52         0.00
Limited Documentation.........       27       5,882,814      0.67     7.060       644       217,882    81.46         0.00
Stated Income Self-Employed...      674     146,777,846     16.69     7.153       672       217,771    79.96         0.00
Stated Income Wage Earner.....    1,239     272,019,409     30.93     7.008       691       219,548    81.02         0.00
                                  -----    ------------    ------     -----       ---      --------    -----       ------
   Total:.....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%       43.14%
                                  =====    ============    ======     =====       ===      ========    =====       ======

                                 Occupancy Types

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Occupancy Type                    Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
--------------                  ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Primary.......................    4,176    $811,322,922     92.24%    7.008%      649      $194,282    82.23%      43.84%
Investment....................      430      65,181,709      7.41     7.526       680       151,585    80.38       34.27
Second Home...................       18       3,086,573      0.35     7.344       661       171,476    77.23       46.82
                                  -----    ------------    ------     -----       ---      --------    -----       -----
   Total:.....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%      43.14%
                                  =====    ============    ======     =====       ===      ========    =====       =====

          The information set forth above with respect to occupancy type is based upon representations of the related mortgagors at the time of origination.

                            Mortgage Loan Age Summary

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
Mortgage Loan Age                Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
(Months)                          Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-----------------               ---------  ------------  ----------  --------  --------  -----------  --------  -------------
0.............................    1,758    $335,964,379     38.20%    7.044%      651      $191,106    81.86%      43.55%
1.............................    1,807     342,775,131     38.97     7.005       654       189,693    82.07       42.29
2.............................    1,002     191,269,364     21.75     7.123       649       190,888    82.46       44.91
3.............................       50       8,517,686      0.97     7.169       666       170,354    82.28       24.65
4.............................        5         549,599      0.06     7.733       618       109,920    78.57       39.90
6.............................        1         348,000      0.04     6.150       782       348,000    80.00        0.00
7.............................        1         167,045      0.02     8.200       568       167,045    89.36        0.00
                                  -----    ------------    ------     -----       ---      --------    -----       -----
   Total:.....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%      43.14%
                                  =====    ============    ======     =====       ===      ========    =====       =====

          As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 1 month.

                        Original Prepayment Penalty Term

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
Original Prepayment              Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Penalty Term                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-------------------             ---------  ------------  ----------  --------  --------  -----------  --------  -------------
None..........................      920    $155,024,821     17.62%    7.640%      644      $168,505    82.39%      45.48%
6 Months......................       90       7,881,183      0.90     7.555       620        87,569    82.24       69.17
12 Months.....................       58      13,775,476      1.57     7.564       655       237,508    81.58       29.88
18 Months.....................        1          90,534      0.01     8.200       685        90,534    80.00        0.00
24 Months.....................    3,116     619,391,783     70.42     6.914       655       198,778    82.00       41.48
30 Months.....................      245      49,310,251      5.61     6.812       644       201,266    82.50       41.63
36 Months.....................      194      34,117,157      3.88     6.794       644       175,862    81.69       64.35
                                  -----    ------------    ------     -----       ---      --------    -----       -----
   Total:.....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%      43.14%
                                  =====    ============    ======     =====       ===      ========    =====       =====

          The weighted average original Prepayment Penalty term with respect to the Mortgage Loans having Prepayment Penalties was approximately 25 months.

                                  Credit Scores

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original      Full
Range of  Credit Scores           Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
----------------------          ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Not Available ................        1    $    175,608      0.02%    7.500%        0      $175,608    80.00%        0.00%
500 to 500 ...................        4         596,248      0.07     8.008       500       149,062    87.41        63.49
501 to 525 ...................      126      16,021,148      1.82     8.249       514       127,152    80.88        94.27
526 to 550 ...................      310      45,761,020      5.20     7.928       538       147,616    81.02        79.38
551 to 575 ...................      379      56,188,210      6.39     7.722       563       148,254    83.52        77.30
576 to 600 ...................      391      66,341,320      7.54     7.437       588       169,671    82.36        75.43
601 to 625 ...................      479      84,997,721      9.66     7.167       614       177,448    82.49        73.39
626 to 650 ...................      697     129,715,443     14.75     6.935       638       186,105    82.59        55.51
651 to 675 ...................      795     163,082,996     18.54     6.932       664       205,136    82.01        27.39
676 to 700 ...................      624     134,582,282     15.30     6.795       687       215,677    81.47        17.84
701 to 725 ...................      415      91,212,683     10.37     6.764       712       219,790    81.88        15.69
726 to 750 ...................      206      44,764,225      5.09     6.627       737       217,302    81.88        15.52
751 to 775 ...................      125      27,569,518      3.13     6.598       761       220,556    81.72        18.27
776 to 800 ...................       59      14,978,588      1.70     6.566       784       253,874    81.44        23.10
801 to 817 ...................       13       3,604,196      0.41     6.362       806       277,246    83.07        37.97
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total: ....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%       43.14%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          The Credit Scores of the Mortgage Loans that were scored as of their respective origination ranged from 500 to 817 and the weighted average Credit Score of the Mortgage Loans that were scored as of their respective origination was approximately 652.

                              Credit Grade Summary

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original      Full
Credit Grade                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                    ---------  ------------  ----------  --------  --------  -----------  --------  -------------
A+............................      193    $ 36,408,066      4.14%    7.035%      633      $188,643    84.82%       75.78%
A.............................    3,749     747,995,633     85.04     6.926       665       199,519    82.04        36.61
A-............................      231      36,960,138      4.20     7.674       565       160,001    83.64        75.54
B+............................      130      18,020,627      2.05     7.864       531       138,620    88.50        91.83
B.............................      194      24,233,542      2.76     8.086       554       124,915    79.83        81.80
C+............................        2         327,702      0.04     8.021       514       163,851    73.69        14.23
C.............................      100      11,563,836      1.31     8.737       535       115,638    72.34        83.43
D.............................       25       4,081,659      0.46     9.117       550       163,266    63.28       100.00
                                  -----    ------------    ------     -----       ---      --------    -----       ------
   Total:.....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%       43.14%
                                  =====    ============    ======     =====       ===      ========    =====       ======

                                  Gross Margins

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original      Full
Range of Gross Margins            Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
----------------------          ---------  ------------  ----------  --------  --------  -----------  --------  -------------
1.501% to 2.000%..............        1    $    168,800      0.02%    7.750%      640      $168,800    80.00%        0.00%
4.501% to 5.000%..............        1          66,061      0.01     8.000       683        66,061    90.00       100.00
5.001% to 5.500%..............    1,289     285,822,006     32.49     6.617       677       221,739    82.17        42.79
5.501% to 6.000%..............    1,969     391,166,161     44.47     7.063       641       198,662    82.48        45.88
6.001% to 6.500%..............    1,363     202,167,376     22.98     7.624       635       148,325    81.18        38.30
7.001% to 7.500%..............        1         200,800      0.02     7.050       640       200,800    80.00       100.00
                                  -----    ------------    ------     -----       ---      --------    -----       ------
   Total:.....................    4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%       43.14%
                                  =====    ============    ======     =====       ===      ========    =====       ======

          As of the Cut-off Date, the gross margins for the Mortgage Loans ranged from 2.000% per annum to 7.050% per annum and the weighted average gross margin of the Mortgage Loans was approximately 5.794% per annum.

                             Maximum Mortgage Rates

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
Range of Maximum                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original      Full
Mortgage Rates                    Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
----------------                ---------  ------------  ----------  --------  --------  -----------  --------  -------------
12.000% or less.............        335    $ 86,879,034      9.88%    5.820%      684      $259,340    80.44%      57.21%
12.001% to 12.500%..........        707     169,303,643     19.25     6.343       678       239,468    81.48       43.53
12.501% to 13.000%..........      1,211     258,461,823     29.38     6.830       662       213,428    82.29       37.08
13.001% to 13.500%..........        793     142,792,035     16.23     7.318       646       180,066    82.83       40.05
13.501% to 14.000%..........        799     126,587,828     14.39     7.807       625       158,433    82.94       42.35
14.001% to 14.500%..........        398      53,940,009      6.13     8.309       604       135,528    83.27       48.22
14.501% to 15.000%..........        257      30,163,936      3.43     8.777       579       117,369    80.91       56.77
15.001% to 15.500%..........         82       7,791,992      0.89     9.240       571        95,024    78.62       54.00
15.501% to 16.000%..........         42       3,670,903      0.42     9.800       556        87,402    73.85       56.68
                                  -----    ------------    ------     -----       ---      --------    -----       -----
   Total:...................      4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%      43.14%
                                  =====    ============    ======     =====       ===      ========    =====       =====

          As of the Cut-off Date, the Maximum Mortgage Rates for the Mortgage Loans ranged from 10.990% per annum to 15.950% per annum and the weighted average Maximum Mortgage Rate for the Mortgage Loans was 13.047% per annum.

                            Next Rate Adjustment Date

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
Next Rate Adjustment             Mortgage     Balance     Mortgage    Average   Credit     Balance    Original      Full
Date                              Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
--------------------            ---------  ------------  ----------  --------  --------  -----------  --------  -------------
March 2006.................           1    $    348,000      0.04%    6.150%      782      $348,000    80.00%       0.00%
May 2006...................           5         549,599      0.06     7.733       618       109,920    78.57       39.90
June 2006..................          48       8,004,628      0.91     7.194       667       166,763    82.43       26.23
July 2006..................         949     181,483,162     20.63     7.144       650       191,236    82.48       43.29
August 2006................       1,707     326,201,900     37.09     7.007       654       191,097    82.03       41.27
September 2006.............       1,665     319,473,244     36.32     7.055       651       191,876    81.91       42.64
October 2006...............          19       3,843,506      0.44     6.510       665       202,290    81.41       49.90
February 2007..............           1         167,045      0.02     8.200       568       167,045    89.36        0.00
June 2007..................           2         513,058      0.06     6.789       653       256,529    80.00        0.00
July 2007..................          51       9,515,684      1.08     6.740       626       186,582    81.89       77.19
August 2007................         100      16,573,231      1.88     6.959       655       165,732    83.00       62.30
September 2007.............          73      12,538,029      1.43     6.934       643       171,754    80.98       65.13
October 2007...............           1         109,600      0.01     7.650       643       109,600    80.00        0.00
July 2009..................           2         270,517      0.03     6.583       718       135,259    87.77        0.00
                                  -----    ------------    ------     -----       ---      --------    -----       ------
   Total:..................       4,624    $879,591,204    100.00%    7.047%      652      $190,223    82.08%      43.14%
                                  =====    ============    ======     =====       ===      ========    =====       ======

                           The Group 1 Mortgage Loans

                  Mortgage Rates for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Range of Mortgage Rates           Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-----------------------         ---------  ------------  ----------  --------  --------  -----------  --------  -------------
6.000% or less................      218    $ 47,693,191     8.85%     5.836%      675      $218,776    80.09%       61.75%
6.001% to 6.500%..............      467      95,279,777    17.69      6.345       674       204,025    81.35        50.68
6.501% to 7.000%..............      831     156,342,510    29.02      6.822       664       188,138    82.05        38.54
7.001% to 7.500%..............      574      90,479,069    16.79      7.313       645       157,629    82.79        42.79
7.501% to 8.000%..............      565      82,935,921    15.39      7.800       623       146,789    82.85        46.27
8.001% to 8.500%..............      296      38,456,920     7.14      8.318       600       129,922    82.84        50.08
8.501% to 9.000%..............      169      19,417,667     3.60      8.783       578       114,897    80.87        56.77
9.001% to 9.500%..............       58       5,819,350     1.08      9.239       575       100,334    77.36        53.27
9.501% to 10.000%.............       30       2,303,039     0.43      9.800       553        76,768    74.75        55.95
                                  -----    ------------   ------      -----       ---      --------    -----        -----
   Total:.....................    3,208    $538,727,443   100.00%     7.100%      648      $167,932    81.93%       46.36%
                                  =====    ============   ======      =====       ===      ========    =====        =====

     As of the Cut-off Date, the Mortgage Rates of the Group 1 Mortgage Loans ranged from 4.990% per annum to 9.950% per annum and the weighted average Mortgage Rate of the Group 1 Mortgage Loans was approximately 7.100% per annum.

   Outstanding Mortgage Loan Principal Balances for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
Range of Outstanding Mortgage    Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Loan Principal Balances           Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-----------------------------   ---------  ------------  ----------  --------  --------  -----------  --------  -------------
$50,000 or less...............      101    $  4,383,290     0.81%     8.232%      599      $ 43,399    76.00%       79.51%
$50,001 to $100,000...........      615      48,172,938     8.94      7.678       627        78,330    80.72        64.92
$100,001 to $150,000..........      764      94,901,792    17.62      7.419       640       124,217    81.36        53.14
$150,001 to $200,000..........      643     112,400,222    20.86      7.123       642       174,806    82.45        52.83
$200,001 to $250,000..........      522     117,230,307    21.76      6.976       650       224,579    82.28        43.54
$250,001 to $300,000..........      392     106,787,169    19.82      6.817       657       272,416    82.14        34.51
$300,001 to $350,000..........      166      52,881,817     9.82      6.716       677       318,565    82.32        31.95
$350,001 to $400,000..........        4       1,557,907     0.29      6.753       708       389,477    81.25        25.10
$400,001 to $450,000..........        1         412,000     0.08      6.500       763       412,000    80.00         0.00
                                  -----    ------------   ------      -----       ---      --------    -----        -----
   Total:.....................    3,208    $538,727,443   100.00%     7.100%      648      $167,932    81.93%       46.36%
                                  =====    ============   ======      =====       ===      ========    =====        =====

     As of the Cut-off Date, the outstanding principal balances of the Group 1 Mortgage Loans ranged from approximately $29,981 to approximately $412,000 and the average outstanding principal balance of the Group 1 Mortgage Loans was approximately $167,932.

                   Loan Program for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal   Average      Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original      Full
Loan Program                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                    ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Bay Street....................    1,300    $242,856,703    45.08%     6.872%      671      $186,813    83.56%        36.54%
Wall Street...................      734     122,493,128    22.74      6.966       691       166,884    79.83         21.67
Main Street...................      684      97,613,374    18.12      7.792       569       142,710    81.88         76.96
High Street...................      343      51,504,198     9.56      7.380       591       150,158    85.67         86.27
South Street..................       98      17,037,142     3.16      6.712       641       173,848    62.50         45.08
42nd Street...................       49       7,222,898     1.34      6.586       654       147,406    82.79        100.00
                                  -----    ------------   ------      -----       ---      --------    -----        ------
   Total:.....................    3,208    $538,727,443   100.00%     7.100%      648      $167,932    81.93%        46.36%
                                  =====    ============   ======      =====       ===      ========    =====        ======

                  Product Types for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Product Type                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                    ---------  ------------  ----------  --------  --------  -----------  --------  -------------
2/28 LIBOR ARM................    1,562    $218,963,417    40.64%     7.378%      629      $140,181    82.00%       54.33%
2/28 LIBOR IO ARM.............    1,481     293,686,919    54.51      6.915       663       198,303    81.93        38.80
3/27 LIBOR ARM................       92      12,686,486     2.35      7.119       625       137,897    81.49        71.11
3/27 LIBOR IO ARM.............       71      13,120,104     2.44      6.590       666       184,790    81.11        59.61
5/25 Treasury IO ARM..........        2         270,517     0.05      6.583       718       135,259    87.77         0.00
                                  -----    ------------   ------      -----       ---      --------    -----        -----
   Total:.....................    3,208    $538,727,443   100.00%     7.100%      648      $167,932    81.93%       46.36%
                                  =====    ============   ======      =====       ===      ========    =====        =====

   State Distributions of Mortgaged Properties for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
State                             Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-----                           ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Arizona.......................      230    $ 32,602,091      6.05%     7.096%     648      $141,748    82.47%        57.11%
Arkansas......................       24       2,030,998      0.38      7.650      621        84,625    85.38         66.03
California....................      838     194,282,738     36.06      6.720      664       231,841    80.64         35.38
Colorado......................      255      43,945,228      8.16      6.939      639       172,334    83.85         54.94
Connecticut...................        6       1,009,434      0.19      7.293      615       168,239    81.51         83.23
Delaware......................        1         113,507      0.02      6.990      643       113,507    80.00        100.00
District of Columbia..........        6       1,210,509      0.22      7.118      714       201,752    80.00         20.39
Florida.......................      155      21,490,141      3.99      7.420      638       138,646    81.46         38.14
Georgia.......................       45       6,162,113      1.14      7.477      648       136,936    83.71         60.86
Idaho.........................       20       2,003,445      0.37      7.509      602       100,172    80.75         84.47
Illinois......................      340      54,556,280     10.13      7.559      642       160,460    82.97         50.42
Indiana.......................       21       2,207,726      0.41      7.889      608       105,130    84.30         68.82
Iowa..........................       77       6,687,074      1.24      8.289      599        86,845    84.54         79.88
Kansas........................       71       6,418,602      1.19      7.514      620        90,403    82.40         68.10
Kentucky......................       11       1,012,195      0.19      8.231      544        92,018    85.10         83.20
Louisiana.....................       16       1,823,426      0.34      7.179      639       113,964    83.18         73.18
Maine.........................        1         141,268      0.03      7.950      764       141,268    78.85          0.00
Maryland......................       63      10,831,512      2.01      7.607      650       171,929    81.04         48.55
Massachusetts.................       99      22,672,610      4.21      7.095      656       229,016    81.18         41.83
Michigan......................       66       9,462,366      1.76      7.374      622       143,369    84.29         60.04
Minnesota.....................       42       6,955,485      1.29      6.788      666       165,607    82.48         38.96
Mississippi...................        4         549,271      0.10      8.156      628       137,318    76.31         26.59
Missouri......................       98       9,125,439      1.69      7.712      605        93,117    83.00         70.48
Nebraska......................       18       2,396,107      0.44      7.782      631       133,117    80.71         32.70
Nevada........................       42       8,682,925      1.61      7.343      641       206,736    81.11         50.88
New Hampshire.................       18       3,421,998      0.64      7.108      651       190,111    81.39         34.20
New Jersey....................       13       2,760,886      0.51      7.606      639       212,376    79.81         50.74
New Mexico....................       14       1,308,953      0.24      7.462      634        93,497    80.46         58.32
North Carolina................       13       1,614,777      0.30      7.771      607       124,214    83.76         84.73
North Dakota..................        1          73,800      0.01      7.500      568        73,800    90.00        100.00
Ohio..........................        3         405,002      0.08      7.637      614       135,001    87.71         77.10
Oklahoma......................       20       1,626,899      0.30      7.827      625        81,345    84.63         55.72
Oregon........................       11       1,640,184      0.30      7.297      623       149,108    83.61         57.94
Pennsylvania..................       13       1,474,737      0.27      7.935      605       113,441    82.03         75.43
Rhode Island..................        7       1,356,725      0.25      6.923      674       193,818    81.10         27.96
South Carolina................       27       2,677,193      0.50      7.703      628        99,155    82.01         60.56
Tennessee.....................       57       5,791,128      1.07      7.459      632       101,599    83.43         59.67
Texas.........................      175      19,824,079      3.68      7.559      638       113,280    81.66         48.28
Utah..........................       82      10,490,616      1.95      6.877      642       127,934    82.14         63.12
Virginia......................       54      10,324,884      1.92      7.365      661       191,202    84.60         33.75
Washington....................      132      23,228,692      4.31      6.854      637       175,975    83.20         52.07
West Virginia.................        3         269,819      0.05      8.685      591        89,940    71.07         64.46
Wisconsin.....................       16       2,064,582      0.38      7.762      625       129,036    82.53         37.92
                                  -----    ------------    ------      -----      ---      --------    -----        ------
   Total:.....................    3,208    $538,727,443    100.00%     7.100%     648      $167,932    81.93%        46.36%
                                  =====    ============    ======      =====      ===      ========    =====        ======

          No more than approximately 0.42% of the Group 1 Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

          Original Loan-to-Value Ratios for the Group 1 Mortgage Loans

                                              Aggregate
                                Number of     Principal    Percent of   Weighted
Range of Original Loan-to-       Mortgage      Balance      Mortgage     Average
Value Ratios                      Loans      Outstanding      Pool       Coupon
--------------------------      ---------   ------------   ----------   --------
50.00% or less................       25     $  3,437,262       0.64%     7.053%
50.01% to 55.00%..............       19        2,761,441       0.51      7.556
55.01% to 60.00%..............       25        3,023,135       0.56      7.411
60.01% to 65.00%..............       43        6,599,740       1.23      7.223
65.01% to 70.00%..............      125       17,518,902       3.25      7.445
70.01% to 75.00%..............      152       17,688,274       3.28      7.673
75.01% to 80.00%..............    1,540      270,299,317      50.17      6.897
80.01% to 85.00%..............      495       84,680,395      15.72      7.266
85.01% to 90.00%..............      699      119,270,055      22.14      7.235
90.01% to 95.00%..............       85       13,448,921       2.50      7.512
                                  -----     ------------     ------      -----
   Total:.....................    3,208     $538,727,443     100.00%     7.100%
                                  =====     ============     ======      =====

                                 Weighted     Average
                                  Average    Principal      Weighted        Percent
Range of Original Loan-to-        Credit      Balance        Average          Full
Value Ratios                       Score    Outstanding   Original LTV   Documentation
--------------------------       --------   -----------   ------------   -------------
50.00% or less................      607       $137,490       43.17%          66.93%
50.01% to 55.00%..............      599        145,339       51.94           74.55
55.01% to 60.00%..............      596        120,925       58.38           56.04
60.01% to 65.00%..............      610        153,482       63.10           48.52
65.01% to 70.00%..............      613        140,151       68.92           47.57
70.01% to 75.00%..............      605        116,370       73.82           50.05
75.01% to 80.00%..............      671        175,519       79.85           32.71
80.01% to 85.00%..............      640        171,072       84.74           46.71
85.01% to 90.00%..............      621        170,630       89.78           69.85
90.01% to 95.00%..............      647        158,223       94.75           89.33
                                    ---       --------       -----           -----
   Total:.....................      648       $167,932       81.93%          46.36%
                                    ===       ========       =====           =====

          As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group 1 Mortgage Loans ranged from 19.48% to 95.00% and the weighted average Original Loan-to-Value Ratio for the Group 1 Mortgage Loans was approximately 81.93%.

                   Loan Purpose for the Group 1 Mortgage Loans


                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Loan Purpose                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                    ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Purchase......................    2,005    $346,447,878     64.31%    6.987%      668      $172,792    82.24%       36.89%
Refinance - Cashout...........      746     120,291,699     22.33     7.326       611       161,249    81.11        62.10
Refinance - Rate Term.........      457      71,987,866     13.36     7.264       616       157,523    81.82        65.64
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    3,208    $538,727,443    100.00%    7.100%      648      $167,932    81.93%       46.36%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          Types of Mortgaged Properties for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal   Average      Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original      Full
Property Type                     Loans     Outstanding     Pool      Coupon     Score   Outstanding    LTV     Documentation
-------------                   ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Single Family Detached........    2,299    $374,814,771     69.57%    7.112%      644      $163,034    81.94%       47.95%
Planned Unit Development......      480      85,286,799     15.83     7.095       650       177,681    82.34        46.09
Condominium...................      316      57,185,072     10.61     7.008       662       180,965    81.73        39.72
Two-to-Four Family............       83      17,640,153      3.27     7.124       688       212,532    80.60        34.85
Single Family Attached........       13       1,418,639      0.26     7.404       647       109,126    80.36        62.73
Townhouse.....................       12       1,534,151      0.28     7.072       670       127,846    82.66        45.78
Rowhouse......................        5         847,857      0.16     7.315       681       169,571    80.74        31.05
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    3,208    $538,727,443    100.00%    7.100%      648      $167,932    81.93%       46.36%
                                  =====    ============    ======     =====       ===      ========    =====        =====

              Documentation Summary for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal   Average      Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original      Full
Documentation                     Loans     Outstanding     Pool      Coupon     Score   Outstanding    LTV     Documentation
-------------                   ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Full Documentation............    1,651    $249,754,096     46.36%    7.083%      617      $151,274    83.10%      100.00%
24 Month Bank Statements......       97      18,122,093      3.36     6.946       633       186,826    84.52         0.00
12 Month Bank Statements......      161      26,012,482      4.83     7.176       633       161,568    83.38         0.00
Limited Documentation.........       18       3,423,362      0.64     7.201       636       190,187    81.06         0.00
Stated Income Self-Employed...      418      76,499,820     14.20     7.251       670       183,014    79.67         0.00
Stated Income Wage Earner.....      863     164,915,591     30.61     7.056       689       191,096    80.72         0.00
                                  -----    ------------    ------     -----       ---      --------    -----       ------
   Total:.....................    3,208    $538,727,443    100.00%    7.100%      648      $167,932    81.93%       46.36%
                                  =====    ============    ======     =====       ===      ========    =====       ======

                 Occupancy Types for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal   Average      Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original      Full
Occupancy Type                    Loans     Outstanding     Pool      Coupon     Score   Outstanding    LTV     Documentation
--------------                  ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Primary.......................    2,876    $491,869,504     91.30%    7.056%      645      $171,026    82.11%      47.31%
Investment....................      321      45,478,302      8.44     7.555       679       141,677    80.27       35.75
Second Home...................       11       1,379,638      0.26     7.748       656       125,422    75.06       58.78
                                  -----    ------------    ------     -----       ---      --------    -----       -----
   Total:.....................    3,208    $538,727,443    100.00%    7.100%      648      $167,932    81.93%      46.36%
                                  =====    ============    ======     =====       ===      ========    =====       =====

          The information set forth above with respect to occupancy type is based upon representations of the related mortgagors at the time of origination.

            Mortgage Loan Age Summary for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal   Average      Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original      Full
Mortgage Loan Age (Months)        Loans     Outstanding     Pool      Coupon     Score   Outstanding    LTV     Documentation
--------------------------      ---------  ------------  ----------  --------  --------  -----------  --------  -------------
0.............................    1,240    $208,571,867     38.72%    7.108%      644      $168,203    81.78%      48.49%
1.............................    1,238     207,926,937     38.60     7.052       653       167,954    81.99       44.18
2.............................      697     117,470,001     21.81     7.166       647       168,537    82.08       47.06
3.............................       29       4,281,890      0.79     7.080       673       147,651    82.40       33.20
4.............................        3         309,703      0.06     7.962       643       103,234    77.33       12.69
7.............................        1         167,045      0.03     8.200       568       167,045    89.36        0.00
                                  -----    ------------    ------     -----       ---      --------    -----       -----
   Total:.....................    3,208    $538,727,443    100.00%    7.100%      648      $167,932    81.93%      46.36%
                                  =====    ============    ======     =====       ===      ========    =====       =====

          As of the Cut-off Date, the weighted average age of the Group 1 Mortgage Loans was approximately 1 month.

         Original Prepayment Penalty Term for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal   Average      Percent
Original Prepayment Penalty      Mortgage     Balance     Mortgage    Average   Credit     Balance    Original      Full
Term                              Loans     Outstanding     Pool      Coupon     Score   Outstanding    LTV     Documentation
---------------------------     ---------  ------------  ----------  --------  --------  -----------  --------  -------------
None..........................      628    $ 95,145,357     17.66%    7.682%      643      $151,505    82.38%      47.82%
6 Months......................       71       6,418,602      1.19     7.514       620        90,403    82.40       68.10
12 Months.....................       40       8,065,088      1.50     7.507       657       201,627    80.82       33.66
18 Months.....................        1          90,534      0.02     8.200       685        90,534    80.00        0.00
24 Months.....................    2,160     376,398,632     69.87     6.971       650       174,259    81.89       45.15
30 Months.....................      161      28,753,482      5.34     6.910       642       178,593    81.97       42.75
36 Months.....................      147      23,855,748      4.43     6.779       647       162,284    81.05       62.60
                                  -----    ------------    ------     -----       ---      --------    -----       -----
   Total:.....................    3,208    $538,727,443    100.00%    7.100%      648      $167,932    81.93%      46.36%
                                  =====    ============    ======     =====       ===      ========    =====       =====

          The weighted average original Prepayment Penalty term with respect to the Group 1 Mortgage Loans having Prepayment Penalties was approximately 25 months.

                  Credit Scores for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Range of  Credit Scores           Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------------------------  ---------  ------------  ----------  --------  --------  -----------  --------  -------------
500 to 500....................        2    $    294,968      0.05%    8.425%      500      $147,484    84.76%       26.21%
501 to 525....................       88      11,280,424      2.09     8.287       514       128,187    80.19        93.33
526 to 550....................      220      31,946,053      5.93     7.961       538       145,209    80.24        78.78
551 to 575....................      265      36,350,553      6.75     7.756       563       137,172    83.54        79.14
576 to 600....................      254      37,861,621      7.03     7.510       588       149,061    82.92        75.39
601 to 625....................      334      53,125,804      9.86     7.161       614       159,059    82.25        75.29
626 to 650....................      509      84,369,793     15.66     6.949       638       165,756    82.56        59.49
651 to 675....................      564     102,876,209     19.10     6.957       664       182,405    82.03        31.20
676 to 700....................      416      75,921,215     14.09     6.842       687       182,503    81.12        20.96
701 to 725....................      294      55,629,175     10.33     6.803       712       189,215    81.69        17.33
726 to 750....................      145      26,989,107      5.01     6.713       736       186,132    81.66        15.73
751 to 775....................       78      14,691,850      2.73     6.667       762       188,357    81.60        19.43
776 to 800....................       34       6,665,366      1.24     6.587       785       196,040    79.74        22.51
801 to 807....................        5         725,306      0.13     6.559       805       145,061    81.02        31.12
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    3,208    $538,727,443    100.00%    7.100%      648      $167,932    81.93%       46.36%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          The Credit Scores of the Group 1 Mortgage Loans that were scored as of their respective origination ranged from 500 to 807 and the weighted average Credit Score of the Group 1 Mortgage Loans that were scored as of their respective origination was approximately 648.

               Credit Grade Summary for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Credit Grade                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------------------------  ---------  ------------  ----------  --------  --------  -----------  --------  -------------
A+............................      134    $ 21,810,033      4.05%    7.023%      628      $162,761    85.11%       84.29%
A.............................    2,600     452,847,852     84.06     6.968       663       174,172    81.95        39.54
A-............................      155      23,239,462      4.31     7.742       564       149,932    83.33        75.94
B+............................       87      11,904,679      2.21     7.877       531       136,835    88.37        92.03
B.............................      139      17,129,453      3.18     8.078       552       123,233    79.60        81.53
C+............................        2         327,702      0.06     8.021       514       163,851    73.69        14.23
C.............................       73       8,806,126      1.63     8.754       536       120,632    71.82        79.72
D.............................       18       2,662,136      0.49     9.061       544       147,896    61.56       100.00
                                  -----    ------------    ------     -----       ---      --------    -----       ------
   Total:.....................    3,208    $538,727,443    100.00%    7.100%      648      $167,932    81.93%       46.36%
                                  =====    ============    ======     =====       ===      ========    =====       ======

                  Gross Margins for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Range of Gross Margins            Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------------------------  ---------  ------------  ----------  --------  --------  -----------  --------  -------------
1.501% to 2.000%..............        1    $    168,800      0.03%    7.750%      640      $168,800    80.00%        0.00%
4.501% to 5.000%..............        1          66,061      0.01     8.000       683        66,061    90.00       100.00
5.001% to 5.500%..............      890     173,382,912     32.18     6.657       675       194,812    82.43        46.79
5.501% to 6.000%..............    1,359     237,048,472     44.00     7.124       637       174,429    82.07        48.73
6.001% to 6.500%..............      956     127,860,399     23.73     7.653       633       133,745    81.00        41.34
7.001% to 7.500%..............        1         200,800      0.04     7.050       640       200,800    80.00       100.00
                                  -----    ------------    ------     -----       ---      --------    -----       ------
   Total:.....................    3,208    $538,727,443    100.00%    7.100%      648      $167,932    81.93%       46.36%
                                  =====    ============    ======     =====       ===      ========    =====       ======

          As of the Cut-off Date, the gross margins for the Group 1 Mortgage Loans ranged from 2.000 % per annum to 7.050% per annum and the weighted average gross margin of the Group 1 Mortgage Loans was approximately 5.803% per annum.

              Maximum Mortgage Rates for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
Range of Maximum                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Mortgage Rates                    Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------------------------  ---------  ------------  ----------  --------  --------  -----------  --------  -------------
12.000% or less...............      218    $ 47,693,191      8.85%    5.836%      675      $218,776    80.09%       61.75%
12.001% to 12.500%............      467      95,279,777     17.69     6.345       674       204,025    81.35        50.68
12.501% to 13.000%............      831     156,342,510     29.02     6.822       664       188,138    82.05        38.54
13.001% to 13.500%............      574      90,479,069     16.79     7.313       645       157,629    82.79        42.79
13.501% to 14.000%............      565      82,935,921     15.39     7.800       623       146,789    82.85        46.27
14.001% to 14.500%............      296      38,456,920      7.14     8.318       600       129,922    82.84        50.08
14.501% to 15.000%............      169      19,417,667      3.60     8.783       578       114,897    80.87        56.77
15.001% to 15.500%............       58       5,819,350      1.08     9.239       575       100,334    77.36        53.27
15.501% to 16.000%............       30       2,303,039      0.43     9.800       553        76,768    74.75        55.95
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    3,208    $538,727,443    100.00%    7.100%      648      $167,932    81.93%       46.36%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          As of the Cut-off Date, the Maximum Mortgage Rates for the Group 1 Mortgage Loans ranged from 10.990% per annum to 15.950% per annum and the weighted average Maximum Mortgage Rate for the Group 1 Mortgage Loans was 13.100% per annum.

            Next Rate Adjustment Date for the Group 1 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Next Rate Adjustment Date         Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------------------------  ---------  ------------  ----------  --------  --------  -----------  --------  -------------
May 2006......................        3    $    309,703      0.06%    7.962%      643      $103,234    77.33%       12.69%
June 2006.....................       28       3,950,858      0.73     7.158       669       141,102    82.60        35.98
July 2006.....................      661     111,722,674     20.74     7.189       648       169,021    82.08        45.99
August 2006...................    1,163     196,289,917     36.44     7.064       652       168,779    81.99        43.13
September 2006................    1,173     197,903,669     36.74     7.120       644       168,716    81.88        47.53
October 2006..................       15       2,473,514      0.46     6.723       665       164,901    81.20        54.25
February 2007.................        1         167,045      0.03     8.200       568       167,045    89.36         0.00
June 2007.....................        1         331,032      0.06     6.150       722       331,032    80.00         0.00
July 2007.....................       34       5,476,810      1.02     6.727       633       161,083    81.93        71.24
August 2007...................       75      11,637,020      2.16     6.859       656       155,160    82.06        61.91
September 2007................       51       8,085,084      1.50     6.911       637       158,531    79.68        70.95
October 2007..................        1         109,600      0.02     7.650       643       109,600    80.00         0.00
July 2009.....................        2         270,517      0.05     6.583       718       135,259    87.77         0.00
                                  -----    ------------    ------     -----       ---      --------    -----        -----
    Total:....................    3,208    $538,727,443    100.00%    7.100%      648      $167,932    81.93%       46.36%
                                  =====    ============    ======     =====       ===      ========    =====        =====

                           The Group 2 Mortgage Loans

                  Mortgage Rates for the Group 2 Mortgage Loans

                                              Aggregate    Percent            Weighted    Average    Weighted
                                 Number of    Principal      of     Weighted   Average   Principal    Average     Percent
                                  Mortgage     Balance    Mortgage   Average   Credit     Balance    Original       Full
Range of Mortgage Rates            Loans     Outstanding    Pool     Coupon     Score   Outstanding     LTV    Documentation
-----------------------          ---------  ------------  --------  --------  --------  -----------  --------  -------------
6.000% or less................       117    $ 39,185,842    11.50%   5.799%      694      $334,922    80.87%       51.67%
6.001% to 6.500%..............       240      74,023,866    21.72    6.341       683       308,433    81.65        34.34
6.501% to 7.000%..............       380     102,119,313    29.96    6.842       658       268,735    82.66        34.85
7.001% to 7.500%..............       219      52,312,967    15.35    7.326       648       238,872    82.89        35.31
7.501% to 8.000%..............       234      43,651,907    12.81    7.820       629       186,547    83.12        34.91
8.001% to 8.500%..............       102      15,483,090     4.54    8.287       612       151,795    84.33        43.62
8.501% to 9.000%..............        88      10,746,269     3.15    8.768       580       122,117    80.98        56.79
9.001% to 9.500%..............        24       1,972,642     0.58    9.243       561        82,193    82.34        56.15
9.501% to 10.000%.............        12       1,367,864     0.40    9.800       562       113,989    72.32        57.92
                                   -----    ------------   ------    -----       ---      --------    -----        -----
   Total:.....................     1,416    $340,863,761   100.00%   6.965%      657      $240,723    82.31%       38.06%
                                   =====    ============   ======    =====       ===      ========    =====        =====

          As of the Cut-off Date, the Mortgage Rates of the Group 2 Mortgage Loans ranged from 5.150% per annum to 9.950% per annum and the weighted average Mortgage Rate of the Group 2 Mortgage Loans was approximately 6.965% per annum.

   Outstanding Mortgage Loan Principal Balances for the Group 2 Mortgage Loans

                                              Aggregate    Percent            Weighted    Average    Weighted
Range of Outstanding             Number of    Principal      of     Weighted   Average   Principal    Average     Percent
Mortgage Loan                     Mortgage     Balance    Mortgage   Average   Credit     Balance    Original       Full
Principal Balances                 Loans     Outstanding    Pool     Coupon     Score   Outstanding     LTV    Documentation
--------------------             ---------  ------------  --------  --------  --------  -----------  --------  -------------
$50,000 or less...............        36    $  1,458,971     0.43%   8.317%      598      $ 40,527    75.41%       71.84%
$50,001 to $100,000...........       237      18,045,069     5.29    7.768       620        76,140    79.96        66.67
$100,001 to $150,000..........       253      31,175,244     9.15    7.555       632       123,222    81.84        55.71
$150,001 to $200,000..........       170      29,330,776     8.60    7.183       629       172,534    82.07        51.45
$200,001 to $250,000..........       105      23,410,604     6.87    7.002       639       222,958    82.14        55.68
$250,001 to $300,000..........        89      24,288,240     7.13    6.863       653       272,902    82.38        41.91
$300,001 to $350,000..........       119      39,717,886    11.65    6.767       665       333,764    82.21        29.37
$350,001 to $400,000..........       215      80,701,861    23.68    6.721       672       375,357    83.43        31.98
$400,001 to $450,000..........        62      26,503,018     7.78    6.953       665       427,468    83.61        28.99
$450,001 to $500,000..........        89      42,768,021    12.55    6.767       674       480,540    81.82        29.06
$500,001 to $550,000..........        16       8,445,458     2.48    7.039       685       527,841    82.65        12.36
$550,001 to $600,000..........        15       8,646,715     2.54    6.717       660       576,448    81.53        27.12
$600,001 to $650,000..........         8       5,015,901     1.47    6.795       692       626,988    78.97         0.00
$650,001 to $700,000..........         2       1,356,000     0.40    6.274       663       678,000    80.00         0.00
                                   -----    ------------   ------    -----       ---      --------    -----        -----
   Total:.....................     1,416    $340,863,761   100.00%   6.965%      657      $240,723    82.31%       38.06%
                                   =====    ============   ======    =====       ===      ========    =====        =====

          As of the Cut-off Date, the outstanding principal balances of the Group 2 Mortgage Loans ranged from approximately $29,966 to approximately $700,000 and the average outstanding principal balance of the Group 2 Mortgage Loans was approximately $240,723.

                   Loan Program for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Loan Program                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                    ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Bay Street....................      535    $140,672,885     41.27%    6.791%      675      $262,940    83.46%       32.32%
Wall Street...................      371     106,304,832     31.19     6.770       695       286,536    80.79        14.27
Main Street...................      297      51,775,331     15.19     7.654       571       174,328    83.69        76.62
High Street...................      153      30,067,717      8.82     7.371       601       196,521    85.68        74.60
South Street..................       42       9,135,028      2.68     6.746       611       217,501    62.93        44.67
42nd Street...................       18       2,907,968      0.85     6.750       669       161,554    83.58       100.00
                                  -----    ------------    ------     -----       ---      --------    -----       ------
   Total:.....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%       38.06%
                                  =====    ============    ======     =====       ===      ========    =====       ======

                  Product Types for the Group 2 Mortgage Loans

                                             Aggregate    Percent            Weighted    Average    Weighted
                                Number of    Principal      of     Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance    Mortgage   Average   Credit     Balance    Original       Full
Product Type                      Loans     Outstanding    Pool     Coupon     Score   Outstanding     LTV    Documentation
------------                    ---------  ------------  --------  --------  --------  -----------  --------  -------------
2/28 LIBOR ARM................      807    $139,091,938    40.81%   7.255%      634      $172,357    81.78%       46.92%
2/28 LIBOR IO ARM.............      544     188,161,765    55.20    6.748       675       345,886    82.61        29.48
3/27 LIBOR ARM................       52       8,670,658     2.54    7.275       639       166,743    84.69        60.08
3/27 LIBOR IO ARM.............       13       4,939,400     1.45    6.524       643       379,954    81.49        76.59
                                  -----    ------------   ------    -----       ---      --------    -----        -----
   Total:.....................    1,416    $340,863,761   100.00%   6.965%      657      $240,723    82.31%       38.06%
                                  =====    ============   ======    =====       ===      ========    =====        =====

   State Distributions of Mortgaged Properties for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
State                             Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-----                           ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Arizona.......................       45    $  7,914,714     2.32%     6.819%      651      $175,883    83.20%       65.14%
Arkansas......................       16       1,644,719     0.48      7.577       609       102,795    83.81        41.37
California....................      512     181,435,271    53.23      6.657       672       354,366    81.96        28.94
Colorado......................       60      12,499,641     3.67      6.944       636       208,327    84.32        56.37
Connecticut...................        4         808,069     0.24      7.786       600       202,017    87.83        77.95
District of Columbia..........        6       1,607,580     0.47      7.913       668       267,930    83.11        31.38
Florida.......................       67      12,278,487     3.60      6.999       656       183,261    80.36        37.01
Georgia.......................       19       2,791,941     0.82      7.222       667       146,944    84.02        42.10
Idaho.........................        7         962,127     0.28      6.502       665       137,447    78.94        59.74
Illinois......................      153      29,182,756     8.56      7.546       639       190,737    83.48        45.65
Indiana.......................        6         533,454     0.16      8.223       606        88,909    90.63        71.66
Iowa..........................       24       2,178,016     0.64      8.067       618        90,751    84.77        87.42
Kansas........................       20       1,730,841     0.51      7.890       617        86,542    82.10        62.42
Kentucky......................        5         439,416     0.13      8.065       591        87,883    83.13        79.97
Louisiana.....................        8         674,669     0.20      8.178       579        84,334    84.31        81.67
Maine.........................        1         117,517     0.03      7.750       662       117,517    80.00         0.00
Maryland......................       35      10,244,540     3.01      7.450       659       292,701    80.28        27.75
Massachusetts.................       52      13,768,231     4.04      7.165       651       264,774    81.56        34.66
Michigan......................       16       3,167,609     0.93      7.204       619       197,976    83.08        53.66
Minnesota.....................       26       4,748,942     1.39      7.260       640       182,652    84.84        49.49
Mississippi...................        5         541,140     0.16      6.895       616       108,228    81.39        82.29
Missouri......................       37       3,577,044     1.05      7.840       597        96,677    81.97        73.07
Nebraska......................       14       1,713,264     0.50      7.543       624       122,376    80.50        57.08
Nevada........................       17       4,461,974     1.31      7.192       637       262,469    85.46        54.11
New Hampshire.................        8       1,905,752     0.56      7.574       640       238,219    88.73        47.83
New Jersey....................       10       2,449,035     0.72      7.469       593       244,904    80.49        60.54
New Mexico....................        2         343,189     0.10      6.464       719       171,594    73.03        24.48
North Carolina................        6         706,378     0.21      8.025       616       117,730    86.71        55.70
Oklahoma......................        8         750,671     0.22      7.668       603        93,834    87.23        72.32
Oregon........................        3         424,967     0.12      8.356       578       141,656    85.36        48.67
Pennsylvania..................        5         342,291     0.10      7.873       579        68,458    86.46        69.26
Rhode Island..................        4         678,888     0.20      6.947       629       169,722    79.82        79.97
South Carolina................       12       1,326,493     0.39      7.296       627       110,541    86.07        55.93
Tennessee.....................       26       3,195,388     0.94      7.360       654       122,900    79.68        44.06
Texas.........................       82      10,427,897     3.06      7.339       639       127,169    81.66        45.72
Utah..........................        9       1,286,622     0.38      7.331       622       142,958    76.51        28.24
Virginia......................       28       6,928,602     2.03      7.326       652       247,450    83.93        37.80
Washington....................       46       9,495,579     2.79      7.016       629       206,426    82.55        63.71
West Virginia.................        1          66,736     0.02      8.950       534        66,736    85.00       100.00
Wisconsin.....................        9       1,364,812     0.40      8.217       622       151,646    82.72        46.44
Wyoming.......................        2         148,500     0.04      7.185       631        74,250    71.23       100.00
                                  -----    ------------   ------      -----       ---      --------    -----       ------
   Total:.....................    1,416    $340,863,761   100.00%     6.965%      657      $240,723    82.31%       38.06%
                                  =====    ============   ======      =====       ===      ========    =====       ======

          No more than approximately 0.94% of the Group 2 Mortgage Loans will be secured by mortgaged properties located in any one zip code area.

          Original Loan-to-Value Ratios for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
Range of Original Loan-to-       Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Value Ratios                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                    ---------  ------------  ----------  --------  --------  -----------  --------  -------------
50.00% or less................       13    $  1,158,099      0.34%    7.044%      613      $ 89,085    39.89%       71.48%
50.01% to 55.00%..............        8       1,098,544      0.32     7.022       611       137,318    52.04        40.66
55.01% to 60.00%..............       11       1,317,997      0.39     7.447       581       119,818    58.02        41.47
60.01% to 65.00%..............       13       2,327,219      0.68     7.177       628       179,017    63.38        46.53
65.01% to 70.00%..............       50      10,212,915      3.00     7.241       609       204,258    68.82        49.49
70.01% to 75.00%..............       67      11,231,525      3.30     7.407       620       167,635    73.82        42.45
75.01% to 80.00%..............      649     162,911,567     47.79     6.789       675       251,019    79.81        24.10
80.01% to 85.00%..............      277      75,485,431     22.15     7.033       657       272,511    84.80        30.23
85.01% to 90.00%..............      284      65,366,965     19.18     7.114       630       230,165    89.78        72.47
90.01% to 95.00%..............       44       9,753,499      2.86     7.445       652       221,670    94.84        77.47
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%       38.06%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          As of the Cut-off Date, the Original Loan-to-Value Ratios of the Group 2 Mortgage Loans ranged from 27.11% to 95.00% and the weighted average Original Loan-to-Value Ratio for the Group 2 Mortgage Loans was approximately 82.31%.

                   Loan Purpose for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Loan Purpose                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                    ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Purchase......................      887    $231,700,270     67.97%    6.840%      675      $261,218    82.61%       30.31%
Refinance - Cashout...........      340      68,099,145     19.98     7.290       617       200,292    81.35        55.51
Refinance - Rate Term.........      189      41,064,346     12.05     7.132       624       217,272    82.21        52.85
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%       38.06%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          Types of Mortgaged Properties for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Property Type                     Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-------------                   ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Single Family Detached........    1,056    $254,528,732     74.67%    6.967%      657      $241,031    82.19%        36.65%
Planned Unit Development......      197      49,356,810     14.48     6.903       649       250,542    83.10         45.65
Condominium...................      129      29,162,701      8.56     6.948       666       226,067    82.39         39.80
Two-to-Four Family............       25       6,474,917      1.90     7.232       689       258,997    80.48         32.34
Single Family Attached........        5         948,539      0.28     7.811       675       189,708    85.37         15.57
Townhouse.....................        3         328,103      0.10     7.967       682       109,368    78.12          0.00
Rowhouse......................        1          63,959      0.02     8.250       565        63,959    80.00        100.00
                                  -----    ------------    ------     -----       ---      --------    -----        ------
   Total:.....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%        38.06%
                                  =====    ============    ======     =====       ===      ========    =====        ======

              Documentation Summary for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Documentation                     Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-------------                   ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Full Documentation............      665    $129,725,933     38.06%    6.961%      620      $195,077    83.97%       100.00%
24 Month Bank Statements......       54      15,759,721      4.62     6.848       638       291,847    81.88          0.00
12 Month Bank Statements......       56      15,536,810      4.56     6.981       646       277,443    83.76          0.00
Limited Documentation.........        9       2,459,453      0.72     6.865       656       273,273    82.02          0.00
Stated Income Self-Employed...      256      70,278,026     20.62     7.046       675       274,524    80.27          0.00
Stated Income Wage Earner.....      376     107,103,818     31.42     6.934       695       284,851    81.49          0.00
                                  -----    ------------    ------     -----       ---      --------    -----        ------
   Total:.....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%        38.06%
                                  =====    ============    ======     =====       ===      ========    =====        ======

                 Occupancy Types for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Occupancy Type                    Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
--------------                  ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Primary.......................    1,300    $319,453,418     93.72%    6.934%      655      $245,733    82.43%       38.51%
Investment....................      109      19,703,408      5.78     7.458       683       180,765    80.63        30.84
Second Home...................        7       1,706,935      0.50     7.019       665       243,848    78.99        37.15
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%       38.06%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          The information set forth above with respect to occupancy type is based upon representations of the related mortgagors at the time of origination.

            Mortgage Loan Age Summary for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Mortgage Loan Age (Months)        Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
--------------------------      ---------  ------------  ----------  --------  --------  -----------  --------  -------------
0.............................      518    $127,392,512     37.37%    6.940%      661      $245,931    82.00%       35.45%
1.............................      569     134,848,194     39.56     6.931       656       236,992    82.21        39.37
2.............................      305      73,799,363     21.65     7.056       652       241,965    83.06        41.49
3.............................       21       4,235,796      1.24     7.260       659       201,705    82.16        16.01
4.............................        2         239,896      0.07     7.437       587       119,948    80.17        75.03
6.............................        1         348,000      0.10     6.150       782       348,000    80.00         0.00
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%       38.06%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          As of the Cut-off Date, the weighted average age of the Group 2 Mortgage Loans was approximately 1 month.

         Original Prepayment Penalty Term for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
Original Prepayment Penalty      Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Term                              Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
---------------------------     ---------  ------------  ----------  --------  --------  -----------  --------  -------------
None..........................      292    $ 59,879,463     17.57%    7.573%      646      $205,067    82.41%       41.76%
6 Months......................       19       1,462,581      0.43     7.733       619        76,978    81.56        73.87
12 Months.....................       18       5,710,388      1.68     7.646       653       317,244    82.66        24.55
24 Months.....................      956     242,993,151     71.29     6.825       662       254,177    82.17        35.80
30 Months.....................       84      20,556,769      6.03     6.675       647       244,723    83.24        40.06
36 Months.....................       47      10,261,409      3.01     6.830       638       218,328    83.16        68.43
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%       38.06%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          The weighted average original Prepayment Penalty term with respect to the Group 2 Mortgage Loans having Prepayment Penalties was approximately 25 months.

                  Credit Scores for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Range of  Credit Scores           Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-----------------------         ---------  ------------  ----------  --------  --------  -----------  --------  -------------
Not Available ................        1    $    175,608      0.05%    7.500%        0      $175,608    80.00%         0.00%
500 to 500 ...................        2         301,280      0.09     7.601       500       150,640    90.00        100.00
501 to 525 ...................       38       4,740,724      1.39     8.160       515       124,756    82.51         96.49
526 to 550 ...................       90      13,814,967      4.05     7.852       537       153,500    82.83         80.77
551 to 575 ...................      114      19,837,656      5.82     7.660       564       174,015    83.49         73.93
576 to 600 ...................      137      28,479,699      8.36     7.339       589       207,881    81.61         75.48
601 to 625 ...................      145      31,871,918      9.35     7.177       615       219,806    82.89         70.24
626 to 650 ...................      188      45,345,650     13.30     6.910       639       241,200    82.63         48.10
651 to 675 ...................      231      60,206,787     17.66     6.888       664       260,635    81.97         20.88
676 to 700 ...................      208      58,661,067     17.21     6.734       687       282,024    81.94         13.81
701 to 725 ...................      121      35,583,508     10.44     6.703       712       294,079    82.17         13.12
726 to 750 ...................       61      17,775,118      5.21     6.497       737       291,395    82.22         15.22
751 to 775 ...................       47      12,877,668      3.78     6.519       761       273,993    81.87         16.95
776 to 800 ...................       25       8,313,222      2.44     6.550       784       332,529    82.80         23.58
801 to 817 ...................        8       2,878,891      0.84     6.312       807       359,861    83.58         39.70
                                  -----    ------------    ------     -----       ---      --------    -----        ------
   Total: ....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%        38.06%
                                  =====    ============    ======     =====       ===      ========    =====        ======


          The Credit Scores of the Group 2 Mortgage Loans that were scored as of their respective origination ranged from 500 to 817 and the weighted average Credit Score of the Group 2 Mortgage Loans that were scored as of their respective origination was approximately 657.

               Credit Grade Summary for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Credit Grade                      Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
------------                    ---------  ------------  ----------  --------  --------  -----------  --------  -------------
A+ ...........................       59    $ 14,598,032      4.28%    7.052%      642      $247,424    84.39%        63.05%
A ............................    1,149     295,147,781     86.59     6.861       669       256,874    82.18         32.10
A- ...........................       76      13,720,677      4.03     7.558       568       180,535    84.18         74.87
B+ ...........................       43       6,115,948      1.79     7.839       530       142,231    88.76         91.46
B ............................       55       7,104,089      2.08     8.104       558       129,165    80.39         82.45
C ............................       27       2,757,710      0.81     8.682       535       102,137    73.98         95.30
D ............................        7       1,419,523      0.42     9.222       560       202,789    66.50        100.00
                                  -----    ------------    ------     -----       ---      --------    -----        ------
   Total: ....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%        38.06%
                                  =====    ============    ======     =====       ===      ========    =====        ======

                  Gross Margins for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Range of Gross Margins            Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
----------------------          ---------  ------------  ----------  --------  --------  -----------  --------  -------------
5.001% to 5.500% .............      399    $112,439,094     32.99%    6.556%      682      $281,802    81.76%       36.63%
5.501% to 6.000% .............      610     154,117,689     45.21     6.970       647       252,652    83.10        41.51
6.001% to 6.500% .............      407      74,306,977     21.80     7.575       640       182,572    81.49        33.06
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total: ....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%       38.06%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          As of the Cut-off Date, the gross margins for the Group 2 Mortgage Loans ranged from 5.200 % per annum to 6.250% per annum and the weighted average gross margin of the Group 2 Mortgage Loans was approximately 5.781% per annum.

              Maximum Mortgage Rates for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
Range of Maximum                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Mortgage Rates                    Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
----------------                ---------  ------------  ----------  --------  --------  -----------  --------  -------------
12.000% or less...............      117    $ 39,185,842     11.50%    5.799%      694      $334,922    80.87%       51.67%
12.001% to 12.500%............      240      74,023,866     21.72     6.341       683       308,433    81.65        34.34
12.501% to 13.000%............      380     102,119,313     29.96     6.842       658       268,735    82.66        34.85
13.001% to 13.500%............      219      52,312,967     15.35     7.326       648       238,872    82.89        35.31
13.501% to 14.000%............      234      43,651,907     12.81     7.820       629       186,547    83.12        34.91
14.001% to 14.500%............      102      15,483,090      4.54     8.287       612       151,795    84.33        43.62
14.501% to 15.000%............       88      10,746,269      3.15     8.768       580       122,117    80.98        56.79
15.001% to 15.500%............       24       1,972,642      0.58     9.243       561        82,193    82.34        56.15
15.501% to 16.000%............       12       1,367,864      0.40     9.800       562       113,989    72.32        57.92
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total:.....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%       38.06%
                                  =====    ============    ======     =====       ===      ========    =====        =====

          As of the Cut-off Date, the Maximum Mortgage Rates for the Group 2 Mortgage Loans ranged from 11.150% per annum to 15.950% per annum and the weighted average Maximum Mortgage Rate for the Group 2 Mortgage Loans was 12.965% per annum.

            Next Rate Adjustment Date for the Group 2 Mortgage Loans

                                             Aggregate                         Weighted    Average    Weighted
                                Number of    Principal   Percent of  Weighted   Average   Principal    Average     Percent
                                 Mortgage     Balance     Mortgage    Average   Credit     Balance    Original       Full
Next Rate Adjustment Date         Loans     Outstanding     Pool      Coupon     Score   Outstanding     LTV    Documentation
-------------------------       ---------  ------------  ----------  --------  --------  -----------  --------  -------------
March 2006 ...................        1    $    348,000      0.10%    6.150%      782      $348,000    80.00%        0.00%
May 2006 .....................        2         239,896      0.07     7.437       587       119,948    80.17        75.03
June 2006 ....................       20       4,053,770      1.19     7.229       665       202,688    82.26        16.73
July 2006 ....................      288      69,760,488     20.47     7.073       654       242,224    83.13        38.96
August 2006 ..................      544     129,911,982     38.11     6.921       656       238,809    82.09        38.46
September 2006 ...............      492     121,569,575     35.67     6.948       661       247,093    81.95        34.68
October 2006 .................        4       1,369,992      0.40     6.125       666       342,498    81.80        42.04
June 2007 ....................        1         182,027      0.05     7.950       528       182,027    80.00         0.00
July 2007 ....................       17       4,038,875      1.18     6.758       616       237,581    81.85        85.25
August 2007 ..................       25       4,936,211      1.45     7.192       650       197,448    85.20        63.21
September 2007 ...............       22       4,452,945      1.31     6.976       655       202,407    83.34        54.55
                                  -----    ------------    ------     -----       ---      --------    -----        -----
   Total: ....................    1,416    $340,863,761    100.00%    6.965%      657      $240,723    82.31%       38.06%
                                  =====    ============    ======     =====       ===      ========    =====        =====

                             Underwriting Guidelines

          All of the Mortgage Loans were originated generally in accordance with the underwriting guidelines established and maintained by FMC, a nationwide mortgage banking company and wholly-owned subsidiary of FIC.

General

          Fieldstone Mortgage Company, or FMC, originates, finances, sells, securitizes and services both conforming loans and non-conforming loans secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. FMC focuses on providing the best loan available for a given borrower's needs and credit history. FMC's conforming loans are loans that meet the underwriting criteria required for a mortgage loan to be saleable to a federally owned or sponsored mortgage agency, such as Ginnie Mae, Fannie Mae or Freddie Mac, the borrowers of which generally have strong credit payment histories and relatively low levels of consumer debt, or are eligible for government guaranteed mortgages. A non-conforming loan generally does not meet the eligibility requirements of Ginnie Mae, Fannie Mae or Freddie Mac because the borrower's cash flow, credit history and/or collateral value do not meet the specific standards of the conforming loan market. FMC's non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value (LTV) ratios, less income documentation, and/or higher debt ratios than conforming borrowers.

          FMC's principal executive offices are located at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044 and its main telephone number is 410-772-7200. Fieldstone Investment Corporation, or FIC, FMC's parent company, has elected to be taxed as a real estate investment trust.

          The Mortgage Loans included in the Trust are non-conforming loans.

          FMC originates loans primarily in the wholesale market, through mortgage brokers. FMC also originates loans directly with customers through its retail branch network.

          The following table summarizes certain information regarding FMC's total loan originations:

                                                                                Year Ended December 31,
                                                  As of June 30,   -------------------------------------------------
                                                       2004           2003         2002         2001         2000
                                                  --------------   ----------   ----------   ----------   ----------
                                                                              (in thousands)
Aggregate Loan Originations
   Non-Conforming Loans .......................     $2,960,963     $5,148,182   $2,479,323   $1,175,389   $  681,135
      As a percentage of total originations ...             81%            70%          62%          52%          60%
   Conforming Loans ...........................     $  675,295     $2,223,868   $1,537,084   $1,070,455   $  459,192
      As a percentage of total originations ...             19%            30%          38%          48%          40%
   Total Originations .........................     $3,636,258     $7,372,050   $4,016,407   $2,245,844   $1,140,327
                                                    ==========     ==========   ==========   ==========   ==========

          Non-Conforming Loan Products

          Each mortgage loan originated by FMC is underwritten pursuant to FMC's underwriting guidelines by FMC underwriters prior to the loan closing. FMC's underwriting process considers a combination of factors in deciding whether to approve a loan, including the borrower's income documentation, LTV, mortgage and consumer credit payment history, property type and credit score. Nevertheless, each program relies upon an underwriter's analysis of each borrower's ability to repay the loan according to its terms, the risk that the borrower will not repay, the fees and rates charged, the value of the collateral, the benefit the loan is providing to the borrower, and the loan amounts relative to the risk. FMC's underwriting standards are applied in a standardized manner that complies with applicable federal and state laws and regulations.

          FMC underwrites its non-conforming loans to meet the specific guidelines of one of FMC's six first-lien loan programs and, if applicable, one of its three second-lien loan programs. In practice, FMC generally originates its second-lien loans in conjunction with a first-lien loan at a simultaneous closing. Each of FMC's first-lien and second-lien programs, described briefly below, offers features that are unique. FMC's general underwriting and compliance guidelines, however, are consistent across all programs:

          o Wall Street: The Wall Street program utilizes both credit score and mortgage history and offers loans for borrowers with Alt-A credit. This program offers both first and second liens.

          o Bay Street: The Bay Street program is credit score driven and offers high LTV loans (up to 95%) for borrowers with strong subprime credit. This program offers first liens only.

          o High Street: The High Street program utilizes traditional credit underwriting and offers high LTV loans (up to 100%) for borrowers with strong credit histories and good subprime credit. This program offers both first and second liens.

          o Main Street: The Main Street program offers lower LTV loans for borrowers with subprime credit. This program offers first liens only.

          o South Street: The South Street program is credit score driven and offers lower LTV loans (up to 70%) for borrowers with limited credit. This program offers first liens only and does not allow subordinate financing.

          o 42nd Street: The 42nd Street program is credit score and mortgage history driven and offers fixed-rate second liens at high LTV's (up to 100%) for borrowers with Alt-A credit.

          Any of the first lien programs may be combined with one of the second lien programs. For example, a High Street first lien can close simultaneously with a Wall Street second lien. Allowable loan to values (LTVs) and combined, first and second, loan to values (CLTVs) for each program are identified within the individual program guidelines.

The Fieldstone Underwriting Guidelines

          Each non-conforming mortgage loan that FMC originates is underwritten in accordance with FMC's underwriting guidelines. FMC's underwriting guidelines are designed to help FMC underwriters evaluate a borrower's credit history, capacity, willingness and ability to repay the loan, and the value and adequacy of the collateral. For the non-conforming loans, FMC underwriters review the borrower's credit history from all three nationally-recognized credit bureaus. FMC also uses credit scores provided by credit reporting agencies as part of its underwriting process.

          For most of FMC's higher debt ratio and higher LTV loan programs, no exceptions are allowed to the underwriting guidelines. However, for lower LTV loans or for borrowers with lower debt ratios, FMC's policy is to analyze the overall situation of the borrower and to take into account compensating factors that may be used to offset certain areas of weakness. These compensating factors include credit scores, proposed reductions in the borrower's debt service expense, employment stability, number of years in residence and net disposable income. FMC's underwriting process and guidelines require a thorough application review and documentation designed to maximize the value of the mortgage loans.

          FMC Underwriting Personnel. All of FMC's non-conforming loans are underwritten by FMC's on-staff underwriting personnel, and FMC does not delegate underwriting authority to any broker or third party. FMC underwriters review each non-conforming loan in one of its eleven regional funding centers. FMC believes that this regionalized underwriting process provides it with the ability to fund loans faster than many of its competitors, and that the experience of its loan originators and branch managers, its information systems, and its rigorous quality control process ensure the continued high quality of the loans.

          Underwriting Guidelines. FMC underwriting guidelines are established by FMC's credit committee, which is composed of FMC's President, Executive Vice President for Secondary Marketing and Chief Credit Officer. The credit committee meets regularly to review proposed changes to underwriting guidelines. If an individual loan application does not meet FMC's formal written underwriting guidelines, but the underwriter is confident both that the borrower has the ability and willingness to pay and that the property provides adequate collateral for the borrower's obligations, the loan origination teams and underwriters can make underwriting exceptions with a manager's written approval. These exceptions must be within formal exception policies and approval authorities.

          Credit Classifications. A critical function of the underwriting process is to identify the level of credit risk associated with each applicant for a mortgage loan. FMC has established six principal classifications, "A+" to "D," with respect to the credit profile of potential borrowers, and FMC underwriters assign a rating to each loan based upon these classifications. Credit grades for each loan program are assigned by analyzing factors such as mortgage payment history, consumer credit history, credit score, bankruptcy history and debt-to-income ratio.

          Guidelines--First Priority Liens

          The following tables set forth the LTV and debt service-to-income ratio maximums for FMC's core non-conforming loan programs based upon documentation type, property type and credit (see "Underwriting--Employment, Income and Asset Verification and Source of Funds"):

              Wall Street--Single Family, PUD, Condo and 2-4 Units

                              (FICO-Driven Program)

                                                                                LTV (in %)                    (in %)
                                                               -------------------------------------------   -------
                                                               Full Doc    Stated     Full Doc     Stated    Maximum
      FICO    Mortgage      Consumer         Time Elapsed        Owner      Owner    Non-Owner   Non-Owner     Debt
     Score     History       Credit          Since BK / FC     Occupied   Occupied    Occupied    Occupied    Ratio*
    -------   --------   --------------   ------------------   --------   --------   ---------   ---------   -------
A     660+      1x30     Not considered   24 mo BK/ 36 mo FC      85         85          80          80        50
    620-659     1x30     Not considered   24 mo BK/ 36 mo FC      85         85          80          80        50

----------
* Debt Ratio Exceptions to 55% are allowed under the following circumstances:

          o Owner Occupied, Full Documentation only (Bank Statement not allowed);

          o    Minimum credit score of 640 for Primary Wage Earner;

          o    No 2-4 unit purchases;

          o Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

          o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

--------------------------------------------------------------------------------
           BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling;
                         PUD=Planned Urban Development;
   LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage History=# of 30-day
                         delinquencies in last 12 months
--------------------------------------------------------------------------------

               Bay Street--Single Family, PUD, Condo and 2-4 Units
                              (FICO-Driven Program)

                                                                             LTV (in %)                    (in %)
                                      # Months              -------------------------------------------   -------
                                       Elapsed              Full Doc    Stated     Full Doc     Stated    Maximum
      FICO    Mortgage    Consumer      Since    Property     Owner      Owner    Non-Owner   Non-Owner     Debt
     Score     History     Credit      BK / FC     Type     Occupied   Occupied    Occupied    Occupied    Ratio*
    -------   --------   ----------   --------   --------   --------   --------   ---------   ---------   -------
A     625+      N/A**        Not         24        SFD,        95         90          90         ***
    600-624              considered                PUD,        95         80          85         ***         50
    575-599                                        Row,        90         75          80         ***
                                                   Condo

A     625+      N/A**        Not         24      2-4 Unit      95         85          85         ***
    600-624              considered                            95         75          85         ***         50
    575-599                                                    90         75          80         ***

----------

* Bay Street allows for 55% Debt Ratio for Full Documentation loans with combined loan-to-value of less than or equal to 85%. Bay Street also allows for up to a 55% Maximum Debt Ratio for Full Documentation loans with combined loan-to-value of greater than 85% but less than or equal to 95% under the following circumstances:

          o Owner Occupied, Full Documentation only (Bank Statement not allowed);

          o    Minimum 640 score for Primary Wage Earner;

          o    No 2-4 unit purchases;

          o Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

          o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

** Prior mortgage loan cannot be more than one month delinquent at origination of new loan with Fieldstone Mortgage. If housing history is not reported and rated on the credit report, a maximum of 2x30 is allowed within the last 12 months as reported by the verification of mortgage.

***       No programs were available.

--------------------------------------------------------------------------------
           BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling;
                         PUD=Planned Urban Development;
   LTV=Loan to Value; FICO=Fair Isaac & Company; Mortgage History=# of 30-day
                         delinquencies in last 12 months
--------------------------------------------------------------------------------

              High Street--Single Family, PUD, Condo and 2-4 Units*

                                                                             LTV (in %)                      (in %)
                                                            -------------------------------------------   ------------
                         Consumer     Consumer   # Months   Full Doc    Stated     Full Doc     Stated       Maximum
     FICO    Mortgage     Credit       Credit      Since      Owner      Owner    Non-Owner   Non-Owner       Debt
     Score    History      >90%         90%        BK/FC    Occupied   Occupied    Occupied    Occupied       Ratio
     -----   --------   ----------   ---------   --------   --------   --------   ---------   ---------   ------------
A+    680      0x30     0x30 major      2x30       BK-24       100        100         80          75      50 (55% with
      640                 or 640                               100         90         80          75      credit score
      580                                                      100         85         80          75          >640)

A     680      1x30     2x30 major      5x30       FC-36       100        100         75          75      50 (55% with
      640                 or 610                               100         90         75          75      credit score
      580                                                      100         85         75          75          >640)
      540                                                       90         85         75          75

B+    500      2x30         N/A         5x30,      24 mo        90         75         **          **           50
                                        2x60


B     500      3x30         N/A         3x60,      24 mo        85         70         **          **           50
               1x60                     1x90

C+    500      2x60         N/A         2x90       24 mo        75         65         **          **           50

C     500      0x90         N/A      500 score     12 mo        70         60         **          **           50

----------
* 2-4 Unit refinance transactions are allowed up to the maximum loan-to-value according to credit grade as shown in the grid above. 2-4 Unit purchase transactions are available with Full Documentation only up to a maximum of 90% loan-to-value/combined loan-to-value and are available only with a credit grade of A+, A or B.

**        No programs were available.

--------------------------------------------------------------------------------
           BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company;
    Mortgage History=# of 30-, 60- or 90-day delinquencies in last 12 months; Consumer Credit 90%=History of consumer delinquency for loans where LTV >90%
--------------------------------------------------------------------------------

               42nd Street--Single Family, PUD, Condo and 2-Units
                              (FICO-Driven Program)

                                                                          LTV (in %)                    (in %)
                                                         -------------------------------------------   -------
                                  # Months               Full Doc    Stated     Full Doc    Stated     Maximum
    FICO    Mortgage   Consumer     Since     Property    Owner       Owner    Non-Owner   Non-Owner    Debt
    Score    History    Credit      BK/FC       Type     Occupied   Occupied    Occupied   Occupied    Ratio*
    -----   --------   --------   --------   ---------   --------   --------   ---------   ---------   -------
A    620      0x30       0x90       BK-24                   90         **        80            **         50
     620      1x30       0x90                 SFD/PUD       90         **        80            **         50
     620      2x30       0x90                               85         **        80            **         50

A    620      0x30       0x90       FC-36      Condo        90         **        80***         **         50
     620      1x30       0x90                   and         90         **        80***         **         50
     620      2x30       0x90                2-Unit***      85         **        80***         **         50

----------
* 42nd Street allows up to a 55% Maximum Debt Ratio for Full Documentation loans under the following circumstances:

          o    Owner Occupied, Full Documentation only;

          o    Minimum 640 score for Primary Wage Earner;

          o    No 2-Unit purchases;

          o Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

          o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

** No programs were available.

*** 2-Unit Non-Owner Occupied transactions not available.

--------------------------------------------------------------------------------
           BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company;
          Mortgage History=# of 30-day delinquencies in last 12 months

--------------------------------------------------------------------------------

               Main Street--Single Family, PUD, Condo and 2 Units
                      3-4 units require a 5% LTV reduction

                                                                          LTV (in %)                   (in %)
                                                        -------------------------------------------   -------
                                          # Months      Full Doc    Stated    Full Doc      Stated    Maximum
    Mortgage         Consumer             Elapsed         Owner      Owner    Non-Owner   Non-Owner     Debt
     History          Credit            Since BK/FC     Occupied   Occupied   Occupied     Occupied   Ratio*
    --------   --------------------   ---------------   --------   --------   ---------   ---------   -------
A     1x30         30's, No 60's           24 mo           90         80          85          **        50
A     3x30      30's, Isolated 60's        24 mo           90         80          80          **        50
B     1x60      60's, Isolated 90's        18 mo           85         75          75          **        50
C     1x90     90's, Isolated 120's        12 mo           80         70          70          **        50
D    No NOD          500 score        Less than 12 mo      70         **          **          **        50

----------
* Main Street allows for 55% Debt Ratio for Full Documentation loans with CLTV's less than or equal to 85%. Main Street also allows for up to a 55% Maximum Debt Ratio for Full Documentation loans with CLTV's greater than 85% but less than or equal to 90% under the following circumstances:

          o Owner Occupied, Full Documentation only (Bank Statement not allowed);

          o    Minimum 640 score for Primary Wage Earner;

          o    No 2-4 unit purchases;

          o Bankruptcies or foreclosures must have occurred a minimum of 36 months prior to loan closing; and

          o Disposable income must meet the following limits: $600 for the first family member and $250 for each member thereafter.

**        No programs were available.

--------------------------------------------------------------------------------
           BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling;
                PUD=Planned Urban Development; LTV=Loan to Value;
                FICO=Fair Isaac & Company; NOD=Notice of Default;
    Mortgage History=# of 30-, 60- or 90-day delinquencies in last 12 months
--------------------------------------------------------------------------------

              South Street--Single Family, PUD, Condo and 2 Units*

                                                                                LTV (in %)                    (in %)
                                                              -------------------------------------------   ----------
                                                              Full Doc    Stated     Full Doc    Stated       Maximum
    FICO    Mortgage      Consumer          Time Elapsed        Owner      Owner    Non-Owner   Non-Owner      Debt
    Score    History       Credit           Since BK/FC       Occupied   Occupied    Occupied   Occupied       Ratio
    -----   --------   --------------   -------------------   --------   --------   ---------   ---------   ----------
A    575      N/A**    Not considered   1 Day BK / 12 mo FC      70         70          70         70        Full Doc
                                                                                                                55%
                                                                                                            Stated 50%

----------
* South Street Program implemented on February 2, 2004.

** Prior mortgage loan cannot be more than one month delinquent at closing.

--------------------------------------------------------------------------------
           BK=Bankruptcy; FC=Foreclosure; SFD=Single Family Dwelling; PUD=Planned Urban Development; LTV=Loan to Value; FICO=Fair Isaac & Company
--------------------------------------------------------------------------------

          Property and Appraisal Information. FMC requires a full appraisal of each property to be pledged as collateral in connection with the origination of each loan. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. FMC also requires that appraisals address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes cost analyses (when appropriate) based upon both the current cost of constructing a similar home and a market value analysis based upon recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Before FMC funds any mortgage loan, FMC requires every appraisal to be reviewed by either a non-affiliated appraisal review firm or by one of its qualified underwriters using additional data to evaluate the appraisal. In conjunction with the appraisal review policy, FMC requires that either automated value measures, field reviews or second full appraisals on each of its non-conforming loans are ordered to validate the appraisals. The appraisal review process mandates that an appraisal be separately validated unless, in limited circumstances, an FMC underwriter certifies the value of the property without review. The appraisal may not be more than 180 days old on the day the loan is funded.

          Employment, Income and Asset Verification and Source of Funds. FMC's underwriting guidelines include review of the income of each applicant pursuant to the loan programs. Under each of these programs, FMC personnel review the loan applicant's source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, and calculate debt service-to-income ratios to determine the applicant's ability to repay the loan.

          FMC offers five levels of income documentation, all of which require verbal verification of employment within five days of loan closing:

          o Full Documentation: Current pay stubs and W-2s for wage earners and two years' tax returns for self-employed borrowers are required for this documentation option. Any borrowers receiving fixed income of any kind must fully verify all income used for qualifying.

          o 24 Months of Bank Statements: This documentation option is allowed for all employment types and uses an average of deposits for the most recent 24 months. This documentation level is typically considered the same as full documentation for LTV and pricing purposes.

          o 12 Months of Bank Statements: This documentation option is allowed for self-employed borrowers only. This documentation level is typically considered the same as full documentation for LTV purposes, but does not require an add-on to the full documentation coupon.

          o Limited Documentation: Acceptable verification of income for this documentation option is determined by the borrower's type of employment; year-to-date pay stub, most recent 1099 and six-months of bank statements are all allowed depending on whether the borrower is a wage earner, a contractor or is self-employed, respectively. This documentation option requires a LTV reduction but does not require an add-on to the full documentation coupon.

          o Stated Documentation: This documentation option is allowed for all employment types. Wage-earners must verify two years of employment in the same profession. Self-employed borrowers must provide evidence that the business has been owned and operated for at least two years. This documentation option requires both an LTV reduction and an add-on to the full documentation coupon.

          Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all full documentation programs. The guidelines generally require a standard verification of deposit, two months' consecutive bank statements or other documentation accepted by FMC underwriters.

          Quality Control. FMC's Quality Control department consists of five auditors located at FMC's home office. The quality control department generally reviews and re-underwrites approximately 7% of all of the loans that are originated. These loans are generally a statistically representative random sample, although FMC may make targeted samples of loans at the request of management.

          The quality control department reports on a regular basis all of its findings to members of senior management and to the respective managers so that they can implement corrective actions. FMC management analyzes the results of these audits as well as performance trends and servicing issues. Based upon this analysis, FMC will take corrective actions as necessary.

                               The Master Servicer

          The information set forth in the following paragraph has been provided by the Master Servicer. None of the Depositor, the Indenture Trustee, the Underwriters or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

          Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. Wells Fargo is one of the banking subsidiaries of Wells Fargo & Company.

                                  The Servicer

          Fieldstone Servicing Corp. will be named as Servicer of the Mortgage Loans under the Transfer and Servicing Agreement. All of the Mortgage Loans, however, will be sub-serviced by Chase, as Sub-Servicer, which will have primary responsibility for servicing the Mortgage Loans including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Transfer and Servicing Agreement. Notwithstanding the obligations of the Sub-Servicer to service the Mortgage Loans, the Servicer will remain responsible, pursuant to the terms of the Transfer and Servicing Agreement, for the acts and omissions of the Sub-Servicer in respect of its obligation to service the Mortgage Loans. Under the Transfer and Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default which indicate that either the Servicer or the Sub-Servicer is not performing, or is unable to perform, its duties and obligations under the Transfer and Servicing Agreement. See "Servicing of the Mortgage Loans" below.

                                The Sub-Servicer

          The information set forth in the following paragraphs has been provided by the Sub-Servicer. None of the Seller, the Depositor, the Indenture Trustee, the Master Servicer, the Servicer, the Trust Administrator, the Underwriters nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

Chase Manhattan Mortgage Corporation

          Chase, a New Jersey corporation founded in 1920, is a wholly owned indirect subsidiary of J.P. Morgan Chase & Co. Chase is engaged in the mortgage origination and servicing businesses and is a HUD-approved mortgagee. Chase is subject to supervision, examination and regulation by the Board of Governors of the Federal Reserve System and various state regulatory bodies. The address of Chase is 343 Thornall Street, Edison, New Jersey 08837 and its telephone number is (732) 205-0600. Chase makes loans in all 50 states and the District of Columbia primarily for the purpose of enabling borrowers to purchase or refinance residential real property, secured by first and second liens on such property. Chase's real estate loans primarily are made to homeowners based on the security of one- to four- family residences.

          Effective July 1, 2004, Banc One Corporation merged with and into JPMorgan Chase & Co., the surviving corporation in the merger, pursuant to the Agreement and Plan of Merger dated as of January 14, 2004. On July 20, 2004, J.P.Morgan Chase & Co. changed its name to JPMorgan Chase & Co.

          Set forth below is the historical delinquency, foreclosure and loan loss data for Chase's portfolio of fixed rate and adjustable rate sub-prime mortgage loans which were originated or purchased by Chase and subsequently securitized in asset-backed transactions (the "Chase Subprime Securitized Servicing Portfolio"). The Chase Subprime Securitized Servicing Portfolio represents only a portion of the total servicing portfolio of Chase, and many of the mortgage loans in the Chase Subprime Securitized Servicing Portfolio have not been outstanding long enough to experience the level of delinquencies, foreclosures and loan losses which might be expected to occur on a larger, more seasoned portfolio of mortgage loans which were underwritten, originated and serviced in a manner similar to the mortgage loans in the Chase Subprime Securitized Servicing Portfolio. Because of the relatively small size and relative lack of seasoning of the Chase Subprime Securitized Servicing Portfolio, there can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience shown in the tables below, and the actual delinquency, foreclosure and loan loss experience on the Mortgage Loans could be significantly worse. Moreover, the Mortgage Loans were originated by the Seller or a subsidiary of the Seller and were not originated by Chase and as a result, the actual delinquency, loss and foreclosure experience on the Mortgage Loans could be significantly worse than the delinquency, foreclosure and loan loss experience shown in the tables below.

          Chase Subprime Securitized Servicing Portfolio. The following tables contain information relating to the delinquency, loan loss and foreclosure experience with respect to the Chase Subprime Securitized Servicing Portfolio.

                  Delinquency and Foreclosure Experience of the
                 Chase Subprime Securitized Servicing Portfolio

                             As of June 30,                                   As of December 31,
                        -----------------------   ----------------------------------------------------------------------
                                  2004                     2003                     2002                    2001
                        -----------------------   ----------------------   ---------------------   ---------------------
                         Number       Dollar       Number       Dollar      Number      Dollar      Number      Dollar
                        of Loans      Amount      of Loans      Amount     of Loans     Amount     of Loans     Amount
                        --------   ------------   --------   -----------   --------   ----------   --------   ----------
Portfolio............    86,621    $10,756,850     90,370    $11,146,244    73,597    $8,326,818    66,278    $7,274,554
Delinquency
   30-59 days              2.11%          1.63%     2.40%           1.83%     2.69%         2.28%     2.27%         1.96%
   60-89 days........      0.63%          0.51%     0.84%           0.66%     0.86%         0.72%     0.71%         0.65%
   90 days or more...      1.56%          1.26%     1.43%           1.15%     1.41%         1.21%     0.89%         0.79%
                         ------    -----------     -----     -----------    ------    ----------    ------    ----------
Total                      4.30%          3.40%     4.67%           3.64%     4.96%         4.21%     3.88%         3.40%
                         ======    ===========     =====     ===========    ======    ==========    ======    ==========
Foreclosure rate.....      2.18%          1.78%     2.47%           2.06%     2.65%         2.48%     1.78%         1.64%
REO properties.......       533            N/A       532             N/A       480           N/A       264           N/A

          The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics set forth above exclude loans in foreclosure. The portfolio statistics set forth above exclude REO properties.

          The foreclosure rate reflects the number of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total dollar amount of mortgage loans, as the case may be, as of the date indicated. REO properties are real estate owned properties which relate to foreclosed mortgages or properties for which deeds in lieu of foreclosure have been accepted, and held by Chase pending disposition.

                              Loan Loss Experience
              of the Chase Subprime Securitized Servicing Portfolio

                                           Six-Month Period
                                            Ending June 30,         Year Ending December 31,
                                           ----------------   ------------------------------------
                                                 2004            2003         2002         2001
                                           ----------------   ----------   ----------   ----------
Average amount outstanding..............      $10,967,337     $9,642,035   $7,902,732   $5,018,737
Net losses..............................      $    37,494     $   73,504   $   43,458   $   29,783
Net losses as a percentage of average
   amount outstanding ..................             0.34%          0.76%        0.55%        0.59%

          The average amount outstanding during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period. Net losses are amounts relating to mortgage loans which have been determined by Chase to be uncollectible, less amounts received by Chase as recoveries from liquidation proceeds and deficiency judgments.

          There can be no assurance that the delinquency, foreclosure and loan loss experience on the Mortgage Loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables above, in part because the portfolio of mortgage loans reflected in those tables is relatively small and unseasoned, which is likely to cause the delinquency, foreclosure and loan loss experience shown to understate, perhaps substantially, the actual delinquency, foreclosure and loan loss experience that might occur as the portfolio becomes more seasoned. Therefore, Chase cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the

Mortgage Loans will correspond to the statistical information set forth above. Consequently, the delinquency, foreclosure and loan loss experience set forth in the tables above may not necessarily be material to your decision to invest.

          In general, during periods in which the residential real estate market is experiencing an overall decline in property values such that the principal balances of the Mortgage Loans and any secondary financing on the related mortgaged properties become equal to or greater than the value of the related mortgaged properties, rates of delinquencies, foreclosures and losses could be significantly higher than might otherwise be the case. In addition, adverse economic conditions (which may affect real property values) may affect the timely payment by mortgagors of scheduled payments and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool.

          Collection Procedures. Chase employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by Chase is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. Chase utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, Chase makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. Chase will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

                         Servicing of the Mortgage Loans

General

          Notwithstanding anything to the contrary in the prospectus, the Master Servicer will not be ultimately responsible for the performance of the servicing activities by the Servicer or the Sub-Servicer, except as described under "--Servicing Compensation and Payment of Expenses", "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" and "-- Advances" below. If the Servicer fails to fulfill its obligations under the Transfer and Servicing Agreement, the Master Servicer is obligated to terminate the Servicer, and appoint a successor servicer as provided in the Transfer and Servicing Agreement.

          In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to the Noteholders including, without limitation, selling defaulted Mortgage Loans and REO properties.

          All of the Mortgage Loans will be sub-serviced by the Sub-Servicer pursuant to the terms and conditions of the Transfer and Servicing Agreement. The Sub-Servicer will be required to perform all duties of the Servicer under the Transfer and Servicing Agreement, but the Servicer will have ultimate responsibility for the servicing of the Mortgage Loans.

Servicing Compensation and Payment of Expenses

          As compensation for master servicing, custodial duties and administration of the trust, the Master Servicer will be entitled to the Master Servicing Fee. In addition, the Master Servicer will be entitled to investment earnings on amounts on deposit in the Collection Account established by the Trust Administrator.

          The Servicer and the Sub-Servicer will be paid in the aggregate, the Servicing Fee. If the Servicer or Sub-Servicer is terminated and replaced by a successor servicer or sub-servicer, as applicable, the aggregate compensation payable to such successor servicer and sub-servicer will in all cases not exceed the Servicing Fee calculated at the Servicing Fee Rate. As additional servicing compensation, the Servicer and Sub-Servicer are entitled to retain (i) all servicing related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges (other than Prepayment Premiums) to the extent collected from the borrower, (ii) any Prepayment Interest Excess and (iii) any interest or other income earned on funds held in their respective Custodial Accounts and escrow accounts and other similar items described under the Transfer and Servicing Agreement.

          The Servicing Fee is subject to reduction as described below under "Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

          The Master Servicer, the Servicer and the Sub-Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.

Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans

          Prepayments received during a Prepayment Period will be included in determining payments to Noteholders on the related Payment Date. When a borrower prepays all or a portion of a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment rather than a full month's interest, which could result in a Prepayment Interest Shortfall in respect of interest available for payment to Noteholders on the related Payment Date. In order to mitigate the effect of any such Prepayment Interest Shortfall, the Sub-Servicer (or if it fails to do so, the Servicer) will be required to pay Compensating Interest into the Collection Account to the extent of any Prepayment Interest Shortfall in respect of prepayments received during the portion of the Prepayment Period from the sixteenth day of the calendar month preceding a Payment Date through the last day of the calendar month preceding the related Payment Date; provided, however, that the amount of Compensating Interest in respect of any Payment Date shall be limited to the Servicing Fee otherwise payable for such Payment Date. To the extent that the Servicer and the Sub-Servicer fail to pay required Compensating Interest in respect of any Payment Date, the Master Servicer will be required to pay such Compensating Interest, but only to the extent of the Master Servicing Fee for the applicable Payment Date. Conversely, any interest received in respect of prepayments received during the portion of the Prepayment Period from the first day of the calendar month in which the Payment Date occurs through the fifteenth day of the calendar month in which the Payment Date occurs will constitute Prepayment Interest Excess, which will be retained by the Servicer or the Sub-Servicer as additional servicing compensation and will not be available to make any payments to the Noteholders on the related Payment Date.

Advances

          Subject to the limitations described below, on each Servicer Remittance Date, the Sub-Servicer (or if it fails to do so, the Servicer), will be required to make Advances from its funds or funds in the applicable Custodial Account that are not included in the available funds for such Payment Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Notes rather than to guarantee or insure against losses. The Sub-Servicer (or, if it fails to do so, the Servicer) is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan (with such payments of interest adjusted to the related Net Mortgage Rate) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. The Master Servicer will be obligated to make any required Advance if the Sub-Servicer and Servicer fail in their obligations to do so, to the extent provided in the Transfer and Servicing Agreement. In the event the Sub-Servicer, Servicer or Master Servicer previously made Advances which later are determined to be nonrecoverable, the Sub-Servicer, Servicer or Master Servicer, as applicable, will be entitled to reimbursement of such Advances prior to payments to Noteholders. If the Sub-Servicer, Servicer or Master Servicer, as applicable, determines on any Determination Date to make an Advance, such Advance will be included with the payment to holders of the Notes on the related Payment Date. In addition, the Sub-Servicer, Servicer or Master Servicer, as applicable, may withdraw from the applicable Custodial Account or the Collection Account, as applicable, funds that were not included in the available funds for the preceding Payment Date to reimburse itself for Advances previously made. Any failure by the Sub-Servicer or Servicer to make an Advance as required by the Transfer and Servicing Agreement will constitute an event of default thereunder, in which case the Master Servicer or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Transfer and Servicing Agreement.

Collection of Taxes, Assessments and Similar Items

          The Servicer and the Sub-Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans, and will make servicing advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a Mortgaged Property due to a tax sale or the foreclosure thereof as a result of a tax lien.


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



Insurance Coverage

          The Master Servicer, the Servicer and the Sub-Servicer are required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Evidence as to Compliance

          The Transfer and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Master Servicer to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the Mortgage Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the Transfer and Servicing Agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement. The Master Servicer will be obliged to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

Master Servicer Default; Servicer Default; Sub-Servicer Default

          If the Master Servicer is in default in its obligations under the Transfer and Servicing Agreement, the Indenture Trustee may, and must if directed to do so by the Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Master Servicer. However, if the Master Servicer is in default of its obligation to make an Advance as described in the Transfer and Servicing Agreement, the Indenture Trustee shall promptly terminate the Master Servicer. In such event, the Indenture Trustee will either assume the duties of Master Servicer or appoint a successor Master Servicer.

          If the Sub-Servicer is in default in its obligation under the Transfer and Servicing Agreement, the Servicer will terminate the Sub-Servicer and either appoint a successor Sub-Servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Sub-Servicer. If the Servicer succeeds to the responsibilities of the Sub-Servicer, it will be entitled to receive the applicable portion of the Servicing Fee.

          If the Servicer is in default in its obligations under the Transfer and Servicing Agreement (including its obligations with respect to a defaulting Sub-Servicer), the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor servicer, in accordance with the Transfer and Servicing Agreement, or succeed to the responsibilities of the terminated Servicer. If the Master Servicer succeeds to the responsibilities of the Servicer, it will be entitled to receive the applicable portion of the Servicing Fee.

Pledge of Servicing Rights

          The Transfer and Servicing Agreement permits either the Servicer or the Sub-Servicer to obtain financing by means of a pledge and assignment of its rights to reimbursement for outstanding Advances and other rights under the Transfer and Servicing Agreement to one or more lenders. To the extent provided under any such financing arrangement, upon default by the Servicer or the Sub-Servicer, the lender may appoint a successor servicer or successor sub-servicer, as applicable, provided that such successor servicer or successor sub-servicer, as applicable, meets the requirements for appointment of a successor servicer or successor sub-servicer, as applicable, under the Transfer and Servicing Agreement. See "-- General" above.

                            Description of the Notes

General

          The Mortgage Loans and the other Trust assets pledged as collateral for the Notes will represent all the assets of the Trust for payment of the Notes. Copies of the Indenture and the Transfer and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Trust that will be available to purchasers of the Notes at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the Notes.

          The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture and the Transfer and Servicing Agreement. When particular provisions or terms used in the Indenture or the Transfer and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

          The Notes will consist of the Class 1-A1 Notes, Class 1-A2 Notes, Class 2-A Notes, Class M1 Notes, Class M2 Notes, Class M3 Notes, Class M4 Notes, Class M5 Notes, Class M6 Notes and Class M7 Notes.

          The equity ownership in the Trust will be evidenced by the Ownership Certificate. The Ownership Certificate Holder will be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Penalties on the Mortgage Loans and (2) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

          The Notes will be issued in book-entry form as described below. The Definitive Notes will be transferable and exchangeable through the Trust Administrator. The Class A Notes will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess of $25,000. The Class M Notes will be issued in minimum dollar denominations of $100,000 and integral multiples of $1 in excess of $100,000.

Book-Entry Notes

          The Notes will be Book-Entry Notes. Noteholders may elect to hold their Book-Entry Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal amount of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the Class A Notes in minimum Class Principal Amounts of $25,000 and integral multiples of $1 in excess of $25,000. Investors may hold such beneficial interests in the Class M Notes in minimum Class Principal Amounts of $100,000 and integral multiples of $1,000 in excess of $100,000. Except as described below, no person acquiring a Book-Entry Note will be entitled to receive a Definitive Note. Unless and until Definitive Notes are issued, it is anticipated that the only noteholder of the Book-Entry Notes will be Cede & Co., as nominee of DTC. Noteholders will not be noteholders as that term is used in the Indenture. Noteholders are only permitted to exercise their rights indirectly through Participants and DTC.

          The beneficial owner's ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

          Noteholders will receive all payments of principal of, and interest on, the Book-Entry Notes from the Trust Administrator through DTC and DTC Participants. While the Book-Entry Notes are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Indirect Participants, with whom Noteholders have accounts with respect to Book-Entry Notes, are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess notes, the Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.

          Noteholders will not receive or be entitled to receive notes representing their respective interests in the Book-Entry Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Noteholders who are not Participants may transfer ownership of Book-Entry Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Notes, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited


                                      S-58





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and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Noteholders.

          Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Notes, see "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

          Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

          Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

          DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

          Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream Luxembourg in multiple currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

          Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Notes and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.


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          The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries.

          The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

          Non-Participants of Euroclear may hold and transfer book-entry interests in the Notes through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Notes through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

          Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

          Payments on the Book-Entry Notes will be made on each Payment Date by the Trust Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

          Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trust Administrator to Cede & Co. Payments with respect to Book-Entry Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors." in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of those Notes in the secondary market since some potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

          Monthly and annual reports on the Trust provided by the Trust Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

          DTC has advised the Depositor and the Trust Administrator that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Note under the Indenture on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

          Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if:


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          1.   DTC or the Depositor advises the Trust Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Depositor is unable to locate a qualified successor; or

          2. after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the Voting Rights evidenced by any class of Book-Entry Notes advise the Trust Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class and the applicable DTC Participants consent to the termination.

          Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trust Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Trust Administrator and the Indenture Trustee will issue Definitive Notes, and thereafter the Trust Administrator will recognize the holders of such Definitive Notes as holders of the Notes under the Indenture.

          Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Payments on Mortgage Loans; Custodial Accounts; Collection Account

          The Transfer and Servicing Agreement provides that the Servicer and the Sub-Servicer, for the benefit of the Noteholders, shall establish and maintain one or more accounts, each known as a "Custodial Account," into which the Servicer and the Sub-Servicer, as applicable, is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within two Business Days of receipt, generally all amounts received with respect to the Mortgage Loans, except that the Servicer and Sub-Servicer may deduct their respective portion of the Servicing Fee and any expenses of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Transfer and Servicing Agreement permits the Servicer and the Sub-Servicer to direct any depository institution maintaining the related Custodial Account to invest the funds in the related Custodial Account in one or more investments acceptable to Fitch, Moody's and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. The Servicer and the Sub-Servicer will be entitled to all income and gain realized from the related Custodial Account investments, and the income and gain will be subject to withdrawal by the Servicer or the Sub-Servicer, as applicable, from time to time. The Servicer or the Sub-Servicer will be required to deposit the amount of any losses incurred in respect to the related Custodial Account investments out of its own funds as the losses are realized.

          The Transfer and Servicing Agreement provides that the Trust Administrator, for the benefit of the Noteholders, shall establish and maintain one or more accounts, known as a "Collection Account," into which the Servicer and the Sub-Servicer, as applicable, is generally required to deposit or cause to be deposited from the Custodial Accounts on the Servicer Remittance Date, the payments and collections described in "Description of the Agreements--Collection Account and Related Accounts" in the prospectus. The Transfer and Servicing Agreement permits the Trust Administrator to direct any depository institution maintaining the related Collection Account to invest the funds in the Collection Account in one or more investments acceptable to Moody's and S&P as provided in the Transfer and Servicing Agreement, that mature, unless payable on demand, generally no later than one Business Day prior to the related Payment Date. The Master Servicer will be entitled to all income and gain realized from the Collection Account investments, and the income and gain will be subject to withdrawal by the Master Servicer from time to time. The Master Servicer will be required to deposit the amount of any losses incurred in respect to the Collection Account investments out of its own funds as the losses are realized.

Payments

          General. Payments on the Notes will be made by the Trust Administrator, on each Payment Date, commencing in October 2004, to the persons in whose names the Notes are registered at the close of business on the Record Date.

          Payments on each Payment Date will be made by check mailed to the address of the person entitled to payments as it appears on the note register, or, in the case of any Noteholder that has so notified the Trust Administrator in writing in accordance with the Transfer and Servicing Agreement, by wire transfer in immediately available funds to the account of


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such Noteholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Notes will be made only upon presentation and surrender of such Notes at the office of the Trust Administrator or such other address designated in writing by the Trust Administrator. On each Payment Date, a holder of a Note will receive such holder's Percentage Interest of the amounts required to be paid with respect to the applicable class of Notes.

          Payments of Interest. On each Payment Date, interest payable on the Notes will equal interest accrued at the then applicable Interest Rate for the related Accrual Period. All calculations of interest on the Notes will be made on the basis of a 360-day year and the actual number of days elapsed in the preceding Accrual Period.

          (A) On each Payment Date, the Interest Funds for Group 1 for such date will be paid in the following order of priority:

          (i) pro rata, to the Class 1-A1 Notes and Class 1-A2 Notes, Current Interest thereon for such Payment Date;

          (ii) to the Class 2-A Notes, Current Interest thereon (after giving effect to the payment of the Interest Funds for Group 2) for such Payment Date;

          (iii) to the Class M1 Notes, Current Interest for such class for such Payment Date;

          (iv) to the Class M2 Notes, Current Interest for such class for such Payment Date;

          (v) to the Class M3 Notes, Current Interest for such class for such Payment Date;

          (vi) to the Class M4 Notes, Current Interest for such class for such Payment Date;

          (vii) to the Class M5 Notes, Current Interest for such class for such Payment Date;

          (viii) to the Class M6 Notes, Current Interest for such class for such Payment Date;

          (ix) to the Class M7 Notes, Current Interest for such class for such Payment Date;

          (x) to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Sub-Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

          (xi) for application as part of Monthly Excess Cashflow for such Payment Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any Group 1 Monthly Excess Interest for such Payment Date.

          (B) On each Payment Date, the Interest Funds for Group 2 for such date will be paid in the following order of priority:

          (i) to the Class 2-A Notes, Current Interest thereon for such Payment Date;

          (ii) pro rata, to the Class 1-A1 Notes and the Class 1-A2 Notes, Current Interest thereon (after giving effect to the payment of the Interest Funds for Group 1) for such Payment Date;

          (iii) to the Class M1 Notes, Current Interest for such class for such Payment Date;

          (iv) to the Class M2 Notes, Current Interest for such class for such Payment Date;

          (v) to the Class M3 Notes, Current Interest for such class for such Payment Date;

          (vi) to the Class M4 Notes, Current Interest for such class for such Payment Date;


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          (vii) to the Class M5 Notes, Current Interest for such class for such
               Payment Date;

          (viii) to the Class M6 Notes, Current Interest for such class for such Payment Date;

          (ix) to the Class M7 Notes, Current Interest for such class for such Payment Date;

          (x) to the Indenture Trustee, the Owner Trustee, the Master Servicer, the Trust Administrator, the Servicer and the Sub-Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement; and

          (xi) for application as part of Monthly Excess Cashflow for such Payment Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any Group 2 Monthly Excess Interest for such Payment Date.

          Notwithstanding the foregoing, on each Payment Date, payments in respect of interest will be made to each class of Class A Notes from the Interest Funds for the related Mortgage Group before any such payments are made to such Class A Notes from the Interest Funds for any other Mortgage Group. Payments in respect of Current Interest will be made to each class of Class M Notes from the Group 1 Interest Funds and the Group 2 Interest Funds in accordance with the allocation rules set forth in the Transfer and Servicing Agreement.

          Payments of Principal. On each Payment Date, the Principal Payment Amount for each Mortgage Group and for each Payment Date is required to be paid as follows until the Principal Payment Amount has been fully paid:

          I. On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, the Trust Administrator will make the following payments, concurrently, to the extent of funds in the Collection Account available therefor:

          (A) For Group 1: the Principal Payment Amount for Group 1 will be paid in the following order of priority:

               (i) pro rata, to the Class 1-A1 and Class 1-A2 Notes, until the respective Class Principal Amount of such classes has been reduced to zero; provided, however, that if a Trigger Event or the Class 1-A2 Trigger Event is in effect, then to the Class 1-A1 and Class 1-A2 Notes, sequentially, in that order, until the respective Class Principal Amount of such classes has been reduced to zero;

               (ii) to the Class 2-A Notes, after giving effect to payments pursuant to clause (I)(B)(i) below, until the Class Principal Amount of such class has been reduced to zero;

               (iii) to the Class M1 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (iv) to the Class M2 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (v) to the Class M3 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (vi) to the Class M4 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (vii) to the Class M5 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (viii) to the Class M6 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (ix) to the Class M7 Notes, until the Class Principal Amount of such class has been reduced to zero; and

               (x) for application as part of Monthly Excess Cashflow for such Payment Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Payment Amount for Group 1 remaining after application pursuant to clauses (i) through (ix) above.


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          (B)  For Group 2: the Principal Payment Amount for Group 2 will be paid in the following order of priority:

               (i) to the Class 2-A Notes, until the Class Principal Amount of such class has been reduced to zero;

               (ii) pro rata, to the Class 1-A1 and Class 1-A2 Notes, after giving effect to payments pursuant to clauses (I)(A)(i) above, until the respective Class Principal Amount of such classes has been reduced to zero; provided, however, that if a Trigger Event or the Class 1-A2 Trigger Event is in effect, then to the Class 1-A1 and Class 1-A2 Notes, sequentially, in that order, until the respective Class Principal Amount of such classes has been reduced to zero;

               (iii) to the Class M1 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (iv) to the Class M2 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (v) to the Class M3 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (vi) to the Class M4 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (vii) to the Class M5 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (viii) to the Class M6 Notes, until the Class Principal Amount of such class has been reduced to zero;

               (ix) to the Class M7 Notes, until the Class Principal Amount of such class has been reduced to zero; and

               (x) for application as part of Monthly Excess Cashflow for such Payment Date, as described at "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Payment Amount for Group 2 remaining after application pursuant to clauses (i) through (ix) above.

          II. On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for each Mortgage Group for such date will be paid in the following order of priority:

               (i) (a) so long as the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 or Class M7 Notes are outstanding, to the Class 1-A1 and Class 1-A2 Notes (from amounts in Group 1 except as provided below) in accordance with the Group 1 Senior Priority and to the Class 2-A Notes (from amounts in Group 2 except as provided below), in each case, an amount equal to the lesser of (x) the Principal Payment Amount for the related Mortgage Group for such Payment Date and (y) the Related Senior Principal Payment Amount for such Mortgage Group for such Payment Date, in each case until the Class Principal Amount of each such class or classes has been reduced to zero; provided, however, to the extent that the Principal Payment Amount for a Mortgage Group exceeds the Related Senior Principal Payment Amount for such Mortgage Group, such excess shall be applied to the class or classes of Class A Notes of the other Mortgage Group (in the case of the Class 1-A1 and Class 1-A2 Notes, in accordance with the Group 1 Senior Priority), but in an amount not to exceed the Senior Principal Payment Amount for such Payment Date (as reduced by any payments pursuant to subclauses (x) and (y) of this clause (a) on such Payment
          Date); or (b) otherwise to the Class 1-A1 and Class 1-A2 Notes (in accordance with the Group 1 Senior Priority) and to the Class 2-A Notes, the Principal Payment Amount for the related Mortgage Group for such Payment Date;

               (ii) to the Class M1 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2 and Class 2-A Notes on such Payment Date pursuant to clause (i) above, and (y) the M1 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

               (iii) to the Class M2 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class

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          1-A1, Class 1-A2, Class 2-A and Class M1 Notes on such Payment Date pursuant to clauses (i) and (ii) above, respectively, and (y) the M2 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

               (iv) to the Class M3 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to Class 1-A1, Class 1-A2, Class 2-A, Class M1 and Class M2 Notes on such Payment Date pursuant to clauses (i), (ii) and (iii) above, respectively, and (y) the M3 Principal Payment Amount for such Payment Date, until the Class Principal Amount of such class has been reduced to zero;

               (v) to the Class M4 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2 and Class M3 Notes on such Payment Date pursuant to clauses (i), (ii), (iii) and
          (iv) above, respectively, and (y) the M4 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

               (vi) to the Class M5 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Notes on such Payment Date pursuant to clauses (i), (ii),
          (iii), (iv) and (v) above, respectively, and (y) the M5 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

               (vii) to the Class M6 Notes, an amount equal to the lesser of (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes on such Payment Date pursuant to clauses
          (i), (ii), (iii), (iv), (v) and (vi) above, respectively, and (y) the M6 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

               (viii) to the Class M7 Notes, an amount equal to the lesser of
          (x) the excess of (a) the aggregate Principal Payment Amounts for each of Group 1 and Group 2 for such Payment Date over (b) the amount paid to the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes on such Payment Date pursuant to clauses (i), (ii), (iii), (iv), (v), (vi) and (vii) above, respectively, and (y) the M7 Principal Payment Amount for such Payment Date, until the Class Principal Amount of each such class has been reduced to zero;

               (ix) for application as part of Monthly Excess Cashflow for such Payment Date, as described under "--Credit Enhancement--Application of Monthly Excess Cashflow" below, any such Principal Payment Amount remaining after application pursuant to clauses (i) through (viii) above.

Credit Enhancement

          Credit enhancement for the Notes consists of, in addition to limited cross collateralization, the subordination of the Class M Notes, excess interest and overcollateralization, in each case as described herein.

          Subordination. The rights of holders of the Class M Notes to receive payments with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under "--Payments--Payments of Interest" and "--Payments--Payments of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest and principal payable thereto, and to afford such Noteholders limited protection against Realized Losses incurred with respect to the Mortgage Loans.

          The limited protection afforded to holders of Notes by means of the subordination of the Class M Notes having a lower priority of payment will be accomplished by the preferential right of holders of such Notes to receive, prior to any payment in respect of any Interest Funds or Principal Funds, respectively, being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them and principal available for payment, respectively, on such Payment Date.

          Realized Losses. Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of, first, the Ownership Certificate (through the application of Monthly Excess Interest to fund such deficiency and through a reduction in the Overcollateralization Amount for the related Payment Date); second, the Class M7 Notes; third, the Class M6 Notes; fourth, the Class M5 Notes; fifth, the Class M4 Notes; sixth, the Class M3 Notes; seventh, the Class M2 Notes and eighth, the Class M1 Notes, before reducing amounts payable in respect of the Class A Notes. Realized Losses will not reduce the Class Principal Amount of any Note, however, under certain loss scenarios, there may not be enough principal and interest from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

          To the extent that Realized Losses are incurred, those Realized Losses will reduce the Aggregate Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

          Excess Interest. The Mortgage Loans included in each Mortgage Group bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the related Notes, the fees, if any, and expenses of the Servicer, the Sub-Servicer, the Master Servicer, the Trust Administrator, the Indenture Trustee and the Owner Trustee. Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

          Overcollateralization. The Aggregate Loan Balance as of the Cut-off Date will exceed the initial aggregate Class Principal Amount of the Notes by approximately $5,283,204, which represents approximately 0.60% of the Cut-off Date Balance. The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, higher than the weighted average Interest Rate on the Notes. As described below, interest collections will be applied to payments of principal to the extent needed to maintain overcollateralization (i.e., the excess of the Aggregate Loan Balance as of the Cut-off Date over the aggregate Class Principal Amount of the Notes) at the required Targeted Overcollateralization Amount. However, Realized Losses with respect to Mortgage Loans in any Mortgage Group will reduce overcollateralization, and could result in an overcollateralization deficiency.

          As described herein, to the extent that the Overcollateralization Amount exceeds the related Targeted Overcollateralization Amount, a portion of the Principal Payment Amount will not be applied in reduction of the Class Principal Amounts of the Notes, but will instead be applied as described below.

          Application of Monthly Excess Cashflow. The sum of the Group 1 Monthly Excess Interest and the Group 2 Monthly Excess Interest for any Payment Date (see "--Payments--Payments of Interest") and the Aggregate Overcollateralization Release Amount for such date will constitute the "Monthly Excess Cashflow" for such Payment Date, which will, on each Payment Date be paid in the following orders of priority, as applicable:

          (1) For each Payment Date occurring (a) before the Stepdown Date or
(b) on or after the Stepdown Date but for which a Trigger Event is in effect,

               (a) up to the Overcollateralization Deficiency Amount for such Payment Date, in the following order of priority:

                    (i) concurrently, in proportion to the aggregate Class Principal Amounts of each Class of Class A Notes, after giving effect to previous principal payments on such Payment Date (as described in "--Payments--Payments of Principal" above), to the Class 1-A1 and Class 1-A2 Notes, in accordance with the Group 1 Senior Priority, and to the Class 2-A Notes, until the Class Principal Amount of each such class has been reduced to zero;

                    (ii) to the Class M1 Notes, in reduction of their Class
                         Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                    (iii) to the Class M2 Notes, in reduction of their Class
                         Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                    (iv) to the Class M3 Notes, in reduction of their Class
                         Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                    (v) to the Class M4 Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                    (vi) to the Class M5 Notes, in reduction of their Class
                         Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

                    (vii) to the Class M6 Notes, in reduction of their Class
                         Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

                    (viii) to the Class M7 Notes, in reduction of their Class
                         Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

               (b) to the extent of any Available Funds Shortfall (after payment of any Available Funds Shortfalls as described below under "--The Interest Rate Cap Agreements"), to the payment of such amounts to the Notes, in the order of priority of the classes of Notes as set forth immediately above, and with respect to the Class A Notes, in proportion to their respective amounts of unpaid Available Funds Shortfalls, until each such class has received in full all amounts of any Available Funds Shortfall;

               (c) sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes and the Class M7 Notes, in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest; and

               (d) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement; or

          (2) for each Payment Date occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, in the following order of priority:

               (a) concurrently, in proportion to the aggregate Class Principal Amounts of the Class A Notes, after giving effect to previous principal payments on such Payment Date (as described in "--Payments--Payments of Principal" above), to the Class 1-A1 and Class 1-A2 Notes, in accordance with the Group 1 Senior Priority, and to the Class 2-A Notes, until the aggregate Class Principal Amount of the Class A Notes, after giving effect to payments on such Payment Date, equals the Senior Target Amount;

               (b) to the Class M1 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A and Class M1 Notes, after giving effect to payments on such Payment Date, equals the M1 Target Amount;

               (c) to the Class M2 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1 and Class M2 Notes, after giving effect to payments on such Payment Date, equals the M2 Target Amount;

               (d) to the Class M3 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2 and Class M3 Notes, after giving effect to payments on such Payment Date, equals the M3 Target Amount;

               (e) to the Class M4 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3 and Class M4 Notes, after giving effect to payments on such Payment Date, equals the M4 Target Amount;

               (f) to the Class M5 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4 and Class M5 Notes, after giving effect to payments on such Payment Date, equals the M5 Target Amount;

               (g) to the Class M6 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Notes, after giving effect to payments on such Payment Date, equals the M6 Target Amount;

               (h) to the Class M7 Notes, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Class 1-A1, Class 1-A2, Class 2-A, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes, after giving effect to payments on such Payment Date, equals the M7 Target Amount;

               (i) to the extent of any Available Funds Shortfall (after payment of any Available Funds Shortfalls to the Notes as described below under "--The Interest Rate Cap Agreements"), to the payment of such amounts to the Notes, in the order of priority of the classes of Notes as set forth immediately above, and with respect to the Class A Notes, in proportion to their amount of unpaid Available Funds Shortfalls, until each such class has received in full all amounts of any Available Funds Shortfall;

               (j) sequentially, to the Class M1 Notes, the Class M2 Notes, the Class M3 Notes, the Class M4 Notes, the Class M5 Notes, the Class M6 Notes and the Class M7 Notes, in that order, Deferred Interest, if any, for such class, until each such class has received in full its Deferred Interest; and

               (k) to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.

Calculation of One-Month LIBOR

          On each Interest Determination Date, the Trust Administrator will determine One-Month LIBOR for the related Accrual Period on the basis of (1) the offered rates for one-month United States dollar deposits, as such rates appear on Moneyline Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (2) if such rate does not appear on Moneyline Telerate Page 3750 as of 11:00 a.m. (London time), the Trust Administrator will determine such rate on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date.

          If One-Month LIBOR is determined under clause (2) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period for the Notes will be established by the Trust Administrator as follows:

          (1) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period for the Notes shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

          (2) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

          The establishment of One-Month LIBOR on each Interest Determination Date by the Trust Administrator and the Trust Administrator's calculation of the rate of interest applicable to the Notes, for the related Accrual Period for the Notes shall (in the absence of manifest error) be final and binding.

Interest Rate Cap Agreements

          General. On the Closing Date, the Trust will enter into three Interest Rate Cap Agreements with the Cap Counterparty, whereby the Cap Counterparty will agree to make payments to the Trust in respect of the related class or classes of Notes on each Interest Rate Cap Agreement Payment Date on which One-Month LIBOR exceeds the related strike rate described below for that Payment Date subject to a rate ceiling. Any amounts received by the Trust under the any Interest Rate Cap Agreement will be deposited into the Interest Rate Cap Account.

          Unless terminated earlier, each Interest Rate Cap Agreement will terminate after the Interest Rate Cap Agreement Payment Date in August 2007. Both the Trust and the Cap Counterparty will have the right to terminate any Interest Rate Cap Agreement for certain reasons set forth in the documentation associated with such Interest Rate Cap Agreement.

          The Group 1 Senior Cap Agreement. Under the Group 1 Senior Cap Agreement, the Cap Counterparty will agree to make payments to the Trust on each related Group 1 Senior Cap Agreement Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Group 1 Senior Cap Agreement Payment Date (or in the case of the initial Group 1 Senior Cap Agreement Payment Date, the Closing Date) to but excluding the current Group 1 Senior Cap Agreement Payment Date and the denominator of which is 360, (b) a notional amount equal to the lesser of (i) the scheduled notional amount as set forth below for that Group 1 Senior Cap Agreement Payment Date and (ii) the Aggregate Loan Balance for Group 1 as of the beginning of the related Due Period and (c) the excess, if any, of (x) the lesser of (1) One-Month LIBOR and (2) the related ceiling rate as set forth below for that Group 1 Senior Cap Agreement Payment Date over (y) the related strike rate as set forth below for that Group 1 Senior Cap Agreement Payment Date. If for any Group 1 Senior Cap Agreement Payment Date, the notional amount used to calculate the payment made by the Cap Counterparty exceeds the aggregate Class Principal Amount of the Class 1-A1 and Class 1-A2 Notes on the first day of the related Accrual Period for the Payment Date that corresponds with such date, then solely for the purposes of computing the amount that the Trust Administrator will deposit into the Interest Rate Cap Account, the Trust Administrator will calculate such amount by reducing the related notional amount by the amount of such excess. The Trust Administrator shall pay to the Ownership Certificate Holder any amount in excess of the amount determined under the immediately preceding sentence.

          On any Payment Date related to a Group 1 Senior Cap Agreement Payment on which there is an Available Funds Shortfall with respect to the Class 1-A1 or Class 1-A2 Notes, after all payments described above under "--Payments--Payments of Interest" have been made, the Trust Administrator shall pay amounts on deposit in the Interest Rate Cap Account to pay Available Funds Shortfalls to the Class 1-A1 and Class 1-A2 Notes. Any amounts received in respect of the Group 1 Senior Cap Agreement that are not needed to pay Available Funds Shortfalls to the Class 1-A1 or Class 1-A2 Notes on the related Payment Date will be paid to the Ownership Certificate Holder.

                                  Group 1 Senior
                                   Cap Agreement
         Payment Date            Notional Balance   Strike Rate (%)   Ceiling Rate (%)
------------------------------   ----------------   ---------------   ----------------
October 25, 2004..............    $440,409,000.00         9.543            10.650
November 25, 2004.............    $435,525,083.65         6.032            10.650
December 25, 2004.............    $429,691,141.95         6.245            10.650
January 25, 2005..............    $422,920,268.15         6.032            10.650
February 25, 2005.............    $415,227,098.24         6.032            10.650
March 25, 2005................    $406,631,327.13         6.716            10.650
April 25, 2005................    $397,157,721.43         6.032            10.650
May 25, 2005..................    $386,836,090.06         6.245            10.650
June 25, 2005.................    $375,701,211.29         6.032            10.650
July 25, 2005.................    $363,792,714.71         6.244            10.650
August 25, 2005...............    $351,154,917.40         6.032            10.650
September 25, 2005............    $337,839,526.86         6.031            10.650
October 25, 2005..............    $324,916,300.81         6.244            10.650
November 25, 2005.............    $312,375,043.68         6.031            10.650
December 25, 2005.............    $300,204,487.51         6.244            10.650
January 25, 2006..............    $288,393,696.22         6.031            10.650
February 25, 2006.............    $276,932,055.88         6.031            10.650
March 25, 2006................    $265,809,265.18         6.715            10.650
April 25, 2006................    $255,015,326.32         6.031            10.650
May 25, 2006..................    $244,540,535.99         6.243            10.650
June 25, 2006.................    $234,375,476.76         6.031            10.650
July 25, 2006.................    $224,478,749.64         6.243            10.650
August 25, 2006...............    $203,599,267.95         6.034            10.650
September 25, 2006............    $184,055,556.43         8.793            10.650
October 25, 2006..............    $165,817,762.30         9.098            10.650
November 25, 2006.............    $148,757,448.07         8.793            10.650
December 25, 2006.............    $132,817,757.20         9.098            10.650
January 25, 2007..............    $124,606,500.22         8.793            10.650
February 25, 2007.............    $116,695,574.97         8.794            10.650
March 25, 2007................    $109,064,995.48        10.650            10.650
April 25, 2007................    $101,712,418.87         9.714            10.650

                                  Group 1 Senior
                                   Cap Agreement
         Payment Date            Notional Balance   Strike Rate (%)   Ceiling Rate (%)
------------------------------   ----------------   ---------------   ----------------
May 25, 2007..................    $94,620,170.29         10.049            10.650
June 25, 2007.................    $87,779,039.13          9.714            10.650
July 25, 2007.................    $81,180,143.14         10.049            10.650
August 25, 2007...............    $74,814,913.98          9.717            10.650
Thereafter....................    $            0            N/A               N/A

          The Group 2 Senior Cap Agreement. Under the Group 2 Senior Cap Agreement, the Cap Counterparty will agree to make payments to the Trust on each related Group 2 Senior Cap Agreement Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Group 2 Senior Cap Agreement Payment Date (or in the case of the initial Group 2 Senior Cap Agreement Payment Date, the Closing Date) to but excluding the current Group 2 Senior Cap Agreement Payment Date and the denominator of which is 360, (b) a notional amount equal to the lesser of (i) the scheduled notional amount as set forth below for that Group 2 Senior Cap Agreement Payment Date and (ii) the Aggregate Loan Balance for Group 2 as of the beginning of the related Due Period and (c) the excess, if any, of (x) the lesser of (1) One-Month LIBOR and (2) the related ceiling rate as set forth below for that Group 2 Senior Cap Agreement Payment Date over (y) the related strike rate as set forth below for that Group 2 Senior Cap Agreement Payment Date. If for any Group 2 Senior Cap Agreement Payment Date, the notional amount used to calculate the payment made by the Cap Counterparty exceeds the Class Principal Amount of the Class 2-A Notes on the first day of the related Accrual Period for the Payment Date that corresponds with such date, then solely for the purposes of computing the amount that the Trust Administrator will deposit into the Interest Rate Cap Account, the Trust Administrator will calculate such amount by reducing the related notional amount by the amount of such excess. The Trust Administrator shall pay to the Ownership Certificate Holder any amount in excess of the amount determined under the immediately preceding sentence.

          On any Payment Date related to a Group 2 Senior Cap Agreement Payment on which there is an Available Funds Shortfall with respect to the Class 2-A Notes, after all payments described above under "--Payments--Payments of Interest" have been made, the Trust Administrator shall pay amounts on deposit in the Interest Rate Cap Account to pay Available Funds Shortfalls to the Class 2-A Notes. Any amounts received in respect of the Group 2 Interest Rate Cap Agreement that are not needed to pay Available Funds Shortfalls to the Class 2-A Notes on the related Payment Date will be paid to the Ownership Certificate Holder.

                                  Group 2 Senior
                                   Cap Agreement
         Payment Date            Notional Balance   Strike Rate (%)   Ceiling Rate (%)
------------------------------   ----------------   ---------------   ----------------
October 25, 2004..............    $278,656,000.00         9.341            10.650
November 25, 2004.............    $275,563,101.35         5.902            10.650
December 25, 2004.............    $271,869,160.73         6.110            10.650
January 25, 2005..............    $267,582,479.44         5.902            10.650
February 25, 2005.............    $262,712,332.63         5.902            10.650
March 25, 2005................    $257,271,195.95         6.572            10.650
April 25, 2005................    $251,274,753.41         5.902            10.650
May 25, 2005..................    $244,741,878.70         6.110            10.650
June 25, 2005.................    $237,694,588.84         5.901            10.650
July 25, 2005.................    $230,157,969.42         6.110            10.650
August 25, 2005...............    $222,160,070.80         5.901            10.650
September 25, 2005............    $213,733,116.51         5.901            10.650
October 25, 2005..............    $205,554,280.77         6.109            10.650
November 25, 2005.............    $197,617,258.31         5.901            10.650
December 25, 2005.............    $189,914,913.79         6.109            10.650
January 25, 2006..............    $182,440,322.13         5.901            10.650
February 25, 2006.............    $175,186,762.25         5.901            10.650
March 25, 2006................    $168,147,711.11         6.570            10.650
April 25, 2006................    $161,316,837.88         5.900            10.650
May 25, 2006..................    $154,687,998.26         6.109            10.650
June 25, 2006.................    $148,255,229.03         5.900            10.650

                                  Group 2 Senior
                                   Cap Agreement
         Payment Date            Notional Balance   Strike Rate (%)   Ceiling Rate (%)
------------------------------   ----------------   ---------------   ----------------
July 25, 2006.................    $141,997,872.52         6.108            10.650
August 25, 2006...............    $128,788,738.09         5.900            10.650
September 25, 2006............    $116,423,137.44         8.688            10.650
October 25, 2006..............    $104,884,669.55         8.989            10.650
November 25, 2006.............    $ 94,091,215.03         8.687            10.650
December 25, 2006.............    $ 84,003,514.27         8.988            10.650
January 25, 2007..............    $ 78,807,315.47         8.687            10.650
February 25, 2007.............    $ 73,802,143.58         8.687            10.650
March 25, 2007................    $ 68,974,357.48        10.650            10.650
April 25, 2007................    $ 64,322,630.08         9.616            10.650
May 25, 2007..................    $ 59,835,624.87         9.949            10.650
June 25, 2007.................    $ 55,507,514.94         9.616            10.650
July 25, 2007.................    $ 51,332,679.39         9.949            10.650
August 25, 2007...............    $ 47,305,695.95         9.622            10.650
Thereafter....................    $             0           N/A               N/A

          The Subordinate Cap Agreement. Under the Subordinate Cap Agreement, the Cap Counterparty will agree to make payments to the Trust on each related Subordinate Cap Agreement Payment Date equal to the product of (a) a fraction, the numerator of which is the number of days elapsed since the immediately preceding Subordinate Cap Agreement Payment Date (or in the case of the initial Subordinate Cap Agreement Payment Date, the Closing Date) to but excluding the current Subordinate Cap Agreement Payment Date and the denominator of which is 360, (b) a notional amount equal to the lesser of (i) the scheduled notional amount as set forth below for that Subordinate Cap Agreement Payment Date and
(ii) the Aggregate Loan Balance as of the beginning of the related Due Period and (c) the excess, if any, of (x) the lesser of (1) One-Month LIBOR and (2) the related ceiling rate as set forth below for that Subordinate Cap Agreement Payment Date over (y) the related strike rate as set forth below for that Subordinate Cap Agreement Payment Date. If for any Subordinate Cap Agreement Payment Date, the notional amount used to calculate the payment made by the Cap Counterparty exceeds the aggregate Class Principal Amount of the Class M Notes on the first day of the related Accrual Period for the Payment Date that corresponds with such date, then solely for the purposes of computing the amount that the Trust Administrator will deposit into the Interest Rate Cap Account, the Trust Administrator will calculate such amount by reducing the related notional amount by the amount of such excess. The Trust Administrator shall pay to the Ownership Certificate Holder any amount in excess of the amount determined under the immediately preceding sentence.

          On any Payment Date related to an Subordinate Cap Agreement Payment on which there is an Available Funds Shortfall with respect to the Class M Notes, after all payments described above under "--Payments--Payments of Interest" have been made, the Trust Administrator shall pay amounts on deposit in the Interest Rate Cap Account to pay Available Funds Shortfalls to the Class M Notes. Any amounts received in respect of the Subordinate Cap Agreement that are not needed to pay Available Funds Shortfalls to the Class M Notes on the related Payment Date will be paid to the Ownership Certificate Holder.

                                  Subordinate Cap
                                    Agreement
         Payment Date            Notional Balance   Strike Rate (%)   Ceiling Rate (%)
------------------------------   ----------------   ---------------   ----------------
October 25, 2004..............   $155,243,000.00         9.065             10.250
November 25, 2004.............   $155,243,000.00         5.582             10.250
December 25, 2004.............   $155,243,000.00         5.793             10.250
January 25, 2005..............   $155,243,000.00         5.582             10.250
February 25, 2005.............   $155,243,000.00         5.582             10.250
March 25, 2005................   $155,243,000.00         6.260             10.250
April 25, 2005................   $155,243,000.00         5.581             10.250
May 25, 2005..................   $155,243,000.00         5.792             10.250
June 25, 2005.................   $155,243,000.00         5.581             10.250
July 25, 2005.................   $155,243,000.00         5.792             10.250
August 25, 2005...............   $155,243,000.00         5.581             10.250

                                  Subordinate Cap
                                     Agreement
         Payment Date            Notional Balance   Strike Rate (%)   Ceiling Rate (%)
------------------------------   ----------------   ---------------   ----------------
September 25, 2005 ...........    $155,243,000.00        5.581             10.250
October 25, 2005 .............    $155,243,000.00        5.792             10.250
November 25, 2005 ............    $155,243,000.00        5.581             10.250
December 25, 2005 ............    $155,243,000.00        5.792             10.250
January 25, 2006 .............    $155,243,000.00        5.581             10.250
February 25, 2006 ............    $155,243,000.00        5.580             10.250
March 25, 2006 ...............    $155,243,000.00        6.259             10.250
April 25, 2006 ...............    $155,243,000.00        5.580             10.250
May 25, 2006 .................    $155,243,000.00        5.791             10.250
June 25, 2006 ................    $155,243,000.00        5.580             10.250
July 25, 2006 ................    $155,243,000.00        5.791             10.250
August 25, 2006 ..............    $155,243,000.00        5.582             10.250
September 25, 2006 ...........    $155,243,000.00        8.352             10.250
October 25, 2006 .............    $155,243,000.00        8.656             10.250
November 25, 2006 ............    $155,243,000.00        8.352             10.250
December 25, 2006 ............    $155,243,000.00        8.655             10.250
January 25, 2007 .............    $155,243,000.00        8.352             10.250
February 25, 2007 ............    $155,243,000.00        8.353             10.250
March 25, 2007 ...............    $155,243,000.00       10.250             10.250
April 25, 2007 ...............    $155,243,000.00        9.276             10.250
May 25, 2007 .................    $155,243,000.00        9.610             10.250
June 25, 2007 ................    $155,243,000.00        9.276             10.250
July 25, 2007 ................    $155,243,000.00        9.610             10.250
August 25, 2007 ..............    $155,243,000.00        9.281             10.250
Thereafter ...................    $             0          N/A                N/A

          The Cap Counterparty. The information set forth in the following paragraphs has been provided by the Cap Counterparty. None of the Seller, the Depositor, the Indenture Trustee, the Master Servicer, the Servicer, the Trust Administrator, the Underwriters nor any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

          Bank of America, N.A. Bank of America, N.A. (the "Bank"), is a national banking association organized under the laws of the United States, with its principal executive offices located in Charlotte, North Carolina. The Bank is a wholly-owned indirect subsidiary of Bank of America Corporation (the "Corporation") and is engaged in general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. As of June 30, 2004, the Bank had consolidated assets of $707 billion, consolidated deposits of $480 billion and stockholder's equity of $50 billion based on regulatory accounting principles.

          The Corporation is a bank holding company and a financial holding company, with its principal executive offices located in Charlotte, North Carolina. Additional information regarding the Corporation is set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, together with any subsequent documents it filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          Recent Developments. On April 1, 2004 the Corporation completed its merger with FleetBoston Financial Corporation ("FleetBoston"). As a result of the merger, FleetBoston stockholders received 0.5553 shares of Bank of America Corporation common stock for each of their FleetBoston shares.

          Moody's currently rates the Bank's long-term certificates of deposit as "Aa1" and short-term certificates of deposit as "P-1." S&P rates the Bank's long-term certificates of deposit as "AA-" and its short-term certificates of deposit as "A-1+." Fitch rates long-term certificates of deposit of the Bank as "AA" and short-term certificates of deposit as "F1+." Further information with respect to such ratings may be obtained from Moody's, S&P and Fitch, respectively. No assurances can be given that the current ratings of the Bank's instruments will be maintained.

          The Bank will provide copies of the most recent Bank of America Corporation Annual Report on Form 10-K, any subsequent reports on Form 10-Q, and any required reports on Form 8-K (in each case as filed with the Commission pursuant to the Exchange Act), and the publicly available portions of the most recent quarterly Call Report of the Bank delivered to the Office of the Comptroller of the Currency, without charge, to each person to whom this document is delivered, on the written request of such person. Written requests should be directed to: Bank of America Corporate Communications, 100 North Tryon Street, 18th Floor, Charlotte, North Carolina 28255, Attention: Corporate Communications.

          The information contained in the paragraphs above relates to and has been obtained from the Bank. The information concerning the Corporation and the Bank contained herein is furnished solely to provide limited introductory information regarding the Corporation and the Bank and does not purport to be comprehensive. Such information is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above. Such information shall not create any implication that there has been no change in the affairs of the Corporation or the Bank since the date hereof, or that the information contained or referred to in this description is correct as of any time subsequent to its date.

Reports to Noteholders

          On each Payment Date, the Trust Administrator will make available to each Noteholder, the Servicer, the Sub-Servicer, the Master Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

          (1) the amount of the related payment to holders of each class of Notes allocable to principal;

          (2) the amount of such payment to holders of each class of Notes allocable to interest;

          (3)  the Available Funds Shortfall for each class of Notes;

          (4) the Class Principal Amount of each class of Notes after giving effect to the payment of principal on such Payment Date;

          (5) the amount of the Servicing Fee paid to or retained by the Servicer and the Sub-Servicer;

          (6)  the Interest Rate for each class of Notes for such Payment Date;

          (7)  the amount of Advances included in the payment on such Payment
               Date;

          (8) the cumulative amount of Realized Losses to date, in the aggregate;

          (9) the amount of Realized Losses with respect to such Payment Date, in the aggregate;

          (10) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Payment Date, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans;

          (11) with respect to Mortgage Loans that became REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

          (12) whether a Trigger Event or a Class 1-A2 Trigger Event has occurred;

          (13) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate; and

          (14) to the extent such information is provided to the Master Servicer by the Servicer or Sub-Servicer, the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act, or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans.

          The Trust Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Trust Administrator's website located at www.ctslink.com. Assistance in using the website can be obtained by calling the Trust Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Trust Administrator at the following address: Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Trust Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Trust Administrator will provide timely and adequate notification to such parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Trust Administrator will prepare and deliver to each Noteholder of record during the previous calendar year a statement containing information necessary to enable Noteholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

The Ownership Certificate

          The equity ownership in the Trust will be evidenced by the Ownership Certificate. The holder of the Ownership Certificate, the Ownership Certificate Holder, will, after all amounts due and owing to the Owner Trustee, and not otherwise paid, have been paid, be entitled to receive on each Payment Date (1) any cash flow from Mortgage Loan collections attributable to Prepayment Penalties, (2) any payments under any Interest Rate Cap Agreement remaining on such Payment Date after paying Available Funds Shortfalls on the applicable Notes as described under "--Interest Rate Cap Agreements" above and (3) any remaining cash flow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

                  The Mortgage Loan Purchase Agreement and the
                        Transfer and Servicing Agreement

General

          On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor. Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust.

Assignment of Mortgage Loans

          On the Closing Date, the Mortgage Loans will be assigned to the Trust, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date. Pursuant to the Indenture, the Trust will pledge all of its interest in such assets and any other property comprising the Trust Estate to the Indenture Trustee as security for the Notes.

          Each Mortgage Loan will be identified in a schedule to the Transfer and Servicing Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Stated Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, the maturity date and the Servicer and custodian of the mortgage file, and applicable prepayment penalty provisions, if any.

          As to each Mortgage Loan, the following documents, to the extent applicable, are generally required to be delivered to the Indenture Trustee (or its custodian): (1) the related original Mortgage Note, endorsed without recourse to the Indenture Trustee or in blank, or a lost note affidavit conforming to the requirements of the Transfer and Servicing Agreement, together with a copy of the related Mortgage Note, (2) the original recorded Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such Mortgage sent for recording),
(3) for any Mortgage Loan not recorded with MERS System(R), an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form (except as described below), (4) any related documents showing a complete chain of assignment, (5) the policies of title insurance issued with respect to each Mortgage Loan and (6) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the Mortgages or assignments of Mortgage with respect to each Mortgage Loan will have been recorded in the name of an agent on behalf of the holder of the related Mortgage Note. In that case, no assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded. Instead, the Seller will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related Mortgage Loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgage properties located in certain states, the Depositor does not expect to cause the assignments to be recorded.

          Pursuant to the terms of the Transfer and Servicing Agreement, the Seller has made to the Trust certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases." In addition, the Seller has represented to the Trust that (i) each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including but not limited to, all applicable anti-predatory and anti-abusive lending laws; (ii) none of the Mortgage Loans constitute "high-cost loans" as defined by applicable anti-predatory and anti-abusive lending laws;
(iii) no proceeds from any Mortgage Loan were used to finance single premium credit insurance policies; (iv) no Mortgage Loan imposes a prepayment premium for a term in excess of three years; and (v) the Seller has no reason to believe any borrower will default under the related Mortgage Loan (or that foreclosure will be commenced) within six months following the Closing Date. The Trust will in turn pledge its rights in the Seller's representations and warranties to the Indenture Trustee for the benefit of holders of Notes. Within the period of time specified in the Transfer and Servicing Agreement following its discovery or notification of a breach of any representation or warranty that materially and adversely affects the interests of Noteholders in a Mortgage Loan or receipt of notice of such breach, the Seller will be obligated to cure such breach or purchase the affected Mortgage Loan from the Trust for a price equal to the unpaid principal balance thereof plus accrued interest thereon plus any costs and damages incurred by the Trust associated with any violation of applicable federal, state or local anti-predatory or abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

          To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by the Seller and a Realized Loss occurs with respect to that Mortgage Loan, holders of Notes, in particular the Class M Notes, may incur a loss.

Administration

          The Trust Administrator will agree, to the extent provided in the Transfer and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement. Wells Fargo Bank, N.A. will not receive additional compensation for such services as Trust Administrator.

Amendment

          The Transfer and Servicing Agreement may be amended by the Depositor, the Trust, the Master Servicer, the Trust Administrator, the Seller, the Servicer, the Sub-Servicer, the Ownership Certificate Holder and the Indenture Trustee, but without consent of the Noteholders, (1) to cure any ambiguity, (2) to conform the provisions of the Transfer and Servicing Agreement to the information contained herein or to correct or supplement any provision therein,
(3) to make any other provision with respect to matters or questions arising under the Transfer and Servicing Agreement or (4) to add, delete or amend any provision in order to comply with any requirements imposed by the Code, ERISA and their related regulations; provided, however, that no such amendment effected pursuant to clause (3) above will adversely affect in any material respect the interests of any Noteholder. Any such amendment will be deemed not to adversely affect in any material respect the interests of any Noteholder if the Rating Agency confirms that such action would not adversely affect the then-current ratings on the Notes.

          The Transfer and Servicing Agreement may also be amended by the Depositor, the Trust, the Trust Administrator, the Master Servicer, the Seller, the Servicer, the Sub-Servicer and the Indenture Trustee with the consent of the holders of each Class of Notes affected thereby evidencing Voting Rights aggregating not less than 66-2/3% of each such Class and the Ownership Certificate Holder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or modifying in any manner the rights of Noteholders; provided, however, that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any Notes without the consent of the holder of each such Note affected thereby or
(2) reduce the percentage of Notes the holders of which are required to consent to any such amendment without the consent of the holders of all Notes affected thereby.

Voting Rights

          At all times 98% of all voting rights will be allocated among the holders of the Notes as provided below. The portion of such voting rights allocated to such Notes will be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amount then outstanding and the denominator of which is the aggregate outstanding principal balance of the Notes. At all times during the term of the Indenture and the Transfer and Servicing Agreement, the Ownership Certificate shall be allocated 2% of the voting rights. The voting rights allocation to any class of Notes or the Ownership Certificate will be allocated among all holders of each such class or certificate in proportion to the outstanding Class Principal Amount of such Notes or Percentage Interest of such Ownership Certificate.

                      The Trust Agreement and the Indenture

General

          The Notes will be issued pursuant to the Indenture. Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trust Administrator, which will serve as Note Registrar, Certificate Registrar and Paying Agent. The Trust Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement. Requests should be addressed to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Fieldstone 2004-4.

          The following summary describes the Trust, the Owner Trustee, the Indenture Trustee, certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of such Agreements.

The Trust

          Fieldstone Mortgage Investment Trust, Series 2004-4 will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement, as amended and restated, among the Depositor, the Owner Trustee and the Trust Administrator. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, entering into the Interest Rate Cap Agreements, issuing the Notes, making payments on the Notes, and related activities.

          On the Closing Date, the Trust will pledge the Mortgage Loans, the Interest Rate Cap Agreements and other Trust assets to the Indenture Trustee as security for the issuance of the Notes. The Depositor will sell the Notes to the Underwriters and apply the net proceeds of such sale to the purchase of the Mortgage Loans. Other than the Mortgage Loans and the other Trust assets pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

          The Trust's principal offices are located in Wilmington, Delaware, in care of U.S. Bank Trust National Association, as Owner Trustee, at the address set forth below under "--The Owner Trustee."

The Owner Trustee

          U.S. Bank Trust National Association will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. U.S. Bank Trust National Association is a national banking association and its principal offices are located at 300 Delaware Avenue, Suite 813, Wilmington, Delaware 19801, Attention: Corporate Trust Services. The initial and annual fee payable to the Owner Trustee will be paid out of Interest Funds and will be an obligation of the Trust.

          The Trust Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture and Transfer and Servicing Agreement pursuant to the terms of the Transfer and Servicing Agreement.

The Indenture Trustee

          HSBC Bank USA, National Association will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to receive as compensation for its services a fee agreed to with and payable by the Master Servicer. The Indenture Trustee will also be entitled to customary indemnification for certain costs and expenses prior to payment of any amounts to Noteholders. The Indenture Trustee's Corporate Trust Office is located at 452 Fifth Avenue New York, New York 10018, Attention: Corporate Trust, or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Trust Administrator, the Depositor and the Master Servicer.

Certain Matters under the Agreements

          Events of Default Under the Indenture. Indenture Defaults will generally consist of: (i) a default for 30 days or more in the payment of any Current Interest due on any class of Notes; (ii) a default in the payment of the entire principal of any Note when the same becomes due and payable under the Indenture or on the applicable Maturity Date; (iii) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (iv) any representation or warranty made by the Trust in the Indenture or in any note delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Owner Trustee as provided in the Indenture; (v) the receipt of notice from the holder of the Ownership Certificate to the Indenture Trustee of such holder's failure to qualify as a REIT or a qualified REIT subsidiary; or (vi) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

          If an Indenture Default occurs and is continuing, the Indenture Trustee or Holders of a majority by Class Principal Amount of the Priority Class or Priority Classes of Notes then outstanding may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the Holders of a majority by Class Principal Amount of such Priority Class or Priority Classes of Notes.

          If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the assets of the Trust Estate pledged to secure the Notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the Indenture Trustee is prohibited from selling the assets of the Trust Estate following an Indenture Default, other than a default in the payment of any principal of or a default for three months or more in the payment of any interest on any Priority Class or Priority Classes of Notes, unless (i) the holders of all outstanding Notes consent to such sale, (ii) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale or (iii) the Indenture Trustee determines that the proceeds of the Trust Estate and the other property of the Trust would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66-2/3% of the aggregate outstanding amount of the Notes.

          If the collateral securing the Notes is sold following an Indenture Default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

          If an Indenture Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

          Except as described above in the case of an Indenture Default, no Noteholder will have the right to institute any proceeding with respect to the Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee, (iii) such holder or holders have offered the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of such outstanding Notes.

          In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

          Neither the Indenture Trustee, the Trust Administrator nor the Owner Trustee in their respective individual capacities, nor the Ownership Certificate Holder, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Trust contained in the Indenture.

          Redemption. On any Payment Date following the month in which the Aggregate Loan Balance is less than 20% of the Cut-off Date Balance, the Servicer will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for a price equal to the Purchase Price. The Master Servicer, the Servicer and the Sub-Servicer will be reimbursed from the Purchase Price for any outstanding Advances, servicing advances and unpaid Master Servicing Fees or Servicing Fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the Trust Administrator, the Owner Trustee and the Indenture Trustee shall be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the Transfer and Servicing Agreement or the Trust Agreement. If such option is exercised, the Trust will be terminated resulting in a mandatory redemption of the Notes. If the Servicer fails to exercise such option, then on any Payment Date following the month in which the Aggregate Loan Balance is less than 10% of the Cut-off Date Balance, the margin on each of the Class 1-A1, Class 1-A2 and Class 2-A Notes will increase to 2 times their respective margins set forth in the table on page S-3, and the margin on each of the Class M Notes will increase to 1.5 times their respective margins set forth in the table on page S-3.

          The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the Indenture, the Owner Trustee will succeed to all the rights of the Indenture Trustee, the Master Servicer and the Trust Administrator, and the Ownership Certificate Holder will succeed to all the rights of the Noteholders pursuant to the Transfer and Servicing Agreement.

Amendment

          Generally, the Trust Agreement and the Indenture are subject to amendment by the parties thereto under conditions similar to those described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement -- Amendment," except that in the case of the Trust Agreement references to Notes and Noteholders should be read as referring to Ownership Certificate and the Ownership Certificate Holder, and in the case of the Indenture such references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture. In addition to the purposes described under "The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement -- Amendment," the Trust and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of the Trust Estate subject to the Indenture, evidencing the succession of a successor to the Trust, adding to the covenants of the Trust or surrendering any power conferred upon the Trust under the Indenture, or conveying or pledging any property to the Indenture Trustee.

                  Yield, Prepayment and Maturity Considerations

General

          The weighted average life of and the yield to maturity on each class of Notes will be directly related to the rate of payment of principal (including prepayments) of the Mortgage Loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in a particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the mortgage loans, the extent of the mortgagors' equity in the related properties, and changes in the mortgagors' housing needs, job transfers and employment status, as well as whether the related mortgage loans are subject to Prepayment Penalties. Any such refinancings will affect the rate of principal prepayments on the mortgage pool.

          The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Notes at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Notes. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determinations.

          The weighted average life of and yield to maturity on each class of Notes will also be influenced by the amount of Monthly Excess Cashflow generated by the Mortgage Loans and applied in reduction of the Class Principal Amount of such Notes. The level of Monthly Excess Cashflow available on any Payment Date to be applied in reduction of the Class Principal Amounts of the Class A and Class M Notes will be influenced by, among other factors:

          (1) the overcollateralization level of the assets at such time (i.e., the extent to which interest on the related Mortgage Loans is accruing on a higher Stated Principal Balance than the Class Principal Amount of the related Class A and Class M Notes);

          (2) the delinquency and default experience of the related Mortgage Loans;

          (3)  the level of One-Month LIBOR;

          (4)  the applicable Mortgage Index for the Mortgage Loans; and

          (5) the provisions of the Indenture that permit Monthly Excess Cashflow to be distributed to the Ownership Certificate when required overcollateralization levels have been met.

          To the extent that greater (or lesser) amounts of Monthly Excess Cashflow are paid in reduction of the Class Principal Amounts of a class of Notes, the weighted average life thereof can be expected to shorten (or lengthen). No assurance, however, can be given as to the amount of Monthly Excess Cashflow paid at any time or in the aggregate. See "Description of the Notes--Credit Enhancement."

Prepayments and Yields for Notes

          Generally, if purchased at other than par, the yield to maturity on the Notes will be affected by the rate of the payment of principal of the Mortgage Loans. If the actual rate of payments on the Mortgage Loans is slower than the rate anticipated by an investor who purchases Notes at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans is faster than the rate anticipated by an investor who purchases Notes at a premium, the actual yield to such investor will be lower than such investor's anticipated yield. Because approximately 82.38% of the Mortgage Loans contain Prepayment Penalties, the rate of principal prepayments during the term of such Prepayment Penalties may be less than the rate of principal prepayments for Mortgage Loans which do not contain Prepayment Penalties; however, principal prepayments of the Mortgage Loans could be expected to increase, perhaps materially, at or near the time of the expiration of the terms of such Prepayment Penalties.

          All of the Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of two, three or five years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on a semi-annual basis (or on an annual basis, in the case of 5/25 Treasury IO ARM Loans). When such Hybrid Mortgage Loans begin their adjustable period, increases and decreases in the Mortgage Rate on the Mortgage Loan will be limited by the Periodic Rate Cap, except in the case of the first adjustment, the Maximum Mortgage Rate and the Minimum Mortgage Rate, if any, and will be based on the Mortgage Index in effect on the applicable date prior to the related Adjustment Date plus the applicable gross margin. Mortgage rates generally may not rise and fall consistently with Mortgage Rates on the Mortgage Loans. As a result, the Mortgage Rates on the Mortgage Loans at any time may be higher than the prevailing mortgage interest rates of similar adjustable rate loans, and accordingly the prepayment rate may be higher than would otherwise be anticipated. Moreover, each Mortgage Loan has a Maximum Mortgage Rate and a Minimum Mortgage Rate, which in some cases is equal to the related gross margin. Further, some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the mortgage interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrower's adjustable rate mortgage loans. The prepayment experience on Hybrid Mortgage Loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable Mortgage Rate, Periodic Rate Caps and a Maximum Mortgage Rate. In particular, Hybrid Mortgage Loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a Hybrid Mortgage Loan approaches its initial Adjustment Date, the borrower may become more likely to refinance that Mortgage Loan to avoid an increase in the Mortgage Rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the related Mortgage Rate before adjustment.

          Approximately 56.86% of all of the Mortgage Loans and approximately 57.00% and 56.65% of the Mortgage Loans to be included in Group 1 and Group 2, respectively, provide for payment of interest at the related Mortgage Rates, but no payment of principal for approximately the first five years following the origination of the Mortgage Loan. Following such interest-only period, the monthly payment with respect to each of these Mortgage Loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the Mortgage Loan over the remaining term and to pay interest at the related Mortgage Rate. The presence of these Mortgage Loans in Group 1 and Group 2 will, absent other considerations, result in longer weighted average lives of the related Notes than would have been the case had these loans not been included in the mortgage pool. If you purchase such Notes at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these Mortgage Loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such five-year period as a disincentive to prepayment. If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment.

          From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters. Recently, certain areas in the Eastern United States, including many counties in Alabama, Florida, Georgia, Louisiana, Mississippi, North Carolina, Ohio, Pennsylvania, South Carolina and Virginia, were affected by hurricanes and tropical storms, particularly Hurricanes Charley, Frances, Ivan and Jeanne, each of which caused extensive damage in affected areas. Whether any mortgaged properties were damaged by these storms, and if so how many, is not known as of the date of this prospectus supplement, and no assurance can be given as to the effect of these storms on the rate of delinquencies and losses on any Mortgage Loans secured by mortgaged properties that were damaged by these storms. Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each mortgaged property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the mortgaged properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such mortgaged properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged mortgaged properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

          The ability of a borrower to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrowers' equity in the related mortgaged property, tax laws and prevailing general economic conditions. In addition, as discussed below, the Interest Rate on the Notes beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the Mortgage Rates on the Mortgage Loans begin to adjust.

          The Interest Rates on the Notes are calculated based upon the value of an index (One-Month LIBOR) which is different from the value of the index applicable to substantially all of the Mortgage Loans (Six-Month LIBOR) in the mortgage pool. As a result, the Interest Rates on the Notes are subject to the applicable Available Funds Rate and the applicable Fixed Rate Cap.

          The applicable Available Funds Rate limits the Interest Rates on the related Notes. Any shortfalls arising from the application of the applicable Available Funds Rate will be carried over as described herein with accrued interest at the then-applicable Interest Rate (computed without regard to the applicable Available Funds Rate) and, if available, paid from Monthly Excess Cashflow in a later distribution and from amounts paid under the applicable Interest Rate Cap Agreement). Various factors may cause the applicable Available Funds Rate to limit the Interest Rate on the related Notes. First, this can result if One-Month LIBOR increases more rapidly than Six-Month LIBOR or the Treasury Mortgage Index. In addition, the Interest Rates on the Notes adjust monthly, while the interest rates on the Mortgage Loans adjust less frequently, with the result that the operation of the applicable Available Funds Rate may cause the Interest Rates on the related Notes to be reduced for extended periods in a rising interest rate environment. The Mortgage Loans are also subject to Periodic Rate Caps and Maximum Rate Caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the applicable Available Funds Rate limiting increases in the Interest Rates for these Notes. Consequently, the interest paid on the Mortgage Loans (net of the sum of the Servicing Fee, the Master Servicing Fee, the Owner Trustee Fee and certain other expenses) with respect to any Payment Date may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable margin on those notes during the related period. Furthermore, if the applicable Available Funds Rate determines the Interest Rate for a class of Notes for a Payment Date, the market value of those Notes may be temporarily or permanently reduced.

          The Interest Rates on the Notes are also subject to a Fixed Rate Cap. The applicable Fixed Rate Cap limits the Interest Rate on those Notes to a maximum interest rate. The Class 1-A1 and Class 1-A2 Notes are subject to the Group 1 Fixed Rate Cap, which limits the Interest Rate on the Class 1-A Notes to a per annum rate of 11.75%. The Class 2-A Notes are subject to the Group 2 Fixed Rate Cap, which limits the Interest Rate on the such Notes to a per annum rate of 11.75%. The Class M Notes are subject to the Subordinate Fixed Rate Cap, which limits the Interest Rate on the Class M Notes to a per annum rate of 11.75%. If the Interest Rate for a class of Notes for a Payment Date is limited to the applicable Fixed Rate Cap, the market value of those Notes may be temporarily or permanently reduced.

          Maturity Date. The Maturity Date for each class of Notes is set forth in the chart appearing on page S-3. The actual final Payment Date with respect to each class of Notes could occur significantly earlier than its Maturity Date because:

          (1) prepayments are likely to occur and such prepayments will be applied to the payment of the Class Principal Amounts thereof (other than with respect to any Interest-only Note);

          (2) excess interest to the extent available will be applied as an accelerated payment of principal on the Notes as described herein; and

          (3) the Servicer may purchase of all the Mortgage Loans in the mortgage pool when the Stated Principal Balance of the Mortgage Loans and REO Properties at the time of purchase is less than or equal to 20% of the Aggregate Loan Balance of the Mortgage Loans as of the Cut-off Date Balance.

          Prepayment Assumption. Prepayments on mortgage loans are commonly measured relative to a prepayment model or standard. The Prepayment Assumption used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans.

          As used in the following tables, "0% of the Prepayment Assumption" assumes no prepayments on the Mortgage Loans; "50% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 50% of the related Prepayment Assumption; "100% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 100% of the related Prepayment Assumption; "150% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 150% of the related Prepayment Assumption; and "200% of the Prepayment Assumption" assumes the Mortgage Loans will prepay at rates equal to 200% of the related Prepayment Assumption.

          There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Assumption, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers, employment status, the solicitation of mortgagors to refinance their mortgage loans and the existence of Prepayment Penalties. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease.

          The weighted average lives of the Notes set forth on the following tables are determined by (1) multiplying the amount of each assumed principal payment by the number of years from the date of issuance of the Notes to the related Payment Date, (2) summing the results and (3) dividing the sum by the total principal payment on the Notes.

          The following tables have been prepared on the basis of the Modeling Assumptions, including the assumption that Group 1 and Group 2 consist of mortgage loans having the approximate characteristics described below:

                             Group 1 Mortgage Loans

                 Original   Remaining     Gross       Net                            Gross
    Current        Term        Term     Mortgage   Mortgage    Maximum    Minimum   Margin
 Balances ($)    (months)    (months)   Rate (%)   Rate (%)   Rate (%)   Rate (%)     (%)
--------------   --------   ---------   --------   --------   --------   --------   ------
 58,179,259.02      360        359        7.718      7.214     13.718      7.718     5.778
  4,007,664.24      360        359        7.664      7.160     13.664      7.664     6.060
  2,672,630.95      360        359        7.244      6.740     13.244      7.244     5.874
     90,534.00      360        360        8.200      7.696     14.200      8.200     6.250
141,185,168.28      360        359        7.243      6.739     13.243      7.243     5.895
 12,055,530.88      360        359        7.206      6.702     13.206      7.206     5.928
    772,629.91      360        358        7.909      7.405     13.909      7.909     5.991
  2,872,181.46      360        359        7.431      6.927     13.431      7.431     5.636
    343,740.38      360        359        6.959      6.455     12.959      6.959     5.891
    206,882.12      360        358        7.350      6.846     13.350      7.350     6.000
    161,500.00      360        360        8.250      7.746     14.250      8.250     6.250
  9,102,182.15      360        359        7.002      6.498     13.002      7.002     5.784
 33,640,016.91      360        359        7.642      7.138     13.642      7.642     5.776
  1,879,297.10      360        359        7.335      6.831     13.335      7.335     5.756
  5,185,574.66      360        359        7.649      7.145     13.649      7.649     6.131
234,938,463.93      360        359        6.809      6.305     12.809      6.809     5.750
 16,536,451.07      360        359        6.682      6.178     12.682      6.682     5.786
  1,507,115.00      360        359        6.638      6.134     12.638      6.638     5.725
    453,900.00      360        360        7.686      7.182     13.686      7.686     6.125
    187,900.00      360        359        7.131      6.627     13.131      7.131     6.008
    275,000.00      360        358        5.600      5.096     11.600      5.600     5.500
 12,203,303.89      360        359        6.564      6.060     12.564      6.564     5.634
    270,517.47      360        358        6.583      6.079     12.583      6.583     5.723

                                         Rate
                 Initial   Periodic     Change    Next Rate     Original
    Current        Rate    Rate Cap   Frequency   Adjustment    Interest
 Balances ($)     Cap(%)      (%)      (months)      Date      Only Term            Index
--------------   -------   --------   ---------   ----------   ---------   -----------------------
 58,179,259.02    3.000      1.000         6        8/1/06          0          Six Month LIBOR
  4,007,664.24    3.000      1.000         6        8/1/06          0          Six Month LIBOR
  2,672,630.95    3.000      1.000         6        8/1/06          0          Six Month LIBOR
     90,534.00    3.000      1.000         6        9/1/06          0          Six Month LIBOR
141,185,168.28    3.000      1.000         6        8/1/06          0          Six Month LIBOR
 12,055,530.88    3.000      1.000         6        8/1/06          0          Six Month LIBOR
    772,629.91    3.000      1.000         6        7/1/06          0          Six Month LIBOR
  2,872,181.46    3.000      1.000         6        8/1/07          0          Six Month LIBOR
    343,740.38    3.000      1.000         6        8/1/07          0          Six Month LIBOR
    206,882.12    3.000      1.000         6        7/1/07          0          Six Month LIBOR
    161,500.00    3.000      1.000         6        9/1/07          0          Six Month LIBOR
  9,102,182.15    3.000      1.000         6        8/1/07          0          Six Month LIBOR
 33,640,016.91    3.000      1.000         6        8/1/06         60          Six Month LIBOR
  1,879,297.10    3.000      1.000         6        8/1/06         60          Six Month LIBOR
  5,185,574.66    3.000      1.000         6        8/1/06         60          Six Month LIBOR
234,938,463.93    3.000      1.000         6        8/1/06         60          Six Month LIBOR
 16,536,451.07    3.000      1.000         6        8/1/06         60          Six Month LIBOR
  1,507,115.00    3.000      1.000         6        8/1/06         60          Six Month LIBOR
    453,900.00    3.000      1.000         6        9/1/07         60          Six Month LIBOR
    187,900.00    3.000      1.000         6        8/1/07         60          Six Month LIBOR
    275,000.00    3.000      1.000         6        7/1/07         60          Six Month LIBOR
 12,203,303.89    3.000      1.000         6        8/1/07         60          Six Month LIBOR
    270,517.47    2.000      2.000        12        7/1/09         60      Treasury Mortgage Index

                             Group 2 Mortgage Loans

                 Original   Remaining     Gross      Net                             Gross
    Current        Term        Term     Mortgage   Mortgage    Maximum    Minimum   Margin
  Balances ($)   (months)    (months)   Rate (%)   Rate (%)   Rate (%)   Rate (%)     (%)
--------------   --------   ---------   --------   --------   --------   --------   ------
 38,445,824.69      360        359        7.662      7.158     13.662      7.662     5.803
  1,336,290.10      360        359        7.826      7.322     13.826      7.826     6.038
  1,961,488.97      360        359        7.497      6.993     13.497      7.497     5.927
 89,257,025.01      360        359        7.084      6.580     13.084      7.084     5.854
  7,665,274.84      360        359        7.051      6.547     13.051      7.051     5.951
    426,034.79      360        359        6.948      6.444     12.948      6.948     5.735
  2,421,717.24      360        359        7.628      7.124     13.628      7.628     5.870
    126,291.17      360        359        6.750      6.246     12.750      6.750     5.750
    525,082.64      360        360        7.615      7.111     13.615      7.615     5.776
    346,592.94      360        358        7.523      7.019     13.523      7.523     6.131
  5,250,973.83      360        359        7.075      6.571     13.075      7.075     5.824
 18,656,921.37      360        359        7.406      6.902     13.406      7.406     5.740
  3,748,899.13      360        359        7.723      7.219     13.723      7.723     6.170
153,211,042.90      360        359        6.671      6.167     12.671      6.671     5.714
 12,544,901.12      360        359        6.422      5.918     12.422      6.422     5.763
    355,000.00      360        358        6.350      5.846     12.350      6.350     5.200
  4,584,400.00      360        359        6.538      6.034     12.538      6.538     5.813

                                        Rate
                 Initial   Periodic     Change     Next Rate    Original
    Current        Rate    Rate Cap   Frequency   Adjustment    Interest
  Balances ($)    Cap(%)      (%)      (months)      Date      Only Term        Index
--------------   -------   --------   ---------   ----------   ---------   ---------------
 38,445,824.69    3.000      1.000        6         8/1/06         0       Six Month LIBOR
  1,336,290.10    3.000      1.000        6         8/1/06         0       Six Month LIBOR
  1,961,488.97    3.000      1.000        6         8/1/06         0       Six Month LIBOR
 89,257,025.01    3.000      1.000        6         8/1/06         0       Six Month LIBOR
  7,665,274.84    3.000      1.000        6         8/1/06         0       Six Month LIBOR
    426,034.79    3.000      1.000        6         8/1/06         0       Six Month LIBOR
  2,421,717.24    3.000      1.000        6         8/1/07         0       Six Month LIBOR
    126,291.17    3.000      1.000        6         8/1/07         0       Six Month LIBOR
    525,082.64    3.000      1.000        6         9/1/07         0       Six Month LIBOR
    346,592.94    3.000      1.000        6         7/1/07         0       Six Month LIBOR
  5,250,973.83    3.000      1.000        6         8/1/07         0       Six Month LIBOR
 18,656,921.37    3.000      1.000        6         8/1/06        60       Six Month LIBOR
  3,748,899.13    3.000      1.000        6         8/1/06        60       Six Month LIBOR
153,211,042.90    3.000      1.000        6         8/1/06        60       Six Month LIBOR
 12,544,901.12    3.000      1.000        6         8/1/06        60       Six Month LIBOR
    355,000.00    3.000      1.000        6         7/1/07        60       Six Month LIBOR
  4,584,400.00    3.000      1.000        6         8/1/07        60       Six Month LIBOR

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                             Class 1-A1                          Class 1-A2
                                 ---------------------------------   ---------------------------------
Payment Date                       0%     50%   100%   150%   200%     0%     50%   100%   150%   200%
------------                     -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial ......................     100    100    100    100    100     100    100    100    100    100
September 25, 2005 ...........      99     87     74     61     47      99     87     74     61     47
September 25, 2006 ...........      99     66     38     12      0      99     66     38     12      0
September 25, 2007 ...........      98     49     14      0      0      98     49     14      0      0
September 25, 2008 ...........      98     37     14      0      0      98     37     14      0      0
September 25, 2009 ...........      97     30     10      0      0      97     30     10      0      0
September 25, 2010 ...........      96     25      6      0      0      96     25      6      0      0
September 25, 2011 ...........      94     20      4      0      0      94     20      4      0      0
September 25, 2012 ...........      92     16      3      0      0      92     16      3      0      0
September 25, 2013 ...........      90     13      2      0      0      90     13      2      0      0
September 25, 2014 ...........      88     11      1      0      0      88     11      1      0      0
September 25, 2015 ...........      85      9      *      0      0      85      9      *      0      0
September 25, 2016 ...........      83      7      *      0      0      83      7      *      0      0
September 25, 2017 ...........      80      6      0      0      0      80      6      0      0      0
September 25, 2018 ...........      77      4      0      0      0      77      4      0      0      0
September 25, 2019 ...........      74      4      0      0      0      74      4      0      0      0
September 25, 2020 ...........      70      3      0      0      0      70      3      0      0      0
September 25, 2021 ...........      66      2      0      0      0      66      2      0      0      0
September 25, 2022 ...........      62      2      0      0      0      62      2      0      0      0
September 25, 2023 ...........      58      1      0      0      0      58      1      0      0      0
September 25, 2024 ...........      53      1      0      0      0      53      1      0      0      0
September 25, 2025 ...........      48      1      0      0      0      48      1      0      0      0
September 25, 2026 ...........      42      *      0      0      0      42      *      0      0      0
September 25, 2027 ...........      37      *      0      0      0      37      *      0      0      0
September 25, 2028 ...........      33      0      0      0      0      33      0      0      0      0
September 25, 2029 ...........      28      0      0      0      0      28      0      0      0      0
September 25, 2030 ...........      23      0      0      0      0      23      0      0      0      0
September 25, 2031 ...........      18      0      0      0      0      18      0      0      0      0
September 25, 2032 ...........      12      0      0      0      0      12      0      0      0      0
September 25, 2033 ...........       6      0      0      0      0       6      0      0      0      0
September 25, 2034 ...........       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years
(to maturity) ................   19.58   4.46   2.18   1.25   1.00   19.58   4.46   2.18   1.25   1.00
Weighted Average Life in Years
(to 10% call) ................   19.53   4.15   2.02   1.25   1.00   19.53   4.15   2.02   1.25   1.00
Weighted Average Life in Years
(to 20% call) ................   19.38   3.78   1.85   1.24   1.00   19.38   3.78   1.85   1.24   1.00

----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                             Class 2-A                            Class M1
                                 ---------------------------------   ---------------------------------
Payment Date                       0%     50%   100%   150%   200%     0%     50%   100%   150%   200%
------------                     -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.......................     100    100    100    100    100     100    100    100    100    100
September 25, 2005............      99     87     74     61     47     100    100    100    100    100
September 25, 2006............      99     66     38     12      0     100    100    100    100     15
September 25, 2007............      98     49     14      0      0     100    100    100      0      0
September 25, 2008............      98     37     14      0      0     100     96     50      0      0
September 25, 2009............      97     30     10      0      0     100     79     25      0      0
September 25, 2010............      96     25      6      0      0     100     64     16      0      0
September 25, 2011............      94     20      4      0      0     100     52     10      0      0
September 25, 2012............      92     16      3      0      0     100     42      7      0      0
September 25, 2013............      90     13      2      0      0     100     34      4      0      0
September 25, 2014............      88     11      1      0      0     100     28      0      0      0
September 25, 2015............      85      9      *      0      0     100     22      0      0      0
September 25, 2016............      83      7      *      0      0     100     18      0      0      0
September 25, 2017............      80      6      0      0      0     100     14      0      0      0
September 25, 2018............      77      4      0      0      0     100     12      0      0      0
September 25, 2019............      74      4      0      0      0     100      9      0      0      0
September 25, 2020............      70      3      0      0      0     100      7      0      0      0
September 25, 2021............      66      2      0      0      0     100      6      0      0      0
September 25, 2022............      62      2      0      0      0     100      5      0      0      0
September 25, 2023............      58      1      0      0      0     100      3      0      0      0
September 25, 2024............      53      1      0      0      0     100      *      0      0      0
September 25, 2025............      48      1      0      0      0     100      0      0      0      0
September 25, 2026............      42      *      0      0      0     100      0      0      0      0
September 25, 2027............      37      *      0      0      0      95      0      0      0      0
September 25, 2028............      33      0      0      0      0      84      0      0      0      0
September 25, 2029............      28      0      0      0      0      73      0      0      0      0
September 25, 2030............      23      0      0      0      0      60      0      0      0      0
September 25, 2031............      18      0      0      0      0      46      0      0      0      0
September 25, 2032............      12      0      0      0      0      32      0      0      0      0
September 25, 2033............       6      0      0      0      0      16      0      0      0      0
September 25, 2034............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years
(to maturity)                    19.56   4.46   2.18   1.25   1.00   26.59   8.41   4.71   2.59   1.97
Weighted Average Life in Years
(to 10% call)                    19.51   4.15   2.02   1.25   1.00   26.46   7.68   4.33   2.59   1.97
Weighted Average Life in Years
(to 20% call)                    19.36   3.78   1.85   1.24   1.00   26.09   6.72   3.89   2.22   1.89

----------
* Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                             Class M2                             Class M3
                                 ---------------------------------   ---------------------------------
Payment Date                       0%     50%   100%   150%   200%     0%     50%   100%   150%   200%
------------                     -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.......................     100    100    100    100    100     100    100    100    100    100
September 25, 2005............     100    100    100    100    100     100    100    100    100    100
September 25, 2006............     100    100    100    100    100     100    100    100    100    100
September 25, 2007............     100    100    100     72      0     100    100    100    100      0
September 25, 2008............     100     96     39     72      0     100     96     39     75      0
September 25, 2009............     100     79     25     41      0     100     79     25      0      0
September 25, 2010............     100     64     16     14      0     100     64     16      0      0
September 25, 2011............     100     52     10      1      0     100     52     10      0      0
September 25, 2012............     100     42      7      0      0     100     42      *      0      0
September 25, 2013............     100     34      *      0      0     100     34      0      0      0
September 25, 2014............     100     28      0      0      0     100     28      0      0      0
September 25, 2015............     100     22      0      0      0     100     22      0      0      0
September 25, 2016............     100     18      0      0      0     100     18      0      0      0
September 25, 2017............     100     14      0      0      0     100     14      0      0      0
September 25, 2018............     100     12      0      0      0     100     12      0      0      0
September 25, 2019............     100      9      0      0      0     100      9      0      0      0
September 25, 2020............     100      7      0      0      0     100      4      0      0      0
September 25, 2021............     100      5      0      0      0     100      0      0      0      0
September 25, 2022............     100      1      0      0      0     100      0      0      0      0
September 25, 2023............     100      0      0      0      0     100      0      0      0      0
September 25, 2024............     100      0      0      0      0     100      0      0      0      0
September 25, 2025............     100      0      0      0      0     100      0      0      0      0
September 25, 2026............     100      0      0      0      0     100      0      0      0      0
September 25, 2027............      95      0      0      0      0      95      0      0      0      0
September 25, 2028............      84      0      0      0      0      84      0      0      0      0
September 25, 2029............      73      0      0      0      0      73      0      0      0      0
September 25, 2030............      60      0      0      0      0      60      0      0      0      0
September 25, 2031............      46      0      0      0      0      46      0      0      0      0
September 25, 2032............      32      0      0      0      0      32      0      0      0      0
September 25, 2033............      16      0      0      0      0      16      0      0      0      0
September 25, 2034............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years
(to maturity).................   26.58   8.34   4.45   4.65   2.11   26.58   8.25   4.32   4.14   2.32
Weighted Average Life in Years
(to 10% call).................   26.46   7.68   4.11   3.08   2.10   26.47   7.68   4.03   3.14   2.14
Weighted Average Life in Years
(to 20% call).................   26.09   6.72   3.68   2.22   1.89   26.09   6.72   3.60   2.22   1.89

----------
*    Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                             Class M4                             Class M5
                                 ---------------------------------   ---------------------------------
Payment Date                       0%     50%   100%   150%   200%     0%     50%   100%   150%   200%
------------                     -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.......................     100    100    100    100    100     100    100    100    100    100
September 25, 2005............     100    100    100    100    100     100    100    100    100    100
September 25, 2006............     100    100    100    100    100     100    100    100    100    100
September 25, 2007............     100    100    100    100      0     100    100    100    100      0
September 25, 2008............     100     96     39     11      0     100     96     39      2      0
September 25, 2009............     100     79     25      0      0     100     79     25      0      0
September 25, 2010............     100     64     16      0      0     100     64     16      0      0
September 25, 2011............     100     52     10      0      0     100     52      *      0      0
September 25, 2012............     100     42      0      0      0     100     42      0      0      0
September 25, 2013............     100     34      0      0      0     100     34      0      0      0
September 25, 2014............     100     28      0      0      0     100     28      0      0      0
September 25, 2015............     100     22      0      0      0     100     22      0      0      0
September 25, 2016............     100     18      0      0      0     100     18      0      0      0
September 25, 2017............     100     14      0      0      0     100     14      0      0      0
September 25, 2018............     100     12      0      0      0     100      7      0      0      0
September 25, 2019............     100      5      0      0      0     100      0      0      0      0
September 25, 2020............     100      0      0      0      0     100      0      0      0      0
September 25, 2021............     100      0      0      0      0     100      0      0      0      0
September 25, 2022............     100      0      0      0      0     100      0      0      0      0
September 25, 2023............     100      0      0      0      0     100      0      0      0      0
September 25, 2024............     100      0      0      0      0     100      0      0      0      0
September 25, 2025............     100      0      0      0      0     100      0      0      0      0
September 25, 2026............     100      0      0      0      0     100      0      0      0      0
September 25, 2027............      95      0      0      0      0      95      0      0      0      0
September 25, 2028............      84      0      0      0      0      84      0      0      0      0
September 25, 2029............      73      0      0      0      0      73      0      0      0      0
September 25, 2030............      60      0      0      0      0      60      0      0      0      0
September 25, 2031............      46      0      0      0      0      46      0      0      0      0
September 25, 2032............      32      0      0      0      0      32      0      0      0      0
September 25, 2033............      16      0      0      0      0      16      0      0      0      0
September 25, 2034............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in Years
(to maturity).................   26.57   8.17   4.26   3.82   2.50   26.55   8.07   4.18   3.61   2.69
Weighted Average Life in Years
(to 10% call).................   26.47   7.68   4.00   3.14   2.14   26.47   7.68   3.97   3.14   2.14
Weighted Average Life in Years
(to 20% call).................   26.09   6.72   3.57   2.22   1.89   26.09   6.72   3.54   2.22   1.89

----------
*    Less than 0.5% but greater than 0.0%.

            Percentage of Initial Class Principal Amount Outstanding at the Respective Percentages of the Prepayment Assumption

                                             Class M6                             Class M7
                                 ---------------------------------   ---------------------------------
Payment Date                       0%     50%   100%   150%   200%     0%     50%   100%   150%   200%
------------                     -----   ----   ----   ----   ----   -----   ----   ----   ----   ----
Initial.......................     100    100    100    100    100     100    100    100    100    100
September 25, 2005............     100    100    100    100    100     100    100    100    100    100
September 25, 2006............     100    100    100    100    100     100    100    100    100    100
September 25, 2007............     100    100    100    100      0     100    100    100    100     95
September 25, 2008............     100     96     39      0      0     100     96     28      0     15
September 25, 2009............     100     79     25      0      0     100     77     11      0      0
September 25, 2010............     100     64     15      0      0     100     59      0      0      0
September 25, 2011............     100     52      0      0      0     100     44      0      0      0
September 25, 2012............     100     42      0      0      0     100     32      0      0      0
September 25, 2013............     100     34      0      0      0     100     22      0      0      0
September 25, 2014............     100     28      0      0      0     100     14      0      0      0
September 25, 2015............     100     22      0      0      0     100      8      0      0      0
September 25, 2016............     100     18      0      0      0     100      2      0      0      0
September 25, 2017............     100      8      0      0      0     100      0      0      0      0
September 25, 2018............     100      0      0      0      0     100      0      0      0      0
September 25, 2019............     100      0      0      0      0     100      0      0      0      0
September 25, 2020............     100      0      0      0      0     100      0      0      0      0
September 25, 2021............     100      0      0      0      0     100      0      0      0      0
September 25, 2022............     100      0      0      0      0     100      0      0      0      0
September 25, 2023............     100      0      0      0      0     100      0      0      0      0
September 25, 2024............     100      0      0      0      0     100      0      0      0      0
September 25, 2025............     100      0      0      0      0     100      0      0      0      0
September 25, 2026............     100      0      0      0      0     100      0      0      0      0
September 25, 2027............      95      0      0      0      0      95      0      0      0      0
September 25, 2028............      84      0      0      0      0      84      0      0      0      0
September 25, 2029............      73      0      0      0      0      70      0      0      0      0
September 25, 2030............      60      0      0      0      0      55      0      0      0      0
September 25, 2031............      46      0      0      0      0      38      0      0      0      0
September 25, 2032............      32      0      0      0      0      19      0      0      0      0
September 25, 2033............      14      0      0      0      0       0      0      0      0      0
September 25, 2034............       0      0      0      0      0       0      0      0      0      0
Weighted Average Life in
Years (to maturity)...........   26.53   7.93   4.10   3.45   2.88   26.15   7.07   3.68   3.19   3.53
Weighted Average Life in
Years (to 10% call)...........   26.47   7.68   3.97   3.14   2.14   26.14   7.05   3.67   3.12   2.14
Weighted Average Life in
Years (to 20% call)...........   26.09   6.72   3.53   2.22   1.89   25.92   6.52   3.43   2.22   1.89

Additional Information

          The Depositor has filed additional yield tables and other computational materials with respect to the Notes with the Securities and Exchange Commission in a report on Form 8-K. Those tables and materials were prepared by the Underwriters for prospective investors who made requests for that additional information. Those tables and assumptions may be based on assumptions that differ from the Modeling Assumptions. Accordingly, those tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                         Federal Income Tax Consequences

Tax Classification of the Trust and of the Notes

          In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes, other than the Retained Notes, will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes.

          In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a TMP. Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100% ownership interest in the Ownership Certificate.

          FIC will hold through FOC, its wholly owned subsidiary, a 100% ownership interest in the Ownership Certificate. FIC represents it filed with its federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax. In rendering its opinion, McKee Nelson LLP has not independently verified FIC's qualification as a REIT, but instead has relied solely upon the representation made by FIC concerning its REIT status. If FIC were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Trust could reduce cash flow that would otherwise be available to make payments on the Notes. Any such failure of the holder of the Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary would constitute an Indenture Default.

          At the issuance of the Notes, FIC will also acquire beneficial ownership of the Retained Notes. Because FIC's qualified REIT subsidiary will own the Ownership Certificate, the Retained Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Retained Notes and the Ownership Certificate. If FIC were to sell the Retained Notes or the Ownership Certificate to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the Trust generally would be the same as those described in the section captioned "Tax Consequences to Holders of the Notes--Possible Alternative Treatment of the Notes" below. The remainder of this discussion, other than the portion captioned "Tax Consequences to Holders of the Notes --Possible Alternative Treatment of the Notes," assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

Tax Consequences to Holders of the Notes

          Interest Income on the Notes. The Notes may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a Class of Notes would appear to equal the product of (1) 0.25%, (2) the stated redemption price at maturity of the Class and (3) the weighted average maturity of the Class, computed by taking into account the prepayment assumption discussed below.

          The issue price of an issue of debt instruments issued for money is the first price at which a substantial portion of the issue is sold. The stated redemption price at maturity of a debt instrument includes all payments, other than Qualified Stated Interest. Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Notes may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, the Indenture Trustee will treat all stated interest on each Class of Notes as Qualified Stated Interest.

          To the extent stated interest payable on a Note is Qualified Stated Interest, such interest will be taxable as ordinary income to a beneficial owner of the Note in accordance with such beneficial owner's method of tax accounting.

If, however, all or a portion of the stated interest payable on the Note is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Note's stated redemption price at maturity. Generally, this means that a beneficial owner of that Note would be required to include such interest in income as OID in accordance with the PAC Method.

          Under the PAC Method, the amount of OID allocable to any accrual period for a Class of Notes will equal (1) the adjusted issue price of that Class of Notes at the end of the accrual period, minus (2) the sum of (i) the adjusted issue price of that Class of Notes at the beginning of the accrual period and (ii) any payments made on that Class of Notes during the accrual period of amounts included in the stated redemption price at maturity of that Class of Notes. The OID so determined is allocated ratably among the days in the accrual period.

          The adjusted issue price of a Class of Notes at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that Class of Notes at their yield to maturity. The remaining payments due are determined based on the prepayment assumption, but are adjusted to take into account the effect of payments actually made on the Mortgage Assets.

          For this purpose, the yield to maturity of a Class of Notes is determined by projecting payments due on that Class of Notes based on a prepayment assumption made with respect to the Mortgage Assets. The yield to maturity of a Class of Notes is the discount rate that, when applied to the stream of payments projected to be made on that Class of Notes as of its issue date, produces a present value equal to the issue price of that Class of Notes. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. For tax information reporting purposes, the Trust Administrator will assume a Prepayment Assumption of 100% for the Notes as set forth in the Modeling Assumptions. No representation, however, is made as to the rate at which principal payments or Recoveries on the Mortgage Assets actually will occur.

          Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the Mortgage Loans are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a Class of Notes is negative for any period, a beneficial owner of a Note of that Class will be entitled to offset such negative accruals only against future positive OID accruals on that Note.

          Market Discount. If a purchaser acquires a Note at a discount from its outstanding principal amount (or, if the Note is issued with OID, its adjusted issue price), the purchaser will acquire the Note with market discount (a "market discount bond"). If the market discount is less than a statutorily defined de minimis amount (equal to the product of (i) 0.25%, (ii) the stated redemption price at maturity of the Note and (iii) the remaining weighted average maturity of the Note), the market discount will be considered to be zero. Treasury regulations interpreting the market discount rules have not yet been issued; therefore, prospective investors should consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

          Unless the beneficial owner of a market discount bond elects under
Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond is treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.

          The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Notes, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Note issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Note that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a Class of Notes, the prepayment assumption applicable to calculating the accrual of OID on such Notes applies.

          If a beneficial owner of a Note incurred or continues indebtedness to purchase or hold Notes with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues on all market discount bonds acquired by such beneficial owner in that taxable year or thereafter, the interest deferral rule described above will not apply.

          Amortizable Bond Premium. A purchaser of a Note that purchases the Note for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Note in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Note and may elect to amortize the premium under Section 171 of the Code. If a beneficial owner makes this election, the amount of any interest payment that must be included in the beneficial owner's income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield to maturity basis. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.

          Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Note to elect to accrue all interest, discount (including de minimis original issue discount and de minimis market discount), and premium in income as interest, based on a constant yield method. If such an election were to be made and the Notes were to be acquired at a premium, such a beneficial owner would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such beneficial owner owns or acquires. Similarly, if the beneficial owner had acquired the Notes with market discount, the beneficial owner would be considered to have made an election described in Section 1278(b) of the Code to currently include in income accruals of market discount on all market discount bonds held or thereafter acquired.

          Sale or Other Disposition. If a beneficial owner of a Note sells, exchanges or otherwise disposes of the Note (or if the Note is redeemed), the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular beneficial owner generally will equal the beneficial owner's cost for the Note, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Note's stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

          Foreign Holders. Interest paid to or accrued by a beneficial owner of a Note who is a not a U.S. Person (a "foreign person") generally will be considered portfolio interest and generally will not be subject to United States federal income tax and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the holder of the Ownership Certificate and is not a controlled foreign corporation with respect to which the holder of the Ownership Certificate is a related person (all within the meaning of the Code) and (ii) provides the Indenture Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes (the "withholding agent") with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the Note. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If interest on the Notes is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

          Under recently issued Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. Foreign persons that intend to hold a Note through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Note.

          Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

          Information Reporting and Backup Withholding. Payments of interest (including OID, if any) on a Note held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Payments of interest (including OID, if any) of a Note held by a foreign person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

          Each beneficial owner of a Note (other than an exempt owner such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the beneficial owner's name, address, correct federal taxpayer identification number and a statement that the beneficial owner is not subject to backup withholding. Should a non-exempt owner fail to provide the required certification, backup withholding of U.S. federal income tax will apply to payments made in respect of the Notes, as well as to payments of proceeds from the sale of the Notes. The withheld amount must be remitted to the IRS, and the beneficial owner of the Note may claim the withheld amount as a credit against the beneficial owner's federal income tax liability. In addition, sales of Notes conducted through a broker generally must be reported to the IRS unless the broker determines that the seller is an exempt owner or the seller certifies its non-U.S. status (and certain other conditions are met).

          Treatment of Notes Held by Certain Holders. Notes owned by domestic building and loan associations and other thrift institutions will not be considered "loans secured by an interest in real property" or "qualifying real property loans." Notes owned by a real estate investment trust will not be treated as "real estate assets" nor will interest on the Notes be considered "interest on obligations secured by mortgages on real property." In addition, the Notes will not be "qualified mortgages" for REMICs.

          Possible Alternative Treatments of the Notes. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that a Class of Notes did not represent debt instruments for federal income tax purposes, those Notes might be treated as equity interests in the Trust. If, as a result, a REIT did not hold 100% of the equity in the Trust, the Trust could be subject to corporate income tax. Moreover, if a Class of Notes represented equity in the Trust, payments of interest on that Class of Notes to a foreign person generally would be subject to U.S. tax and withholding requirements.

                    State and Local Income Tax Considerations

          In addition to the federal income tax consequences described under "Federal Income Tax Consequences" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

                              ERISA Considerations

General

          Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Plan. A violation of these "prohibited transaction" rules may result in excise taxes and other penalties and liabilities under ERISA and the Code for such persons.

          Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Notes

          Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel's opinion that Notes transferred on the Closing Date to parties unrelated to the holder of the Ownership Certificate will be classified as debt for U. S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U. S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Notes as of the Closing Date has not declined below investment grade) and
(ii) the traditional debt features of the Notes, including the reasonable expectation of purchasers of the Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Notes may be purchased by a Plan.

          Without regard to whether the Notes are considered an "equity interest" in the Trust under the Plan Asset Regulations, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain Investor-Based Exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire a Note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the Notes.

          The Notes should not be purchased with the assets of a Benefit Plan if the Depositor, the Indenture Trustee, the Owner Trustee, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

          Each purchaser and transferee of a Note will be deemed to represent and warrant to the trust that either (i) it is not a Benefit Plan or (ii) it is a Benefit Plan and its acquisition and holding of such Notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.

          Prospective Benefit Plan investors in Notes should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the notes. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

                                Legal Investment

          The Class 1-A1, Class 1-A2, Class 2-A and Class M1 Notes will constitute "mortgage related securities" under SMMEA. The Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Notes will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Notes, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Notes will constitute legal investments for them.

          No representations are made as to the proper characterization of the Notes for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Notes) may adversely affect the liquidity of the Notes. See "Legal Investment" in the prospectus.

                                 Use of Proceeds

          Substantially all of the net proceeds to be received from the sale of the Notes will be applied by the Depositor to the purchase price of the Mortgage Loans and to fund the repayment of any related financing.

                             Method of Distribution

          Subject to the terms and conditions of the underwriting agreement dated February 6, 2004, and the terms agreement dated September 27, 2004, each between the Depositor and Merrill Lynch, Pierce, Fenner & Smith Incorporated (an affiliate of the Depositor), as an Underwriter and as representative of Credit Suisse First Boston LLC, Lehman Brothers Inc. and Friedman, Billings, Ramsey & Co., Inc., the Notes are being purchased from the Depositor by the Underwriters in the respective initial Class Principal Amount of each class of Notes set forth below, in each case upon issuance of each class.

                                                                                                Friedman,
                                     Merrill Lynch,                                             Billings,
                   Approximate      Pierce, Fenner &     Credit Suisse     Lehman Brothers    Ramsey & Co.,
Class of Notes     Balance ($)     Smith Incorporated   First Boston LLC         Inc.             Inc.
--------------   ---------------   ------------------   ----------------   ---------------   --------------
1-A1..........   $352,327,000.00     $246,628,900.00     $ 42,279,240.00   $ 42,279,240.00   $21,139,620.00
1-A2..........   $ 88,082,000.00       61,657,400.00       10,569,840.00     10,569,840.00     5,284,920.00
2-A...........   $278,656,000.00      195,059,200.00       33,438,720.00     33,438,720.00    16,719,360.00
M1............   $ 50,576,000.00       35,403,200.00        6,069,120.00      6,069,120.00     3,034,560.00
M2............   $ 42,660,000.00       29,862,000.00        5,119,200.00      5,119,200.00     2,559,600.00
M3............   $ 13,193,000.00        9,235,100.00        1,583,160.00      1,583,160.00       791,580.00
M4............   $ 10,994,000.00        7,695,800.00        1,319,280.00      1,319,280.00       659,640.00
M5............   $  8,795,000.00        6,156,500.00        1,055,400.00      1,055,400.00       527,700.00
M6............   $  7,036,000.00        4,925,200.00          844,320.00        844,320.00       422,160.00
M7............   $ 21,989,000.00       15,392,300.00        2,638,680.00      2,638,680.00     1,319,340.00
                 ---------------     ---------------     ---------------   ---------------   --------------
   Total......   $874,308,000.00     $612,015,600.00     $104,916,690.00   $104,916,690.00   $52,458,480.00
                 ===============     ===============     ===============   ===============   ==============

          The Depositor has been advised that the Underwriters propose initially to offer the Notes (other than the Retained Notes) to the public at the offering prices set forth below. The Depositor has been advised that the Underwriters propose initially to offer the Notes (other than those Notes retained by the Seller or an affiliate thereof) to certain dealers at such offering prices less a selling concession not to exceed the percentage of the denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the denomination set forth below:

                      Price        Underwriting     Selling    Reallowance
Class of Notes      to Public        Discount     Concession     Discount
--------------   ---------------   ------------   ----------   -----------
1-A1..........   $352,327,000.00      0.250%        0.150%        0.100%
1-A2..........   $ 88,082,000.00      0.250%        0.150%        0.100%
2-A...........   $278,656,000.00      0.250%        0.150%        0.100%
M1............   $ 50,576,000.00      0.250%        0.150%        0.100%
M2............   $ 42,660,000.00      0.250%        0.150%        0.100%
M3............   $ 13,193,000.00      0.250%        0.150%        0.100%
M4............   $ 10,994,000.00      0.250%        0.150%        0.100%
M5............   $  8,795,000.00      0.250%        0.150%        0.100%

          After the initial public offering, the public offering price, selling concessions and reallowance discounts may be changed.

          The Depositor has been advised by each Underwriter that it intends to make a market in the Notes, but no Underwriter has any obligation to do so. There can be no assurance that a secondary market for the Notes, or any particular class of Notes, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Noteholders.

          Until the distribution of the Notes is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and some selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in transactions that stabilize the price of the Notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

          In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

          Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that any underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

          The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          The Underwriters have agreed to reimburse the Depositor for certain expenses incurred in connection with the issuance of the Notes.

                                  Legal Matters

          Certain legal matters will be passed upon for the Depositor and for the Underwriters by McKee Nelson LLP, Washington, D.C.

                                     Ratings

          It is a condition of the issuance of the Notes that they be assigned the ratings designated below by Fitch, Moody's and S&P.

Class of Notes   Fitch   Moody's    S&P
--------------   -----   -------   ----
1-A1..........    AAA      Aaa     AAA
1-A2..........    AAA      Aaa     AAA
2-A...........    AAA      Aaa     AAA
M1............     AA      Aa2     AA+
M2............     A        A2      AA
M3............     A-       A3      AA
M4............    BBB+     Baa1    AA-
M5............    BBB      Baa2     A+
M6............    BBB      Baa3     A
M7............     NR       NR     BBB-

          The ratings of "AAA" and "Aaa" are the highest ratings that the applicable rating agency assigns to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of Notes of timely payments of interest and ultimate payment of principal, based on the amount of Scheduled Payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Notes. The ratings do not take into consideration any of the tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

          The ratings do not address the likelihood that any Available Funds Shortfall will be repaid to Noteholders from Monthly Excess Cashflow or that any payments will be paid to Noteholders from any Interest Rate Cap Agreement.

          The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities.

          The Depositor has not requested a rating of the Notes by any rating agency other than Fitch, Moody's and S&P. However, there can be no assurance as to whether any other rating agency will rate the Notes or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by any such other rating agency to the Notes could be lower than the respective ratings assigned by the Rating Agencies.

                                 Glossary of Defined Terms

2/28 LIBOR IO ARM Loans          means 2/28 LIBOR ARM Loans which provide for
                                 the payment of interest only for a period of
                                 approximately five years after origination and
                                 thereafter provides for the payment of interest
                                 and principal sufficient to amortize such
                                 Mortgage Loans to maturity.

2/28 LIBOR ARM Loans             means Mortgage Loans which bear interest at a
                                 fixed rate for a period of approximately two
                                 years after origination and thereafter have
                                 semi-annual interest rate and payment
                                 adjustments in substantially the same manner as
                                 Six-Month LIBOR Loans.

3/27 LIBOR IO ARM Loans          means 3/27 LIBOR ARM Loans which provide for
                                 the payment of interest only for a period of
                                 approximately five years after origination and
                                 thereafter provides for the payment of interest
                                 and principal sufficient to amortize such
                                 Mortgage Loans to maturity.

3/27 LIBOR ARM Loans             means Mortgage Loans which bear interest at a
                                 fixed rate for a period of approximately three
                                 years after origination and thereafter have
                                 semi-annual interest rate and payment
                                 adjustments in substantially the same manner as
                                 Six-Month LIBOR Loans.

5/25 Treasury IO ARM Loans       means 5/25 Treasury ARM Loans which provide for
                                 the payment of interest only for a period of
                                 approximately five years after origination and
                                 thereafter provides for the payment of interest
                                 and principal sufficient to amortize such
                                 Mortgage Loans to maturity.

5/25 Treasury ARM Loans          means Mortgage Loans which bear interest at a
                                 fixed rate for a period of approximately five
                                 years after origination and thereafter have
                                 annual interest rate and payment adjustments in
                                 substantially the same manner as Treasury
                                 Loans.

Accounts                         means the Custodial Accounts, the Collection
                                 Account, the Interest Rate Cap Account and any other accounts maintained by the Trust
                                 Administrator, the Servicer or the Sub-Servicer pursuant to the Transfer and Servicing
                                 Agreement.

Accrual Period                   means, with respect to each class of Notes and
                                 a Payment Date, the period from and including
                                 the preceding Payment Date (or from the Closing
                                 Date in the case of the first Payment Date) to
                                 and including the day prior to such Payment
                                 Date.

Adjustment Date                  means, with respect to an Adjustable Rate
                                 Mortgage Loan, generally the first day of the
                                 month or months specified in the related
                                 mortgage note.

Advance                          means, with respect to a Servicer Remittance
                                 Date, an advance of the Sub-Servicer's,
                                 Servicer's or Master Servicer's own funds, as applicable, or funds in the related Collection
                                 Account that are not required to be paid on the related Payment Date, in an amount generally equal to the aggregate of payments of principal and interest on the Mortgage Loans (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance Date.

Aggregate Loan Balance           means, as of any date of determination, an
                                 amount equal to the aggregate of the Stated
                                 Principal Balances of the Mortgage Loans as of
                                 such date.

Aggregate                        means, for any Payment Date, an amount equal to
Overcollateralization Release    the lesser of (x) the aggregate of the
                                 Principal Funds of each Mortgage Group for such
                                 Payment

Amount Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date
                                 (calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Funds for such date is applied on such date in reduction of the aggregate of the Class Principal Amounts of the Notes) exceeds
                                 (2) the Targeted Overcollateralization Amount for such date.

Available Funds Rate             means the Group 1 Available Funds Rate, the
                                 Group 2 Available Funds Rate and the
                                 Subordinate Available Funds Rate, as
                                 applicable.

Available Funds Shortfall        means, for any Class of Notes and any Payment
                                 Date, the sum of (a) the excess, if any, of (i)
                                 the amount that would have been the Current
                                 Interest for such Class had the Interest Rate
                                 for such Class been determined without regard
                                 to the Available Funds Rate over (ii) the
                                 actual amount of Current Interest for such
                                 Class, plus (b) any excess described in clause
                                 (a) for any prior Payment Date that remains
                                 unpaid, plus (c) interest accrued during the
                                 Accrual Period related to such Payment Date on
                                 the amount described in clause (b) at the
                                 Interest Rate applicable to such Class,
                                 determined without regard to the applicable
                                 Available Funds Rate.

Benefit Plan                     means an employee benefit plan subject to
                                 Section 406 of ERISA or Section 4975 of the
                                 Code or any Similar Law or any entity deemed to
                                 hold the assets of the foregoing.

Book-Entry Notes                 means the Notes other than any Definitive
                                 Notes.

Business Day                     means any day other than (a) a Saturday or
                                 Sunday or (b) a day on which banking
                                 institutions in the State of Arizona, State of
                                 California, State of Delaware, State of
                                 Maryland, State of Minnesota, and City of New
                                 York, New York are authorized or obligated by
                                 law or executive order to be closed.

Cap Counterparty                 means Bank of America, N.A.

Chase                            means Chase Manhattan Mortgage Corporation.

Class 1-A2 Trigger Event         means the situation that exists with respect to
                                 any Payment Date prior to the Stepdown Date if
                                 the quotient (expressed as a percentage) of (a)
                                 the aggregate Realized Losses incurred from the
                                 Cut-off Date through the last day of the
                                 calendar month preceding such Payment Date and
                                 (b) the Aggregate Loan Balance as of the
                                 Cut-off Date exceeds 3.50%.

Class A Notes                    means the Class 1-A1, Class 1-A2 and Class 2-A
                                 Notes.

Class M Notes                    means the Class M1, Class M2, Class M3, Class
                                 M4, Class M5, Class M6 and Class M7 Notes.

Class Principal Amount           means, with respect to any class of Notes, the
                                 initial note principal balance of such class,
                                 reduced in the manner set forth in this
                                 prospectus supplement.

Clearstream Luxembourg           means Clearstream Banking Luxembourg.

Closing Date                     means on or about October 5, 2004.

Code means the Internal Revenue Code of 1986, as amended.

Collateral Value                 means, with respect to a Mortgage Loan the
                                 proceeds of which were used to purchase the
                                 related mortgaged property, the lesser of (x)
                                 the appraised value of such mortgaged property
                                 based on an appraisal made for the originator
                                 by an independent fee appraiser at the time of
                                 the origination of the related Mortgage Loan,
                                 and (y) the sales price of such mortgaged
                                 property at such time of origination and means,
                                 with respect to a Mortgage Loan the proceeds of
                                 which were used to refinance an existing
                                 Mortgage Loan, the appraised value of the
                                 mortgaged property based upon the appraisal
                                 obtained at the time of refinancing.

Collection Account               means the one or more accounts established by
                                 the Trust Administrator, for the benefit of the
                                 Noteholders, into which the Servicer and
                                 Sub-Servicer are required to deposit or cause
                                 to be deposited certain payments, as described
                                 in the Transfer and Servicing Agreement.

Combined Loan-to-Value Ratio     means, for any Mortgage Loan, (1) the sum of
                                 (A) the principal balance of such Mortgage Loan
                                 at the date of origination and (B) the
                                 principal balance of any mortgage loan the lien
                                 on which is junior to the lien on such Mortgage
                                 Loan, as at the date of origination of such
                                 second lien mortgage loan, divided by (2) the
                                 Collateral Value of the related mortgaged
                                 property.

Compensating Interest            means, with respect to any Payment Date, the
                                 amount required to be paid by the Servicer, the
                                 Sub-Servicer or the Master Servicer, as
                                 applicable, in respect of any Prepayment
                                 Interest Shortfalls incurred during the related
                                 Prepayment Period, which shall be limited to
                                 the Servicing Fee with respect to the Servicer
                                 and the Master Servicer, or the portion of the
                                 Servicing Fee payable to the Sub-Servicer, with
                                 respect to the Sub-Servicer, payable for such
                                 Payment Date.

Credit Score                     means the statistical credit score obtained by
                                 many mortgage lenders in connection with the
                                 loan application.

Current Interest                 means, with respect to any class of Notes and
                                 any Payment Date, the aggregate amount of
                                 interest accrued at the applicable Interest
                                 Rate during the related Accrual Period on the
                                 Class Principal Amount of such class
                                 immediately prior to such Payment Date,
                                 provided, however, that for any class of Class
                                 M Notes and for any Payment Date, Current
                                 Interest shall be reduced by the amount
                                 specified in clause (a) of the definition of
                                 Deferred Interest, if any, for such class and
                                 Payment Date.

Cut-off Date                     means September 1, 2004.

Cut-off Date Balance             means the Aggregate Loan Balance as of the
                                 Cut-off Date.

Deferred Interest                means, for any class of Class M Notes and any
                                 Payment Date, the sum of (a) the aggregate
                                 amount of interest accrued at the applicable
                                 Interest Rate during the related Accrual Period
                                 on the Principal Deficiency Amount for that
                                 class, (b) any amounts due pursuant to clause
                                 (a) for such class for prior Payment Dates that
                                 remains unpaid and (c) interest accrued during
                                 the Accrual Period related to such Payment Date
                                 on the amount in clause (b) at the Interest
                                 Rate applicable to such class.

Definitive Note                  means a physical note representing any Note.

Depositor                        means Merrill Lynch Mortgage Investors, Inc.
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Determination Date               means, with respect to a Payment Date, the
                                 fifteenth day of the month of such Payment Date
                                 (or, if not a Business Day, the immediately
                                 preceding Business Day).

DTC                              means The Depository Trust Company.

Due Date means a scheduled monthly payment date for any Mortgage Loan.

Due Period                       means, with respect to any Payment Date, the
                                 period beginning on the second day of the
                                 calendar month preceding the calendar month in
                                 which such Payment Date occurs and ending on
                                 the first day in the month in which such
                                 Payment Date occurs.

ERISA                            means the Employee Retirement Income Security
                                 Act of 1974, as amended.

Euroclear                        means the Euroclear System.

Euroclear Operator               means Euroclear Bank S.A./N.V., a bank
                                 incorporated under the laws of the Kingdom of
                                 Belgium.

European Depositaries            means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg, and JPMorgan Chase
                                 Bank, as depositary for Euroclear,
                                 collectively.

Fannie Mae                       means the Federal National Mortgage Association
                                 or any successor.

FIC                              means Fieldstone Investment Corporation.

Financial Intermediary           means a bank, brokerage firm, thrift
                                 institution or other financial intermediary.

Fitch                            means Fitch Ratings, or any successor.

Fixed Rate Cap                   means the Group 1 Fixed Rate Cap, the Group 2
                                 Fixed Rate Cap and the Subordinate Fixed Rate
                                 Cap, as applicable.

FMC                              means Fieldstone Mortgage Company.

FOC                              means Fieldstone Mortgage Ownership Corp.

Freddie Mac                      means the Federal Home Loan Mortgage
                                 Corporation.

FSC                              means Fieldstone Servicing Corp.

Group 1                          means the portion of the mortgage pool
                                 identified as "Group 1" in this prospectus supplement.

Group 1 Available Funds Rate     means, for any Payment Date and for any Class
                                 1-A1 or Class 1-A2 Notes, a per annum rate
                                 equal to the quotient of (a) the Interest Funds
                                 for Group 1 divided by (b) the product of (1)
                                 the aggregate principal balance of the Group 1
                                 Mortgage Loans as of the first day of the
                                 related Due Period and (2) a fraction, the
                                 numerator of which is the actual number of days
                                 in the related Accrual Period and the
                                 denominator of which is 360.

Group 1 Fixed Rate Cap           means, with respect to a Payment Date, the per
                                 annum rate, equal to 11.75%.
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Group 1 Monthly Excess           means any Interest Funds for Group 1 remaining
Interest                         after application pursuant to clauses (A)(i)
                                 through (x) under "Description of the
                                 Notes--Payments--Payments of Interest."

Group 1 Senior Cap Agreement     means the interest rate cap agreement dated
                                 September 24, 2004, between the Trust and the
                                 Cap Counterparty, with respect to the Class
                                 1-A1 and Class 1-A2 Notes.

Group 1 Senior Cap Agreement     means, with respect to the Group 1 Senior Cap
Payment Date                     Agreement, two Business Days prior to the
                                 related Payment Date, beginning with the
                                 Payment Date in October 2004 and ending with
                                 the Payment Date in August 2007.

Group 1 Senior Priority          means the priority of payments to the Class
                                 1-A1 and Class 1-A2 Notes described in clauses
                                 (I)(A)(i) and (I)(B)(ii), as applicable, under
                                 the heading "Description of the
                                 Notes-Payments-Payments of Principal" herein
                                 for Group 1.

Group 2                          means the portion of the mortgage pool
                                 identified as "Group 2" in this Prospectus
                                 Supplement.

Group 2 Available Funds Rate     means, for any Payment Date and for any Class
                                 2-A Notes, a per annum rate equal to the
                                 quotient of (a) the Interest Funds for Group 2
                                 divided by (b) the product of (1) the aggregate
                                 principal balance of the Group 2 Mortgage Loans
                                 as of the first day of the related Due Period
                                 and (2) a fraction, the numerator of which is
                                 the actual number of days in the related
                                 Accrual Period and the denominator of which is
                                 360.

Group 2 Fixed Rate Cap           means, with respect to a Payment Date, the per
                                 annum rate, equal to 11.75%.

Group 2 Monthly Excess           means any Interest Funds for Group 2 remaining
Interest                         after application pursuant to clauses (B)(i)
                                 through (x) under "Description of the
                                 Notes--Payments--Payments of Interest."

Group 2 Senior Cap Agreement     means the interest rate cap agreement dated
                                 September 24, 2004, between the Trust and the
                                 Cap Counterparty, with respect to the Class 2-A
                                 Notes.

Group 2 Senior Cap Agreement     means, with respect to the Group 2 Senior Cap
Payment Date                     Agreement, two Business Days prior to the
                                 related Payment Date, beginning with the
                                 Payment Date in October 2004 and ending with
                                 the Payment Date in August 2007.

Group Balance                    means, with respect to each Mortgage Group and
                                 any Payment Date, the aggregate of the Stated
                                 Principal Balance of the Mortgage Loans in such
                                 Mortgage Group.

Hybrid Mortgage Loan             means an adjustable rate Mortgage Loan which
                                 after origination has a fixed Mortgage Rate for
                                 a period specified in the related mortgage
                                 note, and which converts at a later date to an
                                 adjustable Mortgage Rate.

Indenture                        means an indenture, dated as of September 1,
                                 2004 between the Issuer, the Trust
                                 Administrator and the Indenture Trustee.

Indenture Default                means any event of default under the Indenture.

Indenture Trustee                means HSBC Bank USA, National Association.
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Indirect Participants            means Participants and organizations which have
                                 indirect access to the DTC system, such as
                                 banks, brokers, dealers and trust companies
                                 that clear through or maintain a custodial
                                 relationship with a Participant, either
                                 directly or indirectly.

Initial Rate Cap                 means a fixed percentage specified in the
                                 related mortgage note by which the related
                                 Mortgage Rate generally will not increase or
                                 decrease on the first Adjustment Date more than
                                 such fixed percentage.

Interest Determination Date      means each date that is the second LIBOR
                                 Business Day preceding the commencement of each
                                 Accrual Period for the Notes.

Interest Funds                   means, with respect to any Payment Date and
                                 either Mortgage Group, the sum, without
                                 duplication, of (1) all scheduled interest due
                                 during the related Due Period that is received
                                 before the Servicer Remittance Date (less (i)
                                 the Servicing Fee and the Master Servicing Fee
                                 and (ii) all non-recoverable Advances relating
                                 to interest), (2) all Advances relating to
                                 interest, (3) all Compensating Interest
                                 relating to the related Prepayment Period, (4)
                                 liquidation proceeds collected during the
                                 related Prepayment Period (to the extent such
                                 liquidation proceeds relate to interest) and
                                 (5) proceeds of any Mortgage Loan in such
                                 Mortgage Group purchased by the Seller under
                                 the Mortgage Loan Purchase Agreement during the
                                 related Prepayment Period for document defects,
                                 breach of a representation or warranty,
                                 realization upon default or optional
                                 termination (to the extent such proceeds relate
                                 to interest) less, such Mortgage Group's pro
                                 rata share of: (x) the Owner Trustee Fee and
                                 (y) any expenses due to the Master Servicer,
                                 Servicer, the Sub-Servicer, the Indenture
                                 Trustee, the Owner Trustee or the Trust
                                 Administrator.

Interest Margin                  means, for each class of Notes, for any Payment
                                 Date on or before the Redemption Date: Class
                                 1-A1, 0.330%; Class 1-A2, 0.390%; Class 2-A,
                                 0.320%; Class M1, 0.620%; Class M2, 1.050%;
                                 Class M3, 1.300%; Class M4, 1.700%; Class M5,
                                 1.800%; Class M6, 3.500% and Class M7, 3.500%;
                                 and on any Payment Date following the month in
                                 which the Aggregate Loan Balance is less than
                                 10% of the Cut-off Date Balance: Class 1-A1,
                                 0.660%; Class 1-A2, 0.780%; Class 2-A, 0.640%;
                                 Class M1, 0.930%; Class M2, 1.575%; Class M3,
                                 1.950%; Class M4, 2.550%; Class M5, 2.700%;
                                 Class M6, 5.250% and Class M7, 5.250%.

Interest Rate                    means, with respect to the Notes on any Payment
                                 Date, the least of (1) One-Month LIBOR plus the
                                 Interest Margin for such Notes, (2) the
                                 applicable Available Funds Rate and (3) the
                                 applicable Fixed Rate Cap.

Interest Rate Cap Account        means the account established by the Trust
                                 Administrator, for the benefit of the
                                 Noteholders, into which the Cap Counterparty is
                                 required to deposit or cause to be deposited
                                 certain payments, as described in the Interest
                                 Rate Cap Agreements.

Interest Rate Cap Agreement      means the Group 1 Senior Cap Agreement, the
                                 Group 2 Senior Cap Agreement and the
                                 Subordinate Cap Agreement, as applicable.
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Investor-Based Exemptions        means PTCE 84-14 (relating to transactions
                                 effected by a "qualified professional asset
                                 manager"); PTCE 90-1 (relating to transactions
                                 involving insurance company pooled separate
                                 accounts); PTCE 91-38 (relating to transactions
                                 involving bank collective investment funds);
                                 PTCE 95-60 (relating to transactions involving
                                 insurance company general accounts); PTCE 96-23
                                 (relating to transactions effected by an
                                 "in-house asset manager"); and any other
                                 applicable exemption granted by the U.S.
                                 Department of Labor.

IO ARM Loans                     means the 2/28 LIBOR IO ARM Loans, the 3/27
                                 LIBOR IO ARM Loans and the 5/25 Treasury IO ARM
                                 Loans.

IRS                              means the Internal Revenue Service.

Issuer                           means Fieldstone Mortgage Investment Trust,
                                 Series 2004-4.

LIBOR Business Day               means a day on which banks are open for dealing
                                 in foreign currency and exchange in London and
                                 New York City.

M1 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (1) the
                                 Total Principal Deficiency Amount over (2) the
                                 sum of (i) the M2 Principal Deficiency Amount,
                                 (ii) the M3 Principal Deficiency Amount, (iii)
                                 the M4 Principal Deficiency Amount, (iv) the M5
                                 Principal Deficiency Amount, (v) the M6
                                 Principal Deficiency Amount and (vi) the M7
                                 Principal Deficiency Amount, in each case for
                                 that Payment Date and (b) the Class Principal
                                 Amount of the Class M1 Notes immediately prior
                                 to such Payment Date.

M1 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (x) the sum of (i) the aggregate Class
                                 Principal Amounts of the Class 1-A1, Class 1-A2
                                 and Class 2-A Notes, in each case after giving
                                 effect to payments on such Payment Date and
                                 (ii) the Class Principal Amount of the Class M1
                                 Notes immediately prior to such Payment Date
                                 exceeds (y) the M1 Target Amount.

M1 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 75.00% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M2 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (1) the
                                 Total Principal Deficiency Amount over (2) the
                                 sum of (i) the M3 Principal Deficiency Amount,
                                 (ii) the M4 Principal Deficiency Amount, (iii)
                                 the M5 Principal Deficiency Amount, (iv) the M6
                                 Principal Deficiency Amount and (v) the M7
                                 Principal Deficiency Amount, in each case for
                                 that Payment Date and (b) the Class Principal
                                 Amount of the Class M2 Notes immediately prior
                                 to such Payment Date.
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M2 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (x) the sum of (i) the aggregate Class
                                 Principal Amounts of the Class 1-A1, Class
                                 1-A2, Class 2-A and Class M1 Notes, in each
                                 case after giving effect to payments on such
                                 Payment Date and (ii) the Class Principal
                                 Amount of the Class M2 Notes immediately prior
                                 to such Payment Date exceeds (y) the M2 Target
                                 Amount.

M2 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 84.70% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M3 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (1) the
                                 Total Principal Deficiency Amount over (2) the
                                 sum of (i) the M4 Principal Deficiency Amount,
                                 (ii) the M5 Principal Deficiency Amount, (iii)
                                 the M6 Principal Deficiency Amount and (iv) the
                                 M7 Principal Deficiency Amount, in each case
                                 for that Payment Date and (b) the Class
                                 Principal Amount of the Class M3 Notes
                                 immediately prior to such Payment Date.

M3 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (x) the sum of (i) the aggregate Class
                                 Principal Amounts of the Class 1-A1, Class
                                 1-A2, Class 2-A, Class M1 and Class M2 Notes,
                                 in each case after giving effect to payments on
                                 such Payment Date and (ii) the Class Principal
                                 Amount of the Class M3 Notes immediately prior
                                 to such Payment Date exceeds (y) the M3 Target
                                 Amount.

M3 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 87.70% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M4 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (1) the
                                 Total Principal Deficiency Amount over (2) the
                                 sum of (i) the M5 Principal Deficiency Amount,
                                 (ii) the M6 Principal Deficiency Amount and
                                 (iii) the M7 Principal Deficiency Amount, in
                                 each case for that Payment Date and (b) the
                                 Class Principal Amount of the Class M4 Notes
                                 immediately prior to such Payment Date.

M4 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (x) the sum of (i) the aggregate Class
                                 Principal Amounts of the Class 1-A1, Class
                                 1-A2, Class 2-A, Class M1, Class M2 and Class
                                 M3 Notes, in each case after giving effect to
                                 payments on such Payment Date and (ii) the
                                 Class Principal Amount of the Class M4 Notes
                                 immediately prior to such Payment Date exceeds
                                 (y) the M4 Target Amount.
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M4 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 90.20% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M5 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (1) the
                                 Total Principal Deficiency Amount over (2) the
                                 sum of (i) the M6 Principal Deficiency Amount
                                 and (ii) the M7 Principal Deficiency Amount and
                                 (b) the Class Principal Amount of the Class M5
                                 Notes immediately prior to such Payment Date.

M5 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (x) the sum of (i) the aggregate Class
                                 Principal Amounts of the Class 1-A1, Class
                                 1-A2, Class 2-A, Class M1, Class M2, Class M3
                                 and Class M4 Notes, in each case after giving
                                 effect to payments on such Payment Date and
                                 (ii) the Class Principal Amount of the Class M5
                                 Notes immediately prior to such Payment Date
                                 exceeds (y) the M5 Target Amount.

M5 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 92.20% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M6 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the excess, if any, of (1) the
                                 Total Principal Deficiency Amount over (2) the
                                 M7 Principal Deficiency Amount, in each case
                                 for that Payment Date and (b) the Class
                                 Principal Amount of the Class M6 Notes
                                 immediately prior to such Payment Date.

M6 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (x) the sum of (i) the aggregate Class
                                 Principal Amounts of the Class 1-A1, Class
                                 1-A2, Class 2-A, Class M1, Class M2, Class M3,
                                 Class M4 and Class M5 Notes, in each case after
                                 giving effect to payments on such Payment Date
                                 and (ii) the Class Principal Amount of the
                                 Class M6 Notes immediately prior to such
                                 Payment Date exceeds (y) the M6 Target Amount.

M6 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 93.80% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

M7 Principal Deficiency Amount   means, with respect to any Payment Date, the
                                 lesser of (a) the Total Principal Deficiency
                                 Amount for that Payment Date and (b) the Class
                                 Principal Amount of the Class M7 Notes
                                 immediately prior to such
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                                 Payment Date.

M7 Principal Payment Amount      means, for any Payment Date an amount equal, on
                                 or after the Stepdown Date and as long as a
                                 Trigger Event is not in effect with respect to
                                 such Payment Date, to the amount, if any, by
                                 which (x) the sum of (i) the aggregate Class
                                 Principal Amounts of the Class 1-A1, Class
                                 1-A2, Class 2-A, Class M1, Class M2, Class M3,
                                 Class M4, Class M5 and Class M6 Notes, in each
                                 case after giving effect to payments on such
                                 Payment Date and (ii) the Class Principal
                                 Amount of the Class M7 Notes immediately prior
                                 to such Payment Date exceeds (y) the M7 Target
                                 Amount.

M7 Target Amount                 means, for any Payment Date an amount equal to
                                 the lesser of (a) the product of (i)
                                 approximately 98.80% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

Master Servicer                  means Wells Fargo Bank, N.A.

Master Servicing Fee             means an aggregate monthly fee paid to the
                                 Master Servicer calculated at the Master
                                 Servicing Fee Rate on the Stated Principal
                                 Balance of each Mortgage Loan as of the
                                 beginning of the related Due Period.

Master Servicing Fee Rate        means 0.0035% per annum for each Mortgage Loan.

Maturity Date                    means, for each class of the Notes, the assumed
                                 Payment Date following the latest possible
                                 maturity date of any Mortgage Loan.

Maximum Mortgage Rate            means the rate which the Mortgage Rate on the
                                 related Mortgage Loan will never exceed.

Minimum Mortgage Rate            means the rate which the Mortgage Rate on the
                                 related Adjustable Rate Mortgage Loan will
                                 never be less than.

Modeling Assumptions             means the following assumptions:

                                      (a)  the assumed Mortgage Loans prepay at
                                           the indicated percentage of the
                                           Prepayment Assumption;

                                      (b)  payments on the Notes are received,
                                           in cash, on the 25th day of each
                                           month, commencing in October 2004, in
                                           accordance with the payment
                                           priorities defined in this prospectus
                                           supplement;

                                      (c)  no defaults or delinquencies in, or
                                           modifications, waivers or amendments
                                           respecting, the payment by the
                                           mortgagors of principal and interest
                                           on the assumed Mortgage Loans occur;

                                      (d)  scheduled payments are assumed to be
                                           received on the related Due Date
                                           commencing on October 1, 2004, and
                                           prepayments represent payment in full
                                           of individual assumed Mortgage Loans
                                           and are assumed to be received on the
                                           last day of each month, commencing in
                                           September 2004, and include 30 days'
                                           interest thereon;
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                                      (e)  the level of Six-Month LIBOR remains
                                           constant at 2.06000%, the level of
                                           One-Month LIBOR remains constant at
                                           1.77875% and the level of the
                                           Treasury Mortgage Index remains
                                           constant at 1.99580%;

                                      (f)  the Closing Date for the Notes is
                                           October 5, 2004;

                                      (g)  the Mortgage Rate for each assumed
                                           Mortgage Loan is adjusted on its next
                                           Mortgage Rate Adjustment Date (and on
                                           any subsequent Mortgage Rate
                                           Adjustment Dates, if necessary) to
                                           equal the sum of (a) the assumed
                                           level of the related Mortgage Index
                                           and (b) the applicable gross margin
                                           (such sum being subject to the
                                           applicable periodic adjustment caps
                                           and floors);

                                      (h)  the Trust is not terminated by the
                                           Servicer pursuant to the Servicer's
                                           right to purchase the assets of the
                                           Trust as described in this prospectus
                                           supplement under "The Trust Agreement
                                           and the Indenture--Certain Matters
                                           under the Agreements--Redemption";
                                           and

                                      (i)  the initial overcollateralization
                                           amount is $5,283,204; the Targeted
                                           Overcollateralization Amount is, as
                                           of the date of determination, the
                                           amount set forth in the definition of
                                           Targeted Overcollateralization
                                           Amount; and the minimum required
                                           overcollateralization amount is 0.50%
                                           of the Aggregate Loan Balance as of
                                           the Cut-off Date, or $4,397,956.

Monthly Excess Cashflow          means the sum of the Group 1 Monthly Excess
                                 Interest and the Group 2 Monthly Excess
                                 Interest for any Payment Date and the Aggregate
                                 Overcollateralization Release Amount for such
                                 date.

Moody's means Moody's Investors Service, Inc. or any successor.

Mortgage Assets                  means the Mortgage Loan assets held as part of
                                 the Trust.

Mortgage Group                   means any of Group 1 or Group 2.

Mortgage Index                   means either the Six-Month LIBOR Index or the
                                 Treasury Mortgage Index, as specified in the
                                 related mortgage note.

Mortgage Loan Purchase           means the mortgage loan purchase agreement
Agreement                        dated as of September 1, 2004, between the
                                 Seller and the Depositor.

Mortgage Loans                   means the mortgage loans included in the Trust
                                 as of the Closing Date.

Mortgage Rate                    means the per annum interest rate borne by a
                                 Mortgage Loan.

Net Mortgage Rate                means, with respect to any Mortgage Loan, the
                                 Mortgage Rate with respect to such Mortgage
                                 Loan less (1) the Servicing Fee Rate and (2)
                                 the Master Servicing Fee Rate.

Noteholders                      means persons acquiring beneficial ownership
                                 interests in the Notes.

Notes                            means the Class A and Class M Notes.


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
OID means, with respect to the Notes, the original issue discount, if any.

One-Month LIBOR                  means the London interbank offered rate for
                                 one-month United States dollar deposits.

Original Loan-to-Value Ratio     means, for any Mortgage Loan, (1) the principal
                                 balance of such Mortgage Loan at the date of
                                 origination, divided by (2) the Collateral
                                 Value of the related mortgaged property.

Overcollateralization Amount     means, with respect to any Payment Date will be
                                 equal to the amount, if any, by which (x) the
                                 Aggregate Loan Balance for such Payment Date
                                 exceeds (y) the aggregate Class Principal
                                 Amount of the Class 1-A1, Class 1-A2, Class
                                 2-A1, Class M1, Class M2, Class M3, Class M4,
                                 Class M5, Class M6 and Class M7 Notes, in each
                                 case after giving effect to payments on such
                                 Payment Date.

Overcollateralization            means, with respect to any Payment Date the
Deficiency Amount                excess, if any, of the Targeted
                                 Overcollateralization Amount for that Payment
                                 Date over the Overcollateralization Amount for
                                 that Payment Date.

Ownership Certificate            means, an ownership certificate issued pursuant
                                 to the Trust Agreement representing the equity
                                 ownership in the Trust.

Ownership Certificate Holder     means the holder of the Ownership Certificate.

Owner Trustee                    means U.S. Bank Trust National Association.

Owner Trustee Fee                means a per annum amount of $3,000.

PAC Method                       means, with respect to the calculation of
                                 interest income as OID, the inclusion of such
                                 interest in income on a constant yield to
                                 maturity basis in accordance with Section
                                 1272(a)(6) of the Code.

Participants                     means participating organizations that utilize
                                 the services of DTC, including securities
                                 brokers and dealers, banks and trust companies
                                 and clearing corporations and certain other
                                 organizations.

Payment Date                     means the 25th day of each month beginning in
                                 October 2004, or if such day is not a Business
                                 Day, the first Business Day thereafter.

Percentage Interest              means, with respect to any Note or Ownership
                                 Certificate, the percentage derived by dividing
                                 the denomination of such Note or Ownership
                                 Certificate, as applicable, by the aggregate
                                 denominations of all Notes or Ownership
                                 Certificates of the applicable class.

Periodic Rate Cap                means the maximum amount by which the Mortgage
                                 Rate on any Mortgage Loan may increase or
                                 decrease on an Adjustment Date.

Plan means any Benefit Plan which is subject to Title I of ERISA and/or Section 4975 of the
                                 Code or is an entity which is deemed to hold the assets of the foregoing.

Plan Asset Regulations           means the regulation issued by the United
                                 States Department of Labor set forth at 29
                                 C.F.R. Section 2510.3-101 governing the
                                 definition of "plan assets" for purposes of the
                                 fiduciary responsibility and prohibited
                                 transaction provisions of ERISA and Section
                                 4975 of the Code.
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
Prepayment Assumption            means a prepayment assumption which represents
                                 a constant assumed rate of prepayment each
                                 month relative to the then outstanding
                                 principal balance of a pool of mortgage loans
                                 for the life of such mortgage loans. 100% of
                                 the Prepayment Assumption for the Mortgage
                                 Loans assumes a constant prepayment rate of 8%
                                 per annum for month 1 and an additional
                                 constant prepayment rate of 2% per annum after
                                 month 1, building linearly (rounded to the
                                 nearest hundredth) to a constant prepayment
                                 rate of 30% per annum in month 12 and remaining
                                 constant at a constant prepayment rate of 30%
                                 per annum from month 12 up to and including
                                 month 22, then remaining constant at a constant
                                 prepayment rate of 55% per annum from month 23
                                 up to and including month 27 and then remaining
                                 constant at a constant prepayment rate of 35%
                                 per annum in month 28 and thereafter. The
                                 constant prepayment rate will be capped at a
                                 maximum of 95%.

Prepayment Interest Excess       means, for any Servicer Remittance Date and any
                                 principal prepayment received during the
                                 portion of the related Prepayment Period
                                 occurring from and including the first day
                                 through the fifteenth day of the calendar month
                                 in which such Servicer Remittance Date occurs,
                                 an amount equal to interest (to the extent
                                 received) due in connection with such principal
                                 prepayment.

Prepayment Interest Shortfall    means, with respect to any voluntary prepayment
                                 in full or in part by the borrower on any
                                 Mortgage Loan that is received during the
                                 period from the first day of the Prepayment
                                 Period through the last day of the month
                                 preceding the Payment Date, the amount, if any,
                                 by which one month's interest at the Net
                                 Mortgage Rate for such Mortgage Loan on the
                                 amount of such prepayment exceeds the amount of
                                 interest received from such borrower in respect
                                 of such prepayment.

Prepayment Penalty               means a prepayment premium payable by the
                                 borrower in connection with certain full or
                                 partial prepayments of principal on a Mortgage
                                 Loan.

Prepayment Period                means, with respect to any Payment Date, the
                                 period beginning from and including the
                                 sixteenth day of the month preceding the month
                                 in which such Payment Date occurs to and
                                 including the fifteenth day of the month in
                                 which such Payment Date occurs.

Principal Deficiency Amount      means, any of the M1 Principal Deficiency
                                 Amount, the M2 Principal Deficiency Amount, the
                                 M3 Principal Deficiency Amount, the M4
                                 Principal Deficiency Amount, the M5 Principal
                                 Deficiency Amount, the M6 Principal Deficiency
                                 Amount or the M7 Principal Deficiency Amount,
                                 as applicable.

Principal Funds                  means, with respect to any Payment Date and for
                                 each Mortgage Group, the sum, without
                                 duplication, of (1) the scheduled principal due
                                 during the related Due Period and received
                                 before the related Servicer Remittance Date or
                                 advanced on or before the related Servicer
                                 Remittance Date, (2) prepayments of principal
                                 collected in the related Prepayment Period, (3)
                                 the Stated Principal Balance of each Mortgage
                                 Loan in such Mortgage Group that was
                                 repurchased by the Seller during the related
                                 Prepayment Period or, in the case of a purchase
                                 in connection with an optional termination, on
                                 the Business Day prior to such Payment Date,
                                 (4) the amount, if any, by which the aggregate
                                 unpaid principal balance of any replacement
                                 Mortgage Loans in such Mortgage Group is less
                                 than the aggregate unpaid principal balance of
                                 any Mortgage Loans delivered by the Seller in
                                 connection with a substitution of a Mortgage
                                 Loan, (5) all liquidation proceeds and
                                 Recoveries collected during the related
                                 Prepayment Period (to the extent such amounts
                                 related to principal) and (6) all other
                                 collections and


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
                                 Recoveries in respect of principal during the related Prepayment Period, less, all non-recoverable Advances relating to principal and all non-recoverable servicing advances reimbursed during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Group and such Mortgage Group's pro rata share of certain expenses reimbursable to the Indenture Trustee, the Owner Trustee, the
                                 Trust Administrator, the Master Servicer, the
                                 Servicer and the Sub-Servicer, to the extent not reimbursed from Interest Funds.

Principal Payment Amount         means for each Mortgage Group and for any
                                 Payment Date, an amount equal to the Principal
                                 Funds for such Mortgage Group for such date
                                 minus the Aggregate Overcollateralization
                                 Release Amount attributable to such Mortgage
                                 Group, if any, and such Payment Date.

Priority Class                   means the Note of the Class or Classes of Notes
                                 then outstanding that has the highest priority
                                 of payment of interest.

PTCE means a Prohibited Transaction Class Exemption granted by the U.S. Department of Labor.

Purchase Price                   means the sum of (a) 100% of the aggregate
                                 outstanding principal balance of the Mortgage
                                 Loans plus accrued interest thereon at the
                                 applicable Mortgage Rate, (b) the fair market
                                 value of all other property being purchased,
                                 (c) any unreimbursed servicing advances and (d)
                                 any Available Funds Shortfalls.

Qualified REIT Subsidiary        means a direct or indirect 100% owned
                                 subsidiary of a REIT that satisfies the
                                 requirements of Section 856(i) of the Code.

Qualified Stated Interest        means interest unconditionally payable at fixed
                                 intervals of one year or less at either a fixed
                                 rate or a variable rate.

Rating Agency                    means Fitch, Moody's or S&P.

Realized Loss                    means the excess of the Stated Principal
                                 Balance of a defaulted Mortgage Loan over the
                                 net liquidation proceeds of a defaulted
                                 Mortgage Loan that are allocated to principal.

Record Date                      means, for a Payment Date, with respect any
                                 class of Book-Entry Notes, the Business Day
                                 prior to the related Payment Date, and with
                                 respect to any class of Definitive Notes, the
                                 last Business Day of the month preceding the
                                 month of such Payment Date.

Recoveries                       means, with respect to any liquidated Mortgage
                                 Loan, amounts received in respect of principal
                                 on such Mortgage Loan which has previously been
                                 allocated as a Realized Loss to a class or
                                 classes of Notes net of reimbursable expenses.

Redemption Date                  means the first Payment Date on which the
                                 Servicer is permitted to exercise its right to
                                 purchase the assets of the Trust as described
                                 in this prospectus supplement under "The Trust
                                 Agreement and the Indenture--Certain Matters
                                 under the Agreements--Redemption."

Reference Banks                  means leading banks selected by the Trust
                                 Administrator and engaged in transactions in
                                 Eurodollar deposits in the international
                                 Eurocurrency market (1) with an established
                                 place of business in London, (2) whose
                                 quotations appear on the Reuters Screen LIBO
                                 Page on the Interest Determination Date in
                                 question, (3) which have been designated as
                                 such by the Servicer
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
                                 and (4) not controlling, controlled by, or
                                 under common control with, the Depositor, the
                                 Indenture Trustee, the Trust Administrator, the
                                 Master Servicer, the Servicer, the Seller or
                                 any successor servicer.

REIT means a real estate investment trust within the meaning of section 856 of the Code.

Related Senior Principal         means, for each Mortgage Group and for any
Payment Amount                   Payment Date, an amount equal to the lesser of
                                 (x) the aggregate Class Principal Amounts of
                                 the Class 1-A1 and Class 1-A2 Notes (with
                                 respect to Group 1) or of the Class 2-A Notes
                                 (with respect to Group 2) immediately prior to
                                 that Payment Date and (y) the product of (a)
                                 the Senior Principal Payment Amount and (b) the
                                 related Senior Proportionate Percentage in each
                                 case for such date.

Relevant Depositary              means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg, and JPMorgan Chase
                                 Bank, as depositary for Euroclear,
                                 individually.

REO Property                     means mortgaged property which has been
                                 acquired by the Trust through foreclosure or
                                 deed-in-lieu of foreclosure in connection with
                                 a defaulted Mortgage Loan.

Required Loss Percentage         means, for any Payment Date, the applicable
                                 percentage for such Payment Date set forth in
                                 the following table:

Payment Date Occurring In   Required Loss Percentage
-------------------------   ------------------------
October 2007 through
September 2008...........   3.50% with respect to
                            October 2007, plus an
                            additional 1/12th of
                            1.75% for each month
                            thereafter

October 2008 through
September 2009...........   5.25% with respect to
                            October 2008, plus an
                            additional 1/12th of
                            1.00% for each month
                            thereafter

October 2009 and
thereafter...............   6.25%

Required Percentage              means, with respect to a Payment Date after the
                                 Stepdown Date, the quotient of (x) (1) the
                                 Aggregate Loan Balance, less (2) the Class
                                 Principal Amount of the most senior class of
                                 Notes outstanding as of such Payment Date,
                                 prior to giving effect to payments to be made
                                 on such Payment Date, and (y) the Aggregate
                                 Loan Balance. As used herein, the Class
                                 Principal Amount of the most senior class of
                                 Notes will equal the aggregate Class Principal
                                 Amount of the Class A Notes as of such date of
                                 calculation.

Reserve Interest Rate            means the rate per annum that the Trust
                                 Administrator determines to be either (1) the
                                 arithmetic mean (rounded upwards if necessary
                                 to the nearest whole multiple of 0.03125%) of
                                 the one-month United States dollar lending
                                 rates which New York City banks selected by the
                                 Indenture Trustee are quoting on the relevant
                                 Interest Determination Date to the principal
                                 London offices of leading banks in the London
                                 interbank market or, (2) in the event that the
                                 Trust Administrator can determine no such
                                 arithmetic mean, the lowest one-month United
                                 States dollar lending rate which New York City
                                 banks selected by the Trust Administrator are
                                 quoting on such Interest Determination Date to
                                 leading European banks.
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
Retained Notes                   means those certain classes, or portions of
                                 certain classes, of Notes which, at the time of
                                 their issuance, FIC or one of its qualified
                                 REIT subsidiaries acquires beneficial ownership
                                 thereof.

Reuters Screen LIBO Page         means the display designated as page "LIBO" on
                                 the Reuters Monitor Money Rates Service (or
                                 such other page as may replace the LIBO page on
                                 that service for the purpose of displaying
                                 London interbank offered rates of major banks).

Rules means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor.

Scheduled Payments               means scheduled monthly payments required to be
                                 made by mortgagors on the Mortgage Loans
                                 pursuant to the terms of the related mortgage
                                 note.

Seller                           means FIC.

Senior Principal Payment         means for any Payment Date an amount equal to
Amount                           (a) prior to the Stepdown Date or if a Trigger
                                 Event is in effect with respect to such Payment
                                 Date, 100% of the Principal Payment Amount for
                                 both Mortgage Groups and (b) on or after the
                                 Stepdown Date and as long as a Trigger Event is
                                 not in effect with respect to such Payment
                                 Date, the lesser of (x) the Principal Payment
                                 Amount for both Mortgage Groups and (y) the
                                 amount, if any, by which (A) the aggregate
                                 Class Principal Amounts of the Class 1-A1,
                                 Class 1-A2 and Class 2-A Notes immediately
                                 prior to that Payment Date exceeds (B) the
                                 Senior Target Amount.

Senior Proportionate             means, with respect to Group 1 and any Payment
Percentage                       Date the fraction, expressed as a percentage,
                                 the numerator of which is the Principal Funds
                                 for Group 1 for such Payment Date and the
                                 denominator of which is the aggregate of the
                                 Principal Funds for Group 1 and Group 2 for
                                 such date. The "Senior Proportionate
                                 Percentage" for Group 2 with respect to any
                                 Payment Date will be the fraction, expressed as
                                 a percentage, the numerator of which is the
                                 Principal Funds for Group 2 for such Payment
                                 Date and the denominator of which is the
                                 aggregate of the Principal Funds for Group 1
                                 and Group 2 for such date.

Senior Target Amount             means for any Payment Date, and amount be equal
                                 to the lesser of (a) the product of (i)
                                 approximately 63.50% and (ii) the Aggregate
                                 Loan Balance for such Payment Date determined
                                 as of the last day of the related Due Period
                                 and (b) the amount, if any, by which (i) the
                                 Aggregate Loan Balance for such Payment Date
                                 determined as of the last day of the related
                                 Due Period exceeds (ii) approximately 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date.

Servicer                         means FSC.

Servicer Remittance Date         means the 20th day (or if such day is not a
                                 Business Day, the next succeeding Business Day)
                                 of the month in which the related Payment Date
                                 occurs.

Servicing Fee                    means an aggregate monthly fee paid to the
                                 Servicer and Sub-Servicer calculated at the
                                 Servicing Fee Rate on the Stated Principal
                                 Balance of each Mortgage Loan as of the
                                 beginning of the related Due Period.
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
Servicing Fee Rate               means 0.50% per annum for each Mortgage Loan.

Similar Law                      means federal, state, local or foreign laws
                                 substantially similar to ERISA or the Code.

Six-Month LIBOR                  means the London interbank offered rate for
                                 six-month United States dollar deposits.

Six-Month LIBOR Index            means, with respect to the Adjustment Date of a
                                 Six-Month LIBOR Loan, the average of the London
                                 interbank offered rates for six-month U.S.
                                 dollar deposits in the London market, as set
                                 forth in The Wall Street Journal, or, if such
                                 rate ceases to be published in The Wall Street
                                 Journal or becomes unavailable for any reason,
                                 then based upon a new index selected by the
                                 Servicer, as holder of the related mortgage
                                 note, based on comparable information, in each
                                 case as most recently announced as of a date 45
                                 days prior to such Adjustment Date.

Six-Month LIBOR Loans            means Mortgage Loans having a Mortgage Rate
                                 which is generally subject to semi-annual
                                 adjustment on the first day of the months
                                 specified in the related mortgage note to equal
                                 the sum, rounded to the nearest 0.125%, of (a)
                                 the Six-Month LIBOR Index and (b) the related
                                 gross margin.

SMMEA                            means the Secondary Mortgage Market Enhancement
                                 Act of 1984, as amended.

Stated Principal Balance         means, with respect to a Mortgage Loan and any
                                 Payment Date, either (a) the amount equal to
                                 the outstanding principal balance as of the
                                 Cut-off Date, after giving effect to Scheduled
                                 Payments due on or before that date, reduced by
                                 (1) the principal portion of all Scheduled
                                 Payments due on or before the Due Date in the
                                 Due Period after the Cut-off Date immediately
                                 preceding such Payment Date, whether or not
                                 received, and (2) all amounts allocable to
                                 unscheduled principal payments received on or
                                 before the last day of the Prepayment Period
                                 immediately preceding such Payment Date or (b)
                                 in the case of any Mortgage Loan liquidated
                                 during such Due Period, zero.

Stepdown Date                    means the later to occur of (a) the Payment
                                 Date in October 2007 or (b) the first Payment
                                 Date on which the aggregate Class Principal
                                 Amount of the Class A Notes (after giving
                                 effect to payments of the Principal Funds
                                 amount for such Payment Date) is less than or
                                 equal to 63.50% of the Aggregate Loan Balance
                                 as of the end of the immediately preceding Due
                                 Period.

Subordinate Available Funds      means, for any Payment Date and for any Class M
Rate                             Notes, a per annum rate equal to the weighted
                                 average of the Group 1 Available Funds Rate and
                                 the Group 2 Available Funds Rate for such
                                 Payment Date, weighted on the basis of the
                                 excess of the Group Balance for such Mortgage
                                 Group for the immediately preceding Payment
                                 Date over the aggregate Class Principal Amount
                                 of the Class 1-A1 and Class 1-A2 Notes (in the
                                 case of Group 1) or the aggregate Class
                                 Principal Amount of the Class 2-A Notes (in the
                                 case of Group 2), immediately prior to the
                                 related Payment Date; provided, however, on any
                                 Payment Date after the Class Principal Amounts
                                 of the Class A Notes related to either Mortgage
                                 Group have been reduced to zero, such weighting
                                 shall be on the basis of the Group Balance of
                                 each Mortgage Group.
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
Subordinate Cap Agreement        means the interest rate cap agreement dated
                                 September 24, 2004, between the Trust and the
                                 Cap Counterparty, with respect to the Class M
                                 Notes.

Subordinate Cap Agreement        means, with respect to the Subordinate Cap
Payment Date                     Agreement, two Business Days prior to the
                                 related Payment Date, beginning with the
                                 Payment Date in October 2004 and ending with
                                 the Payment Date in August 2007.

Subordinate Fixed Rate Cap       means, with respect to a Payment Date, the per
                                 annum rate, equal to 11.75%.

Sub-Servicer                     means Chase.

Targeted Overcollateralization   with respect to any Payment Date prior to the
Amount                           Stepdown Date, will be equal to 0.60% of the
                                 Aggregate Loan Balance as of the Cut-off Date;
                                 with respect to any Payment Date on or after
                                 the Stepdown Date, equal to the lesser of (a)
                                 0.60% of the Aggregate Loan Balance as of the
                                 Cut-off Date and (b) 1.20% of the Aggregate
                                 Loan Balance as of the end of the related Due
                                 Period, subject to a floor equal to 0.50% of
                                 the Aggregate Loan Balance as of the Cut-off
                                 Date; and with respect to any Payment Date with
                                 respect to which a Trigger Event has occurred
                                 and is continuing, the Targeted
                                 Overcollateralization Amount for the Payment
                                 Date immediately preceding such Payment Date.

Terms and Conditions             means the Terms and Conditions Governing Use of
                                 Euroclear and the related Operating Procedures
                                 of the Euroclear System and applicable Belgian
                                 law.

TMP means a taxable mortgage pool within the meaning of Section 7701(i)(2) of the Code.

Total Principal Deficiency       means, with respect to any Payment Date, the
Amount                           excess, if any, of the aggregate Class
                                 Principal Amount of the Notes immediately prior
                                 to such Payment Date over the Aggregate Loan
                                 Balance as of the last day of the related Due
                                 Period.

Transfer and Servicing           means the transfer and servicing agreement
Agreement                        dated as of September 1, 2004 among the Trust,
                                 the Indenture Trustee, the Depositor, the Trust
                                 Administrator, the Master Servicer, the
                                 Servicer, the Sub-Servicer and the Seller.

Treasury Loans                   means Mortgage Loans having a Mortgage Rate
                                 which is generally subject to annual adjustment
                                 on the first day of the months specified in the
                                 related mortgage note to equal the sum, rounded
                                 to the nearest 0.125%, of (a) the Treasury
                                 Mortgage Index and (b) the related gross
                                 margin.

Treasury Mortgage Index          means, with respect to the Adjustment Date of a
                                 Treasury Loan, the weekly average yield on
                                 actively traded U.S. Treasury securities
                                 adjusted to a constant maturity of one year as
                                 reported by the Federal Reserve Board in
                                 statistical release H.15(519).

Trigger Event                    means the situation that exists with respect to
                                 any Payment Date after the Stepdown Date, if
                                 (a) the quotient of (1) the aggregate Stated
                                 Principal Balance of all Mortgage Loans 60 or
                                 more days delinquent, measured on a rolling
                                 three-month basis (including Mortgage Loans in
                                 foreclosure, REO Properties and Mortgage Loans
                                 with respect to which the applicable mortgagor
                                 is in bankruptcy) and (2) the Aggregate Loan
                                 Balance as of the preceding Servicer Remittance
                                 Date, equals or exceeds the product of (i)
                                 41.00% and (ii) the Required Percentage, (b)
                                 the quotient (expressed as a


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
                                 percentage) of (1) the aggregate Realized
                                 Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Payment Date and (2) the aggregate principal balance of the Aggregate Loan Balance as of the Cut-off Date exceeds the Required
                                 Loss Percentage or (c) a Principal Deficiency
                                 Amount exists for such Payment Date.

Trust means the statutory trust formed under the laws of the State of Delaware pursuant to the Trust
                                 Agreement.

Trust Administrator              means Wells Fargo Bank, N.A.

Trust Agreement                  means the trust agreement dated as of September
                                 24, 2004, between the Depositor and the Owner
                                 Trustee, as amended and restated on October 5,
                                 2004, among the Depositor, the Owner Trustee
                                 and the Trust Administrator.

Trust Estate                     means the assets held as part of the Trust.

Underwriters                     means Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, Credit Suisse First Boston LLC,
                                 Lehman Brothers Inc. and Friedman, Billings,
                                 Ramsey & Co., Inc.

U.S. Person                      means (i) a citizen or resident of the United
                                 States; (ii) a corporation (or entity treated
                                 as a corporation for tax purposes) created or
                                 organized in the United States or under the
                                 laws of the United States or of any state
                                 including the District of Columbia; (iii) a
                                 partnership (or entity treated as a partnership
                                 for tax purposes) organized in the United
                                 States or under the laws of the United States
                                 or of any state including the District of
                                 Columbia (unless provided otherwise by future
                                 Treasury regulations); (iv) an estate whose
                                 income is includible in gross income for United
                                 States income tax purposes regardless of its
                                 source; or (v) a trust, if a court within the
                                 United States is able to exercise primary
                                 supervision over the administration of the
                                 trust and one or more U.S. Persons have
                                 authority to control all substantial decisions
                                 of the trust. Notwithstanding the last clause
                                 of the preceding sentence, to the extent
                                 provided in Treasury regulations, certain
                                 trusts that were in existence on August 20,
                                 1996, that were treated as U.S. Persons prior
                                 to such date and that elect to continue to be
                                 treated as U.S. Persons also will be U.S.
                                 Persons.

Voting Rights                    Means the voting rights allocated to the Notes
                                 and the Ownership Certificate as set forth
                                 under "The Mortgage Loan Purchase Agreement and
                                 the Transfer and Servicing Agreement--Voting
                                 Rights."


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                                     Annex I

          Global Clearance, Settlement and Tax Documentation Procedures

          Except in limited circumstances, the globally offered Fieldstone Mortgage Investment Trust, Series 2004-4 Mortgage Backed Notes, known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

          Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through security issues.

          Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

          Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

          All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

          Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through security issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through security issues in same-day funds.

          Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

          Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream

Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective European Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective European Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

          Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

          As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

          Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

          Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective European Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the respective European Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

          Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

          (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

          A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code
Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

          Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          The term "U.S. Person" means

          (1)  a citizen or resident of the United States,

          (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

          (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

          (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

          This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                            ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES

                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

                                    DEPOSITOR

                                   ----------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

     Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

     --   ownership interests in certain assets in a trust fund or

     --   debt obligations secured by certain assets in a trust fund.

     -- Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

     As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

     -- one or more segregated pools of various types of mortgage loans (or participation interests in mortgage loans) and/or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

     -- manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

     -- home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

     -- mortgage pass-through certificates or mortgage-backed securities evidencing d thereby or certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

     No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

     Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                               MERRILL LYNCH & CO.

                                   ----------

                  The date of this Prospectus is June 18, 2004.

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

-- this prospectus, which provides general information, some of which may not apply to a particular series; and

-- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series. If the prospectus supplement contains information about a particular series that differs from the information contained in this prospectus, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Each prospectus supplement generally will include the following information with respect to the related series of securities:

     -- the principal amount, interest rate and authorized denominations of each class of securities;

     -- information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

     -- information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

     -- the terms of any credit enhancement with respect to particular classes of the securities;

     -- information concerning other trust fund assets, including any reserve fund;

     --   the final scheduled distribution date for each class of securities;

     -- the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

     -- information about any REMIC or FASIT tax elections for some or all of the trust fund assets; and

     --   particulars of the plan of distribution for the securities.

     If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310,
Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 121 of this prospectus.

                                TABLE OF CONTENTS

                                   PROSPECTUS

Risk Factors..............................................................     1
Description of the Trust Funds............................................     7
   Assets.................................................................     7
   Mortgage Loans.........................................................     7
   Loan-to-Value Ratio....................................................     8
   Mortgage Loan Information in Prospectus Supplements....................     8
   MBS....................................................................    10
   Government Securities..................................................    12
   Pre-Funding Account....................................................    12
   Accounts...............................................................    12
   Credit Support.........................................................    12
   Cash Flow Agreements...................................................    13
Use of Proceeds...........................................................    13
Yield Considerations......................................................    13
   General................................................................    13
   Pass-Through Rate and Interest Rate....................................    13
   Timing of Payment of Interest..........................................    13
   Payments of Principal; Prepayments.....................................    14
   Prepayments--Maturity and Weighted Average Life........................    15
   Other Factors Affecting Weighted Average Life..........................    16
The Depositor.............................................................    17
Description of the Securities.............................................    18
   General................................................................    18
   Distributions..........................................................    19
   Available Distribution Amount..........................................    19
   Distributions of Interest on the Securities............................    20
   Distributions of Principal of the Securities...........................    21
   Components.............................................................    21
   Allocation of Losses and Shortfalls....................................    21
   Advances in Respect of Delinquencies...................................    21
   Reports to Securityholders.............................................    22
   Termination............................................................    24
   Book-Entry Registration and Definitive Securities......................    25
Recombinable Securities...................................................    28
   General................................................................    28
   Exchanges..............................................................    29
   Procedures and Exchange Proportions....................................    31
Description of the Agreements.............................................    32
   Agreements Applicable to a Series......................................    32
   Assignment of Assets; Repurchases......................................    33
   Representations and Warranties; Repurchases............................    35
   Collection Account and Related Accounts................................    36
   Collection and Other Servicing Procedures..............................    40
   Sub-Servicers..........................................................    40
   Realization upon Defaulted Whole Loans.................................    41
   Primary Mortgage Insurance Policies....................................    42
   Hazard Insurance Policies..............................................    43
   Fidelity Bonds and Errors and Omissions Insurance......................    44
   Due-on-Sale Provisions.................................................    44
   Retained Interest; Servicing Compensation and Payment of Expenses......    45
   Evidence as to Compliance..............................................    45
   Certain Matters Regarding a Master Servicer and the Depositor..........    46
   Events of Default under the Agreement..................................    47
   Rights upon Event of Default under the Agreement.......................    48
   Amendment..............................................................    48
   The Trustee............................................................    49
   Duties of the Trustee..................................................    49
   Certain Matters Regarding the Trustee..................................    50
   Resignation and Removal of the Trustee.................................    50
   Certain Terms of the Indenture.........................................    51
Description of Credit Support.............................................    53
   General................................................................    53
   Subordinate Securities.................................................    54
   Cross-Support Provisions...............................................    54
   Insurance or Guarantees................................................    54

   Letter of Credit.......................................................    54
   Insurance Policies and Surety Bonds....................................    54
   Reserve Funds..........................................................    55
   Credit Support with Respect to MBS.....................................    55
Certain Legal Aspects of Mortgage Loans...................................    55
   General................................................................    55
   Types of Mortgage Instruments..........................................    56
   Interest in Real Property..............................................    56
   Cooperative Loans......................................................    56
   Foreclosure............................................................    57
   Junior Mortgages.......................................................    61
   Anti-Deficiency Legislation and Other Limitations on Lenders...........    61
   Environmental Legislation..............................................    62
   Due-on-Sale Clauses....................................................    63
   Subordinate Financing..................................................    63
   Applicability of Usury Laws............................................    63
   Alternative Mortgage Instruments.......................................    64
   Servicemembers Civil Relief Act........................................    65
   Forfeitures in Drug and RICO Proceedings...............................    65
   The Contracts..........................................................    65
Material Federal Income Tax Consequences..................................    68
   General................................................................    69
   Grantor Trust Funds....................................................    69
   New Withholding Regulations............................................    77
   REMICs.................................................................    77
   Tax-Related Restrictions on Transfers of REMIC Residual Certificates...    93
   Tax Characterization of a Trust Fund as a Partnership..................    96
   Tax Treatment of Certificates as Debt for Tax Purposes.................   102
   FASIT Securities.......................................................   105
Taxation of Classes of Recombinable Securities............................   108
   General................................................................   108
   Tax Status.............................................................   109
   Tax Accounting for Recombinable Securities.............................   109
   Exchanges of Recombinable Securities...................................   110
   Tax Treatment of Foreign Investors.....................................   110
   Backup Withholding.....................................................   110
   Reporting and Administrative Matters...................................   111
State Tax Considerations..................................................   111
ERISA Considerations......................................................   111
   General................................................................   111
   Prohibited Transactions................................................   111
   Availability of Underwriter's Exemption for Certificates...............   112
   Review by Plan Fiduciaries.............................................   117
Legal Investment..........................................................   118
Plan of Distribution......................................................   120
Legal Matters.............................................................   121
Financial Information.....................................................   121
Incorporation of Certain Information by Reference.........................   121
Ratings...................................................................   122
Index of Defined Terms....................................................   123

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

-- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

-- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

-- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

-- Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

-- Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer or any of their affiliates.

-- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

-- Unless otherwise specified in the related prospectus supplement, a series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

-- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securi-ties in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

-- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

-- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

-- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

-- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

-- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

-- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

-- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

-- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

-- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

-- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

-- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

-- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

-- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

-- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

-- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

-- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

-- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

-- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

-- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

-- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

-- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

-- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

     Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

     (i) one-to five-family mortgage loans or participation interests in mortgage loans (or certain balances thereof) (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts,

     (ii) pass-through certificates or other mortgage-backed securities (such as debt obligations or participation interests or certificates) evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS") or

     (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

          (a)  interest-bearing securities,

          (b)  non-interest-bearing securities,

          (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

          (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

     As used herein, "Mortgage Loans" refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as "Underlying Mortgage Loans." Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

     Unless otherwise specified in the related Prospectus Supplement, the Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

General

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will be secured by:

     (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

     (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

     Mortgaged Properties will be located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

     Participation interests in a Mortgage Loan or a loan pool will be purchased by the Depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the Depositor under the Participation Agreement will be evidenced by a participation certificate (a "Participation Certificate"). The trustee will be the holder of a Participation Certificate. Unless otherwise specified in the related Prospectus Supplement, the trustee will not be in possession of or be assignee of record with respect to the Mortgage Loans represented by any Participation Certificate.

LOAN-TO-VALUE RATIO

     The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

     (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

     (b)  the sales price for such property.

"Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including:

     (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

     (ii) the type of property securing the Mortgage Loans,

    (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

     (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

     (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

    (vii) the state or states in which most of the Mortgaged Properties are located,

   (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

     (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

     (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

     The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

     If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

     The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

     The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     If specified in the related Prospectus Supplement, principal collections received on the Mortgage Loans may be applied to purchase additional Mortgage Loans which will become part of the Trust Fund for a series. Such additions may be made to the extent that such additions could be made in connection with a Trust Fund with respect to which a REMIC election has been made. The related Prospectus Supplement will set forth the characteristics that such additional Mortgage Loans will be required to meet. Such characteristics will be specified in terms of the categories described in the second preceding paragraph.

Payment provisions of the mortgage loans

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will:

      (i) have individual principal balances at origination of not less than $25,000,

     (ii) have original terms to maturity of not more than 40 years, and

    (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

MBS

     Any MBS will have been issued pursuant to a pooling and servicing agreement, a participation agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the
Depositor:

      (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,

     (ii) the original and remaining term to stated maturity of the MBS, if applicable,

    (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both,

     (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any,

     (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features,

     (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

    (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS,

   (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity,

     (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,

     (x)  the servicing fees payable under the MBS Agreement,

     (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph,

     (xi) the trust fund evidenced or secured by the MBS, and

   (xiii) whether Depository Trust Company or the Participants Trust Company.

Each MBS will be either:

      (i) a security exempted from the registration requirements of the Securities Act,

     (ii) a security that has been previously registered under the Securities Act or

    (iii) a security that is eligible for sale under Rule 144(k) under the Securities Act.

In the case of clause (iii), such security will be acquired in a secondary market transaction not from the issuer thereof or an affiliate of such issuer.

GOVERNMENT SECURITIES

     The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

     (ii) the original and remaining terms to stated maturity of the Government Securities,

    (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

     (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

     (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

     To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance.

ACCOUNTS

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or other type of credit support consistent with the foregoing, or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, other swaps and derivative instruments or other agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

     Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     Unless otherwise specified in the related Prospectus Supplement, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

     The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

     If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

     The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Asset

     If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

     With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

     The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-

Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

     The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

     At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                  THE DEPOSITOR

     Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

     The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

    (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

     (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

     (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

    (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

     If so specified in the related Prospectus Supplement, a Trust Fund may include additional Mortgage Loans (or certain balances thereof) that will be transferred to the Trust from time to time and/or, in the case of revolving Home Equity loans or certain balances thereof, any additional balances advanced to the borrowers under the revolving Home Equity loans during certain periods. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

     Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

DISTRIBUTIONS

     Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

          (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

          (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

          (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

    (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

     Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Securities evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related

Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Securities evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO SECURITYHOLDERS

     Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

     (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

    (iii) the amount of such distribution allocable to Prepayment Premiums;

     (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

    (vii) the number and aggregate principal balance of Whole Loans in respect of which:

          (a)  one scheduled payment is delinquent,

          (b)  two scheduled payments are delinquent,

          (c)  three or more scheduled payments are delinquent, and

          (d)  foreclosure proceedings have been commenced;

   (viii) with respect to any Whole Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

     (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period:

          (a)  the book value,

          (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

          (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

          (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xi) with respect to any such REO Property sold during the related Due
          Period:

          (a)  the aggregate amount of sale proceeds,

          (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

          (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

    (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

   (xiii) the aggregate amount of principal prepayments made during the related Due Period;

    (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

    (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

   (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

  (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xii), (xvi) and
(xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

     The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

     Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

     Unless otherwise specified in the related Prospectus Supplement, Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                             RECOMBINABLE SECURITIES

GENERAL

     If provided in the related prospectus supplement, one or more classes of offered securities will be recombinable securities. In each series that includes recombinable securities, all of the classes of recombinable securities listed on the cover page of the related prospectus supplement will be issued. Holders of one or more of the specified classes of recombinable securities will be entitled, upon notice and payment to the trustee of a fee, to exchange all or a portion of such securities for proportionate interests in one or more of the other specified classes of recombinable securities.

     The classes of recombinable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of recombinable securities will be referred to as "Combinations." The Combinations for the recombinable securities in a series, if any, will be described in the prospectus supplement for that series.

     The classes that are to be the basis for any such exchange will be deposited in a separate trust fund (the "Recombinable Securities Trust Fund") established pursuant to a trust agreement between a trustee and the depositor. The trustee of the trust fund which issues the securities described in the related prospectus supplement may also serve as the trustee of the Recombinable Securities Trust Fund. The Recombinable Securities Trust Fund initially will issue classes of recombinable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after the issuance of the recombinable securities, including immediately after such issuance, the classes of recombinable securities or any portion thereof may be exchanged for other related classes of recombinable securities that are part of the same Combination, as specified in the related prospectus supplement. Simultaneously with such exchange, the Recombinable Securities Trust Fund will cancel the relevant portion or portions of the class or classes of recombinable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related recombinable securities into which such class or classes of securities are exchangeable. Any recombinable security received in an exchange may be subject to an unlimited amount of exchanges thereafter. Each recombinable security issued by a Recombinable Securities Trust Fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

     In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of recombinable securities of that series, except where the context requires otherwise. For example, the classes of recombinable securities of a series are entitled to receive distributions of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in certain minimum denominations, may be provided with various forms of credit enhancement, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to recombinable securities as well as securities.

EXCHANGES

     The ability of a holder to exchange recombinable securities for other recombinable securities within a Combination will be subject to three constraints, as follows:

     -- The aggregate principal balance of the recombinable securities received in the exchange, immediately thereafter, must equal that of the recombinable securities surrendered for such exchange immediately prior to the exchange (for this purpose, the principal balance of any interest only class will always equal $0).

     -- The aggregate amount of annual interest (the "Annual Interest Amount") payable with respect to the recombinable securities received in the exchange must equal that of the recombinable securities surrendered for exchange.

     -- Such classes must be exchanged in the applicable proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal balance (or original notional principal balances, if applicable) of such classes.

     Within any particular series, more than one type of Combination may exist. For example, a class of recombinable securities with a certificate rate that adjusts based on an index and a class of recombinable securities with a certificate rate that adjusts inversely based on an index may be exchangeable for a class of recombinable securities with a fixed certificate rate. Under another Combination, a class of recombinable securities that is a principal only class and a class of recombinable securities that is an interest only class may be exchanged for a class of recombinable securities that is entitled to distributions of both principal and interest. Further, a class of recombinable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of recombinable securities that is entitled to principal payments from such accretions may be exchanged for a class of recombinable securities that is entitled to payments of interest continuously from the first distribution date until the principal balance thereof has been reduced to zero. Under another Combination, a class of recombinable securities that is entitled to principal payments in accordance with a schedule or a planned amortization class and a class of recombinable securities that is entitled to principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchanged for a class of recombinable securities that is entitled to principal payments continuously from the first distribution date on which it receives principal until the principal balance thereof has been reduced to zero and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

     Set forth below are additional examples that illustrate in simple mathematical terms how certain Combinations might operate. The first example illustrates a Combination of a floating rate recombinable security and an inverse floating rate recombinable security which are exchangeable for a single class of recombinable securities with a fixed interest rate:

                                                                       MAXIMUM
         ORIGINAL                                                      ORIGINAL
         PRINCIPAL                                                    PRINCIPAL    INTEREST
CLASS     AMOUNT      INTEREST RATES   MAX RATE   MIN RATE   CLASS      AMOUNT       RATES
-----   -----------   --------------   --------   --------   -----   -----------   --------
RS-1    $10,000,000   LIBOR* + 0.55%     8.50%      0.55%    RS-3    $20,000,000     4.25%
RS-2    $10,000,000    7.95% - LIBOR     7.95%      0.00%

----------
*    For purposes of this example, LIBOR shall be equal to 1.375% per annum.

     The following example illustrates a Combination in which recombinable securities of a principal only class and recombinable securities of an interest only class are exchanged for recombinable securities of a class that are entitled to distributions of principal and interest:

              ORIGINAL                                MAXIMUM ORIGINAL
 CLASS    PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-------   ----------------   --------------   -----   ----------------   --------------
RS-IO*      $10,000,000            10%        RS-3      $10,000,000            10%
             (notional)
RS-PO**     $10,000,000             0%

----------
* Class RS-IO is an interest only certificate and will receive no principal payments.

** Class RS-PO is a principal only certificate and will receive no interest payments.

     In some series, a Combination may include a number of classes of recombinable securities that may be exchanged for one another and that will enable a holder of one of the classes of recombinable securities to exchange it for another class of recombinable securities with a higher or lower certificate rate. Such a Combination would require the creation of additional classes of recombinable securities that pay down on a pro rata basis. The following table illustrates various Combinations for a single class of recombinable securities having a principal balance of $40,000,000 and a certificate rate of 8.50% per annum.

              ORIGINAL                                MAXIMUM ORIGINAL
 CLASS    PRINCIPAL AMOUNT   INTEREST RATES   CLASS   PRINCIPAL AMOUNT   INTEREST RATES
-------   ----------------   --------------   -----   ----------------   --------------
RS-4        $40,000,000           8.50%       RS-5      $15,000,000           6.50%
RS-6        $25,000,000           9.00%
RS-7*       $ 2,187,500           8.00%
             (notional)

RS-4        $40,000,000           8.50%       RS-8      $23,000,000           9.50%
RS-9        $12,500,000           9.72%
RS-10**     $ 4,500,000           0.00%

----------
* Class RS-7 is an interest only certificate and will receive no principal payments.

** Class RS-10 is a principal only certificate and will receive no interest payments.

     The foregoing table shows the maximum amount of each other class of recombinable securities that can be created from the related Class RS-4 recombinable security. Such Combinations could not exist concurrently in their maximum amounts, as any Combination is limited to the amount of principal and interest distributable on the related recombinable security to be exchanged. One method of calculating the maximum amount that can be created in a specific Combination is to determine the Annual Interest Amount applicable to the recombinable security to be exchanged, and divide such interest amount by the coupon of the desired recombinable security. The resulting principal balance can in no case be greater than the principal balance of recombinable securities to be exchanged. Using the first Combination in the foregoing table, if the holder of the Class RS-4 recombinable security desires to create the Class RS-5 and Class RS-6 recombinable securities, the holder would also have to create an interest only recombinable security, Class RS-7. Since the Annual Interest Amount of the Class RS-4 recombinable security is equal to $3,400,000 and the Annual Interest Amount for the Class RS-5 recombinable security and the Class RS-6 recombinable security is equal to $975,000 and $2,250,000, respectively, the holder of the Class RS-4 recombinable security would have to create the Class RS-7 interest only certificate to receive the remaining $175,000 of interest. The notional amount of the Class RS-7 recombinable securities would be calculated by dividing the Annual Interest Amount ($175,000) by the certificate rate applicable thereto (8.00%) to determine the notional amount ($2,187,500).

     Similarly, if the holder of the Class RS-4 recombinable security desires to create the Class RS-8 and Class RS-9 recombinable securities, the holder of the Class RS-4 recombinable security would have to create a principal only recombinable security, Class RS-10, in order to ensure that the principal amount of the Class RS-4 recombinable security ($40,000,000) was maintained after the exchange and that the Annual Interest Amount applicable to the Class RS-4 recombinable security ($3,400,000) was completely utilized. The sum of the principal amount of the Class RS-8 recombinable security ($23,500,000) and the principal amount of the Class RS-9 recombinable security ($12,500,000) is equal to $35,500,000. The sum of the Annual Interest Amount applicable to the Class RS-8 recombinable security ($2,185,000) and the Annual Interest Amount applicable to the Class RS-9 recombinable security ($1,215,000) is equal to $3,400,000. Since the total amount of Annual Interest applicable to the Class RS-4 recombinable security has been utilized, the Class RS-10 recombinable security would not be entitled to interest, but would be required to have a principal balance of $4,500,000.

     The foregoing examples highlight various Combinations of recombinable securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which are entitled to distributions of principal and interest). In certain series, a securityholder may also be able to exchange its recombinable securities for other recombinable securities that have different principal payment characteristics. For example, an exchange of two or more classes of recombinable securities for a single class of recombinable securities may result in a recombinable security with the aggregate principal payment characteristics of the classes of recombinable securities for which it was exchanged. In addition, in certain series, recombinable securities may be exchangeable for other recombinable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

     At any given time, a number of factors will limit a securityholder's ability to exchange recombinable securities for other recombinable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of recombinable securities. The securityholder of a class of recombinable securities may be unable or unwilling to sell such securities or the sale of such recombinable securities may be subject to certain transfer restrictions imposed by the structure of the transaction or applicable law, such as the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). In addition, the amount and timing of principal payments to the securityholders will, over time, diminish the amounts available for a desired exchange.

PROCEDURES AND EXCHANGE PROPORTIONS

     To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional principal) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

     An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of recombinable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

     Where exchange proportions are shown in the related prospectus supplement for classes of recombinable securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor (as defined below) and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding recombinable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

     The first payment on a recombinable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

     REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. Unless otherwise described in the related Prospectus Supplement, the Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

     Certificates That Are Partnership Interests for Tax Purposes and Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

     A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

     Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

     General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

     The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310.
Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     Notwithstanding the preceding two paragraphs, unless otherwise specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will not be recorded, unless otherwise provided in the related Prospectus Supplement.

     With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

     (ii) the existence of title insurance insuring the lien priority of the Whole Loan;

    (iii) the authority of the Warranting Party to sell the Whole Loan;

     (iv) the payment status of the Whole Loan;

      (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

     (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of


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

Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

     Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

     (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

     The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an


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

institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

     (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

    (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

    (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

   (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

     (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Assets;


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

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

     (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

    (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

     A Master Servicer or the Trustee may, from time to time, unless otherwise specified in the related Prospectus Supplement or the related Agreement, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i) to make distributions to the Securityholders on each Distribution
          Date;

     (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

    (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (iv) to reimburse a Master Servicer for any advances described in clause
          (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

     (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

    (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;


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

   (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

     (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

     (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

    (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

   (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

    (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

     (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

    (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

   (xvii) to make any other withdrawals permitted by the related Agreement;
          and

  (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.


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

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

     (ii) applicable law and

    (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or, in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer


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

may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED WHOLE LOANS

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

     If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery


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

of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

     The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Whole Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Whole Loan and reimbursement of certain expenses, less:

     -- all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;


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

     -- hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Whole Loan;

     -- amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

     --   claim payments previously made by the insurer; and

     --   unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

     -- fraud or negligence in origination or servicing of the Whole Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Whole Loan;

     -- failure to construct the property subject to the Whole Loan in accordance with specified plans;

     --   physical damage to the property; and

     -- the related Master Servicer not being approved as a Master Servicer by the insurer.

     Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Whole Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Whole Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail,


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

and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

     The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the


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

Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

     The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC") or such other audit or attestation program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other audit or attestation program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for FHLMC or such other audit or attestation program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans.

     Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

     (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

    (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

     (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

     In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

     Unless otherwise provided in the related Prospectus Supplement, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

     (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

    (iii) any breach of a representation or warranty made by the Master
          Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

     (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

     The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related Prospectus Supplement, the holders of Securities representing at least 66% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

     (i)  to cure any ambiguity or correct any mistake,


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

     (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

    (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

     (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

     (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

     However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

     The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.


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

CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

     (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

    (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

     (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.


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

CERTAIN TERMS OF THE INDENTURE

     Events of Default. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each series of Notes include:

      (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

     (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

    (iii) any representation or warranty made by the Depositor or the Trust
          Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

     (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

     If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

     (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

     (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

     (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.


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

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

     Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

     Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such


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

Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

     The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

     The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Securities the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

     (a)  the nature and amount of coverage under such Credit Support,

     (b)  any conditions to payment thereunder not otherwise described herein,

     (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

     (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

            (i) a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

          (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and


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

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

     If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

     If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.


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

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to


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as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a


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

lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.


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

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other


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states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the


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redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.


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     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising


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any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of


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the property may be liable for the costs of cleaning up a contaminated site.
Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

     Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential


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first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.


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SERVICEMEMBERS CIVIL RELIEF ACT

     The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

     General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or


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rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

     Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

     Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other


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parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

     Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

     Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and


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enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

     The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.


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GENERAL

     The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Code. The Prospectus Supplement for each Series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

     If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP or Thacher Proffitt & Wood will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

     1. Single Class of Grantor Trust Certificates

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.


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

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP or Thacher Proffitt & Wood will have advised the Depositor that:

     (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

     (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

     (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

     (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made.


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

Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time


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

of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

     (i)  the total remaining market discount and

     (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

     For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

     (i)  the total remaining market discount and

     (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

     For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     2.   Multiple Classes of Grantor Trust Certificates

     a.   Stripped Bonds and Stripped Coupons


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     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either:

     (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or

     (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets.

     Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.


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

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

     b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

     The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all


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payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

     (i)  adding

          (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

          (b) any payments included in the state redemption price at maturity received during such accrual period, and

     (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

     The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Assets


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acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other OID on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

     c. Grantor Trust Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

     3. Sale or Exchange of a Grantor Trust Certificate

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

     Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

     Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

     4. Non-U.S. Persons

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement,


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signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

     5. Information Reporting and Backup Withholding

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

     On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP or Thacher Proffitt & Wood will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will


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constitute assets described in Code Section 7701(a)(19)(C); (ii) such
Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

     A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Dechert LLP or Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

     1. Taxation of Owners of REMIC Regular Certificates

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with


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OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.


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     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates-- Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be


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made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

      (i) adding

          (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

          (b) any payments included in the stated redemption price at maturity received during such accrual period, and

     (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

     (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

     (i)  such interest is unconditionally payable at least annually,


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     (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

    (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

     (ii) the price for such REMIC Regular Certificate paid by the purchaser.

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular


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Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i) the total remaining market discount and

     (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

     (a)  the total remaining market discount and

     (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular


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Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates-- Treatment of Realized Losses" below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to


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reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

     The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any


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

loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.


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

     New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     2. Taxation of Owners of REMIC Residual Certificates

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-


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Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     (ii) all bad loans will be deductible as business bad debts, and

    (iii) the income will apply.

     The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual


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Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

     IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;
(ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An


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exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

     Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently proposed regulations would require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The proposed regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the proposed regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The proposed regulations also provide that such a fee shall be treated as income from sources within the United States. The regulations are proposed to become effective for taxable years ending on or after the date the regulations are adopted as final regulations. It is not known whether the proposed regulations will become adopted as final regulations or, if they are adopted as final regulations, whether they will be adopted in their current form. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the


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REMIC Residual Certificateholder's adjusted basis in such REMIC Residual
Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

     3. Prohibited Transactions Tax and Other Taxes

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or


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(ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

     4. Liquidation and Termination

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

     5. Administrative Matters

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     6. Tax-Exempt Investors

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

     7. Residual Certificate Payments--Non-U.S. Persons

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See


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"--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.
If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone Cooperative.

     A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of


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regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

     The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

     -- the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

     -- the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

     -- the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

     the transfer must satisfy either the "asset test" or the "formula test".

     A transfer satisfies the "asset test" if the following three conditions are satisfied:

     for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding


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fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

     the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

     a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

     A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

     the present value of any consideration given to the transferee to acquire the interest;

     the present value of the expected future distributions on the interest; and

     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

     All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and (iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts


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will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

     Dechert LLP or Thacher Proffitt & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

     1. Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory


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redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code Section
1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

     The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.


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     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

     2. Tax Consequences to Holders of the Certificates

     Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage


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Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

     If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.


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     Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report


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each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not


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

engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

     1. Characterization of the Certificates as Indebtedness

     If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP or Thacher Proffitt & Wood, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

     The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.


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     2. Taxation of Interest Income of Certificate Owners

     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

     3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

     Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

     4. Possible Classification as a Taxable Mortgage Pool

     In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and
(iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     In the case of a Trust Fund containing Mortgage Assets, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its


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opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

     5. Foreign Investors

     In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

     If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

     6. Backup Withholding

     Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.


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     7. New Withholding Regulations

     On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

     General. The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussions contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT regular securities ("FASIT Regular Securities"), which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities ("FASIT Ownership Securities"), which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as FASIT Regular Securities, and which, if any, will be designated as FASIT Ownership Securities.

     Qualification as a FASIT. The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interest in the FASIT are met on a continuing basis, and
(iii) the Trust Fund is not a regulated investment company as defined in Code
Section 851(a).

     Asset Composition. In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

      (i) cash or cash equivalents,

     (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate),

    (iii) foreclosure property,

     (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

      (v) contract rights to acquire assets described in clause (ii) or clause
          (iv) above,

     (vi) FASIT regular interests, and

    (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.


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    Interests in a FASIT. In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic corporation.

    A FASIT interest generally qualifies as a regular interest if:

      (i) it is designated as a regular interest,

     (ii) it has a stated maturity no greater than thirty years,

    (iii) it entitles its holder to a specified principal amount,

     (iv) the issue price of the interest does not exceed 125% of its stated principal amount,

      (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

     (vi) if it pays interest, such interest is payable at either

          (a) fixed rate with respect to the principal amount of the regular interest or

          (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interest (i.e., certain qualified floating rates and weighted average rates). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regulation Certificate."

     If a FASIT Regular Security fails to meet one or more of the requirements set out in clauses (iii), (iv) or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Regular Security fails to meet the requirements of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the FASIT Regular Security, the FASIT Regular Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Material Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities-- Treatment of High-Yield Interests."

     Consequences of Disqualification. If a Series of FASIT Securities fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxed as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Under proposed regulations under the FASIT provisions of the Code, if a FASIT fails to continue to qualify as a FASIT, (i) its subsequent characterization for federal income tax purposes will be determined under general federal income tax principles, (ii) the holders of the FASIT Ownership Securities will be treated as exchanging the assets of the FASIT for an amount equal to their value and will be subject to tax on all gain realized, on an asset-by-asset basis, on such exchange, (iii) the holders of the FASIT Ownership Securities must recognize cancellation of indebtedness income to the extent that the adjusted issue price of the FASIT Regular Securities immediately before the termination exceeds the fair market value of those interests immediately before the termination, (iv) any continuing interest of the holders of the FASIT Ownership Securities in the Trust Fund following cessation will be characterized under general federal income tax principles and (v) holders of FASIT Regular Securities will be treated as exchanging their FASIT Regular Securities for interests in the underlying economic arrangement and will recognize gain on such exchange if their interest in the underlying economic arrangement is not classified


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as debt or is treated as debt that differs materially in kind or extent from their FASIT Regular Securities. There can be no assurance regarding whether the proposed regulations will be finalized and the specific provisions that may be included in the regulations when they are finalized.

     Tax Treatment of FASIT Regular Securities. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" "--Original Issue Discount and Premium" and "--Market Discount" and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Sale, Exchange or Redemption." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies of the underlying Assets, the holder of such FASIT Regular Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates", "--Effects of Default and Delinquencies" and "--Treatment of Realized Losses."

     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on such Securities will be considered interest described in Code Section 856(c)(3)(B) to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Material Federal Income Tax Consequences--REMICs." In addition, FASIT Regular Securities held by a financial institution to which Code Section 585 applies will be treated as evidences of indebtedness for purposes of Code Section 582(c)(1). FASIT Securities will not qualify as "Government Securities" for either REIT or RIC qualification purposes.

     Treatment of High-Yield Interests. High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Regular Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular


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Federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     Tax Treatment of FASIT Ownership Securities. A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities and items of income, gain, deduction, loss and credit of the FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income of the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Ownership Securities as are the holders of High-Yield Interests. See "Material Federal Income Tax Consequences--FASIT Securities--Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such FASIT Ownership Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code Section 475 by such holder, then Code Section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be a greater of the security's value under present law or the security's value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually. The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets, (iii) the receipt of any income derived from any loan originated by a FASIT, and (iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Backup Withholding, Reporting and Tax Administration. Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates-- Information Reporting and Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

     The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities


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will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

     The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

     A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

     The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

     A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

     If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue


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discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

     A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code
Section 1274(d).

     If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

     Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

     An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

     A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

     A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."


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

REPORTING AND ADMINISTRATIVE MATTERS

     Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code
Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

     ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

     The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties


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of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

     An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular Series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

     Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

     Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in


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connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

     -- The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     -- The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

     -- The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

     -- The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

     -- The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

     -- The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

     -- The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

     -- All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

     -- The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

     -- Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;


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

     -- Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

     -- The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

     -- Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

     --   Certain disclosure requirements must be met.

     PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

     PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

     An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and


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

the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

     An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

     A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

     In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement:
(a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

     "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

     An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be


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

unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

     In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

     Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.


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

     PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

     Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

     Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before


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

purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

     Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

     Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities"


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

(12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

     The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

     The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."


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

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

     The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

     This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

     The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

     As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the


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

Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York or Thacher Proffitt & Wood, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary, telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

     Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.


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                                     RATINGS

     It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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

                             INDEX OF DEFINED TERMS

1986 Act .................................................................    74
Accrual Securities .......................................................    18
Accrued Security Interest ................................................    20
Agreement ................................................................    32
Allowable Interest Rate ..................................................   114
Allowable Notional Amount ................................................   114
Amortizable Bond Premium Regulations .....................................    71
Annual Interest Amount ...................................................    29
Applicable Amount ........................................................    89
ARM Loans ................................................................     9
Assets ...................................................................     7
Asset Seller .............................................................     7
Available Distribution Amount ............................................    19
Average Interest Rate ....................................................   113
Book-Entry Securities ....................................................    18
Buydown Mortgage Loans ...................................................    16
Buydown Period ...........................................................    16
Cash Flow Agreement ......................................................    13
Cede .....................................................................    25
CEDEL ....................................................................    26
CEDEL Participants .......................................................    26
Certificates .............................................................    18
Class Factor .............................................................    32
Closing Date .............................................................    79
Code .....................................................................    68
Collection Account .......................................................    36
Combinations .............................................................    28
Cooperative Loans ........................................................    56
Cooperatives .............................................................     8
Contributions Tax ........................................................    91
Covered Trust ............................................................    53
CPR ......................................................................    15
Credit Support ...........................................................    12
Deferred Interest ........................................................    76
Definitive Securities ....................................................    18
Depositaries .............................................................    27
Depositor ................................................................     7
Designated Transactions ..................................................   113
Determination Date .......................................................    19
DTC ......................................................................    25
Due Period ...............................................................    19
Eligible C Corporation ...................................................    95
Eligible Corporations ....................................................   106
ERISA ....................................................................    31
Euroclear ................................................................    26
Euroclear Cooperative ....................................................    26
Euroclear Operator .......................................................    26
Euroclear Participants ...................................................    26
Exemption ................................................................   112
Exchanged Class ..........................................................   110
EYS Agreement ............................................................   115
FASIT Qualification Test .................................................   105
FASIT Regular Securities .................................................   105
FASIT Ownership Securities ...............................................   105
FDIC .....................................................................    36
FHLMC ....................................................................    45
Government Securities ....................................................     7
Home Equity Loans ........................................................     9
Home Improvement Contracts ...............................................     9
Indenture ................................................................    18
Indenture Trustee ........................................................    33
Indirect Participants ....................................................    25
Insurance Proceeds .......................................................    37
Investor Based Exemptions ................................................   117
IO .......................................................................   105
L/C Bank .................................................................    54
Labor ....................................................................   111
Legislative History ......................................................    75
Leveraged ................................................................   115
Liquidation Proceeds .....................................................    37
Loan-to-Value Ratio ......................................................     8
Manufactured Housing Contracts ...........................................     9
Master REMIC .............................................................    78
MBS ......................................................................     7
MBS Agreement ............................................................    10
MBS Issuer ...............................................................    10
MBS Servicer .............................................................    10
MBS Trustee ..............................................................    10
Merrill Lynch ............................................................   120
Model Law ................................................................   119
Mortgage Assets ..........................................................     7
Mortgage Loan Group ......................................................    18
Mortgage Loans ...........................................................     7
Mortgage Notes ...........................................................     8
Mortgage Rate ............................................................    10
Mortgages ................................................................     8
NCUA .....................................................................   118
New Regulations ..........................................................    77
Nonrecoverable Advance ...................................................    22
OID ......................................................................    69
OID Regulations ..........................................................    71
Originator ...............................................................     8
OTS ......................................................................   119
Participation Agreement ..................................................     8
Participation Certificate ................................................     8
Participants .............................................................    25
Parties In Interest ......................................................   111
Pass-Through Rate ........................................................    20
Payment Lag Certificates .................................................    85
Permitted Investments ....................................................    36
Plan Asset Regulations ...................................................   111
Plans ....................................................................   111
Policy Statement .........................................................   119
Pooling and Servicing Agreement ..........................................    32
Pre-Funded Amount ........................................................    12
Pre-Funding Period .......................................................   113
Prepayment Assumption ....................................................    75
Primary Mortgage Insurance Policy ........................................    42
Prohibited Transactions Tax ..............................................    91
Purchase Price ...........................................................    35
PTCE .....................................................................   115
PTE ......................................................................   112
Rating Agency ............................................................   113
Received Class ...........................................................   110
Recombinable Securities Trust Fund .......................................    28
Record Date ..............................................................    19
Refinance Loans ..........................................................     8
Related Proceeds .........................................................    22
Relief Act ...............................................................    65
REMIC Certificates .......................................................    77
REMIC Regular Certificateholders .........................................    79
REMIC Regular Certificates ...............................................    77


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

REMIC Regulations ........................................................    68
REMIC Residual Certificateholder .........................................    86
REMIC Residual Certificates ..............................................    77
Retained Interest ........................................................    45
RS Pool ..................................................................   108
Security .................................................................    33
Security Balance .........................................................    21
Security Owners ..........................................................    25
Senior Securities ........................................................    18
Servicing Agreement ......................................................    32
Servicing Standard .......................................................    40
Short-Term Note ..........................................................    97
Similar Law ..............................................................   111
Single Family Mortgage Loan ..............................................     7
Single Family Property ...................................................     7
SMMEA ....................................................................   118
SMMEA Securities .........................................................   118
SPA ......................................................................    15
Strip ....................................................................   109
Stripped ARM Obligations .................................................    76
Stripped Bond Certificates ...............................................    73
Stripped Coupon Certificates .............................................    73
Stripped Interest Securities .............................................    18
Stripped Principal Securities ............................................    18
Subordinate Securities ...................................................    18
Subsequent Assets ........................................................    12
Sub-Servicer .............................................................    40
Sub-Servicing Agreement ..................................................    40
Subsidiary REMIC .........................................................    78
Super-Premium Certificates ...............................................    80
Swap .....................................................................   114
Swap Agreement ...........................................................   114
Tax Counsel ..............................................................   102
Terms and Conditions .....................................................    26
Title V ..................................................................    63
Title VIII ...............................................................    64
Trust Agreement ..........................................................    32
U.S. Person ..............................................................    68
UCC ......................................................................    25
Underlying MBS ...........................................................     7
Underlying Mortgage Loans ................................................     7
Value ....................................................................     8
Voting Rights ............................................................    48
Warranting Party .........................................................    35
Whole Loans ..............................................................     7

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                           $874,308,000 (APPROXIMATE)

                    [FIELDSTONE INVESTMENT CORPORATION LOGO]

              FIELDSTONE MORTGAGE INVESTMENT TRUST, SERIES 2004-4
                             MORTGAGE BACKED NOTES

                       FIELDSTONE INVESTMENT CORPORATION
                                     SELLER

                             WELLS FARGO BANK, N.A.
                                MASTER SERVICER

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR



                               ------------------
                              PROSPECTUS SUPPLEMENT
                               ------------------



                              MERRILL LYNCH & CO.
                           CREDIT SUISSE FIRST BOSTON
                                LEHMAN BROTHERS
                            FRIEDMAN BILLINGS RAMSEY




      You should rely on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

      We are not offering these notes in any state where the offer is not permitted.

      We represent the accuracy of the information in this prospectus supplement and the prospectus only as of the dates stated on their respective covers.

      Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of these notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these notes will deliver a prospectus supplement and prospectus until December 26, 2004.

                               SEPTEMBER 27, 2004

===============================================================================